EXHIBIT 10.1

                                  $225,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of September 26, 2003

                                      among

                           ARKANSAS BEST CORPORATION,
                               ABF AVIATION, LLC,
                               ABF CARTAGE, INC.,
                                ABF FARMS, INC.,
                            ABF FREIGHT SYSTEM, INC.,
                     AGRICULTURAL EXPRESS OF AMERICA, INC.,
                            CLIPPER EXXPRESS COMPANY,
                      ARKANSAS BEST AIRPLANE LEASING, INC.,
                       TREAD-ARK INVESTMENT CORPORATION.,
                               DATA-TRONICS CORP.,
                             FLEETNET AMERICA, LLC,
                             TRANSPORT REALTY, INC.,
                             TREAD-ARK CORPORATION,
                          collectively, the Borrowers,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                   as Administrative Agent and Lead Arranger,

                                       and

                      FLEET NATIONAL BANK and SUNTRUST BANK
                            as Co-Syndication Agents,

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                       and

                       THE BANK OF TOKYO-MITSUBISHI, LTD.

                           as Co-Documentation Agents,

                                       and

                             THE BANKS NAMED HEREIN

                                 as the Lenders

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.1    Certain Defined Terms...........................................   1
Section 1.2    Computation of Time Periods.....................................  21
Section 1.3    Accounting Terms; Changes in GAAP...............................  22
Section 1.4    Types of Advances...............................................  22
Section 1.5    Miscellaneous...................................................  23
Section 1.6    References to Agreements........................................  23

                                   ARTICLE II

                     THE ADVANCES AND THE LETTERS OF CREDIT

Section 2.1    The Advances....................................................  23
Section 2.2    Method of Borrowing.............................................  24
Section 2.3    Fees............................................................  28
Section 2.4    Reduction of the Commitments....................................  28
Section 2.5    Repayment of Advances...........................................  29
Section 2.6    Interest........................................................  29
Section 2.7    Prepayments.....................................................  31
Section 2.8    Breakage Costs..................................................  32
Section 2.9    Increased Costs.................................................  33
Section 2.10   Payments and Computations.......................................  35
Section 2.11   Taxes...........................................................  36
Section 2.12   Illegality......................................................  38
Section 2.13   Letters of Credit...............................................  38
Section 2.14   Determination of Borrowing Base.................................  41
Section 2.15   Bank Replacement................................................  42
Section 2.16   Sharing of Payments, Etc........................................  43
Section 2.17   Increase of Commitments.........................................  44
Section 2.18   Extensions of the Maturity Date.................................  44
Section 2.19   Agreements regarding Subsidiaries...............................  45

                                   ARTICLE III

                              CONDITIONS OF LENDING

Section 3.1    Conditions Precedent to Effectiveness of this Agreement.........  46
Section 3.2    Conditions Precedent for each Borrowing or Letter of Credit.....  47

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.1    Corporate Existence; Subsidiaries...............................  48
Section 4.2    Corporate Power.................................................  48
Section 4.3    Authorization and Approvals.....................................  49
Section 4.4    Enforceable Obligations.........................................  49
Section 4.5    Financial Statements............................................  49
Section 4.6    True and Complete Disclosure....................................  49
Section 4.7    Litigation......................................................  50
Section 4.8    Use of Proceeds.................................................  50
Section 4.9    Investment Company Act..........................................  50
Section 4.10   Taxes...........................................................  50
Section 4.11   Pension Plans...................................................  51
Section 4.12   Condition of Property; Casualties...............................  51
Section 4.13   Insurance.......................................................  51
Section 4.14   No Burdensome Restrictions; No Defaults.........................  52
Section 4.15   Environmental Condition.........................................  52
Section 4.16   Permits, Licenses, Etc..........................................  53
Section 4.17   Existing Mortgage Debt..........................................  53
Section 4.18   Property and Liens..............................................  53
Section 4.19   Reportable Transaction..........................................  53

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

Section 5.1    Compliance with Laws, Etc.......................................  53
Section 5.2    Insurance.......................................................  53
Section 5.3    Preservation of Corporate Existence, Etc........................  54
Section 5.4    Payment of Taxes, Etc...........................................  54
Section 5.5    Visitation Rights...............................................  54
Section 5.6    Reporting Requirements..........................................  54
Section 5.7    Maintenance of Property.........................................  57
Section 5.8    Ownership of ABF................................................  57
Section 5.9    Further Assurances..............................................  57

                                   ARTICLE VI

                               NEGATIVE COVENANTS

Section 6.1    Liens, Etc......................................................  58
Section 6.2    Amendment of Material Documents.................................  60

Section 6.3    Agreements Restricting Distributions From Subsidiaries..........  60
Section 6.4    Merger or Consolidation; Asset Sales............................  60
Section 6.5    Restricted Payments.............................................  60
Section 6.6    Investments, Loans, Advances....................................  61
Section 6.7    Affiliate Transactions..........................................  61
Section 6.8    Maintenance of Ownership of Subsidiaries........................  62
Section 6.9    No Further Negative Pledges.....................................  62
Section 6.10   Other Businesses................................................  63
Section 6.11   Interest Coverage Ratio.........................................  63
Section 6.12   Net Worth.......................................................  63
Section 6.13   Maximum Leverage Ratio..........................................  64
Section 6.14   Capital Expenditures............................................  64
Section 6.15   Indebtedness....................................................  64
Section 6.16   Acquisition Expenditures........................................  66

                                   ARTICLE VII

                                    REMEDIES

Section 7.1    Events of Default...............................................  66
Section 7.2    Optional Acceleration of Maturity...............................  68
Section 7.3    Automatic Acceleration of Maturity..............................  69
Section 7.4    Cash Collateral Account.........................................  69
Section 7.5    Non-exclusivity of Remedies.....................................  70
Section 7.6    Right of Set-off................................................  70

                                  ARTICLE VIII

                       AGENCY AND ISSUING BANK PROVISIONS

Section 8.1    Authorization and Action........................................  70
Section 8.2    Agent's Reliance, Etc...........................................  71
Section 8.3    The Agent and Its Affiliates....................................  71
Section 8.4    Bank Credit Decision............................................  71
Section 8.5    Indemnification.................................................  71
Section 8.6    Successor Agent and Issuing Banks...............................  72
Section 8.7    Co-Syndication Agents...........................................  72
Section 8.8    Co-Documentation Agents.........................................  72

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.1    Amendments, Etc.................................................  73

Section 9.2    Notices, Etc....................................................  73
Section 9.3    No Waiver; Remedies.............................................  73
Section 9.4    Costs and Expenses..............................................  74
Section 9.5    Binding Effect..................................................  74
Section 9.6    Bank Assignments and Participations.............................  74
Section 9.7    Indemnification.................................................  77
Section 9.8    Execution in Counterparts.......................................  77
Section 9.9    Survival of Representations, Etc................................  77
Section 9.10   Severability....................................................  77
Section 9.11   Commercial Loans................................................  77
Section 9.12   Usury Not Intended..............................................  78
Section 9.13   Governing Law...................................................  78
Section 9.14   Consent to Jurisdiction.........................................  78
Section 9.15   Banks not in Control............................................  79
Section 9.16   Headings Descriptive............................................  79
Section 9.17   WAIVERS OF JURY TRIAL...........................................  79
Section 9.18   Binding Arbitration.............................................  79
Section 9.19   Confidentiality.................................................  81
Section 9.20   Joint and Several Liability.....................................  82
Section 9.21   Amendment and Restatement.......................................  82
Section 9.22   ENTIRE AGREEMENT................................................  83

EXHIBITS:
Exhibit A     -     Form of Assignment and Acceptance
Exhibit B     -     Form of Borrowing Base Certificate
Exhibit C     -     Form of Compliance Certificate
Exhibit D     -     Form of Guaranty
Exhibit E     -     Form of Increased Commitment Agreement
Exhibit F     -     Form of Notice of Borrowing
Exhibit G     -     Form of Notice of Conversion or Continuation
Exhibit H     -     Form of Revolving Note
Exhibit I     -     Form of Swingline Note
Exhibit J     -     Form of Withholding Tax Certification
Exhibit K     -     Form of Borrowers'/Guarantors' Counsel Opinion
Exhibit L     -     Form of Borrower Joinder

SCHEDULES:

Schedule 1.1(a)      -     Commitments
Schedule 1.1(b)      -     Letters of Credit Outstanding
Schedule 1.1(c)      -     Certain Subsidiaries
Schedule 4.1         -     Subsidiaries
Schedule 4.7         -     Litigation
Schedule 4.10(a)     -     Tax Disclosure
Schedule 4.10(b)     -     Tax Returns; Waivers of Statute of Limitations
Schedule 4.13        -     Insurance Disclosure
Schedule 6.1         -     Existing Liens and Secured Indebtedness
Schedule 6.7         -     Certain Intercompany Arrangements
Schedule 6.9         -     Certain Negative Pledges
Schedule 6.15        -     Outstanding Indebtedness
Schedule 9.2         -     Notice Information for Banks

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Credit Agreement, dated as of September 26, 2003, is among ARKANSAS BEST CORPORATION, a Delaware corporation (the "Company"), ABF AVIATION, LLC, an Arkansas limited liability company ("ABF Aviation"), ABF CARTAGE, INC., a Delaware corporation ("ABF Cartage"), ABF FARMS, INC., an Arkansas corporation ("ABF Farms"), ABF FREIGHT SYSTEM, INC., a Delaware corporation ("ABF Freight"), AGRICULTURAL EXPRESS OF AMERICA, INC., a Delaware corporation ("Agricultural"), CLIPPER EXXPRESS COMPANY, a Delaware corporation ("Clipper Exxpress"), ARKANSAS BEST AIRPLANE LEASING, INC., an Arkansas corporation ("Airplane"), TREAD-ARK INVESTMENT CORPORATION, a Nevada corporation ("Tread-Ark"), DATA-TRONICS CORP., an Arkansas corporation ("Data"), FLEETNET AMERICA, LLC, a Delaware limited liability company ("Fleetnet"), TRANSPORT REALTY, INC., an Arkansas corporation ("Transport"), and TREAD-ARK CORPORATION, a Delaware corporation ("Tread") (Company, ABF Aviation, ABF Cartage, ABF Farms, ABF Freight, Agricultural, Clipper Exxpress, Airplane, Tread-Ark, Data, Fleetnet, Transport, and Tread are each, individually, a "Borrower", and, collectively, the "Borrowers"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as lead arranger and agent (the "Agent"), FLEET NATIONAL BANK as a co-syndication agent and SUNTRUST BANK, as a co-syndication agent (collectively, the "Co-Syndication Agents"), WACHOVIA BANK, NATIONAL ASSOCIATION, as a co-documentation agent and THE BANK OF TOKYO-MITSUBISHI, LTD., as a co-documentation agent (collectively, the "Co-Documentation Agents"), and the BANKS (as defined hereinbelow).

         A. Certain of the Banks, the Company, the Agent, the Co-Syndication Agents and the Documentation Agent are parties to that certain Credit Agreement, dated as of May 15, 2002 (the "Existing Credit Agreement").

         B. The parties hereto now desire to fully amend and restate the Existing Credit Agreement to modify certain terms and provisions thereof, all as more particularly set forth herein.

         NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement is fully amended and restated as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accession Agreement" means an Accession Agreement in the form attached to the Guaranty as Annex 2 thereto, which agreement causes the Person executing and delivering the same to the Agent to become a party to the Guaranty.

                  "Acquisition Expenditures" means, for any period, the aggregate of all expenditures and costs of the Company or any of its Subsidiaries paid in cash, debt securities, Property (other than common stock of the Company), or the assumption of Indebtedness during such period for (a) the purchase or acquisition of assets of a business of another Person other than the Company or any of its Subsidiaries or (b) the acquisition of stock, partnership, joint venture interests or other equity interests in any Person other than the Company or any of its Subsidiaries.

                  "Additional Permitted Indebtedness" has the meaning set forth in Section 6.15(d).

                  "Adjusted EBITDA" means EBITDA as adjusted, when applicable, to include (a) the historical financial results for the Calculation Period of a Subsidiary or a business acquired by the Company or any of its Subsidiaries pursuant to an acquisition consummated during the Calculation Period, in each case if, but only if, such Subsidiary or business acquired continues to be owned by the Company or its Subsidiaries as of the Calculation Day, and (b) any applicable adjustments pursuant to Article 11, Regulation S-X promulgated by the Securities and Exchange Commission.

                  "Adjustment Event" has the meaning set forth in Section
         2.14(b).

                  "Advance" means either a Revolving Advance or a Swingline Advance, any such Revolving Advance being either a Base Rate Advance or a Eurodollar Rate Advance.

                  "Affected Bank" has the meaning set forth in Section 2.15(a).

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise.

                  "Agent" has the meaning set forth in the first paragraph above, and shall include any successor administrative agent appointed pursuant to Section 8.6.

                  "Agent's Fee Letter" means the letter agreement dated as of August 21, 2003 between the Company and Wells Fargo.

                  "Agreement" means this Amended and Restated Credit Agreement, as it may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time in accordance with its terms (including, without limitation, as it may be supplemented by any Increase Commitment Agreement).

                  "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

\
                  "Applicable Margin" means, subject to the terms and provisions of this definition, at any time with respect to any Revolving Advances, facility fees or letter of credit fees hereunder, the following percentages determined as a function of the ratings by the Selected Rating Agencies, applicable on such date, of the Company's Senior Debt as set forth below:

                        Senior Debt Rating
Tier       -------------------------------------------    Eurodollar Rate    Base Rate    Facility    Letter of
Level           S&P          Moody's          Fitch          Advances         Advances      Fees     Credit Fees
-----           ---          -------          -----          --------         --------      ----     -----------
   I       A- or higher    A3 or higher   A- or higher        0.325%           0.000%      0.175%       0.325%
  II           BBB+            Baa1           BBB+            0.650%           0.000%      0.200%       0.650%
 III            BBB            Baa2            BBB            0.775%           0.000%      0.225%       0.775%
  IV           BBB-            Baa3           BBB-            0.900%           0.000%      0.250%       0.900%
   V            BB+            Ba1             BB+            1.075%           0.000%      0.300%       1.075%
  VI        BB or less     Ba2 or less     BB or less         1.350%           0.000%      0.400%       1.350%

         If (with respect to the table above) the ratings of the Selected Rating Agencies fall within different Tier Levels, the Applicable Margin shall be based on the numerically lower of the two Tier Levels (where Tier I is the numerically lowest such Tier and Tier VI is the numerically highest such Tier) unless the numerically higher Tier Level is two or more Tier Levels above the numerically lower Tier Level, in which case the Tier Level which is the level above the numerically lower Tier Level will apply. If the ratings established by either of the Selected Rating Agencies for the Company's Senior Debt change (other than as a result of a change in the rating system of such Selected Rating Agency), such change shall be effective as of the date on which it is first announced by the applicable Selected Rating Agency. If the rating system of either Selected Rating Agency shall change when a rating for the Company's Senior Debt exists from both Selected Rating Agencies, then such Selected Rating Agency's, "Senior Debt Rating" as referred to in the table above shall be, if and to the extent objectively determinable, changed to the equivalent new rating with the effect that such change in the rating system shall have no effect on the Applicable Margin that would have been determined under the table above if such rating change had not occurred or, if and to the extent the same is not objectively determinable, then the Applicable Margin shall be based on the rating of the Selected Rating Agency that has not changed its rating system or, if both Selected Rating Agencies have changed their rating system, the Selected Rating Agency as to which the change is objectively determinable or, if the change is not objectively determinable as to either Selected Rating Agency, then the Applicable Margin shall be determined as provided in the last sentence of this definition. If either such Selected Rating Agency shall cease to rate corporate debt obligations of the Company, then the Applicable Margin shall be based on the rating of the Selected Rating Agency that continues to rate the corporate debt obligations of the Company. If both of the Selected Rating Agencies shall change their rating system and the effect thereof is not objectively determinable as explained above, cease rating the Company's Senior Debt or cease to be in the business of rating corporate debt obligations, then the Company and the Agent shall select a substitute nationally recognized statistical rating agency or agencies, as the case may be;

         provided, however, that if the Company and the Agent cannot mutually agree on such a substitute rating agency, then a substitute nationally recognized statistical rating agency or agencies, as the case may be, shall be selected and approved by the Company, the Agent and the Majority Banks; provided, further, however, that if the Company, the Agent and the Majority Banks cannot mutually agree on such a substitute rating agency, then the Applicable Margin shall be the rate then most recently determined in accordance with this definition.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, in substantially the form of the attached Exhibit A.

                  "Availability" means, as of any date of determination, the amount by which (a) the lesser of (i) the aggregate Commitments at such date and (ii) the Borrowing Base at such date exceeds (b) the aggregate amount of all outstanding Revolving Advances, all outstanding Swing Line Advances and Letter of Credit Exposure at such date.

                  "Banks" means each of the lenders party to this Agreement, including without limitation each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.6.

                  "Base Rate" means, on any date, the interest rate per annum equal to the greater of (a) the Federal Funds Rate in effect on such day plus one-half of one percent (0.5%) or (b) the Prime Rate in effect on such day. Any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective on the effective day of such change in the Federal Funds Rate or the Prime Rate, respectively.

                  "Base Rate Advance" means an Advance which bears interest as provided in Section 2.6(a).

                  "Borrower" and "Borrowers" have the meaning set forth in the first paragraph above, and shall include any successor(s), legal representative(s) or permitted assignee(s) thereof, and shall also include any Domestic Subsidiary of the Company who becomes a Borrower pursuant to a Borrower Joinder.

                  "Borrower Joinder" means the Borrower Joinder in substantially the form of Exhibit L, appropriately completed, by any Domestic Subsidiary that becomes a Borrower under this Agreement.

                  "Borrowing" means a Revolving Borrowing or the making of a Swingline Advance by Wells Fargo.

                  "Borrowing Base" means an amount (without duplication) equal to the remainder of (a) the sum of (i) 75% of the Net Depreciated Value of Eligible Revenue Equipment, plus (ii) 85% of the aggregate outstanding amount of Eligible Receivables, plus (iii) 50% of the Net Depreciated Value of Eligible Other Equipment, plus (iv) 65% of the Real Estate Value of Eligible Real Property, minus (b) the aggregate outstanding principal amount of all unsecured Total Funded Debt of the Company and/or any of its

         Subsidiaries other than such Total Funded Debt which constitutes a part of the Obligations.

                  "Borrowing Base Certificate" means a certificate of the Company in substantially the form of the attached Exhibit B, appropriately completed.

                  "Borrowing Base Determination Date" means any date the Borrowing Base is determined in accordance with Section 2.14.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or Dallas, Texas and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on by banks in the London interbank market.

                  "Calculation Day" means the last day of each fiscal quarter.

                  "Calculation Period" means, with respect to any Calculation Day, the period of the four consecutive fiscal quarters ending on such day.

                  "Capital Expenditure" means any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of such Person making such expenditure, including, without limitation, amounts paid or payable for such purpose under any conditional sale or other title retention agreement or under any Capital Lease, but excluding repairs of Property made during such period in the normal and ordinary course of business in keeping with past practices; provided, however, that, for purposes of this Agreement, (a) Capital Expenditures of the Company and its Subsidiaries shall be determined on a Consolidated basis in accordance with GAAP (and, accordingly, intercompany Capital Expenditures between or among members of the consolidated group shall be excluded as and to the extent required by GAAP) and (b) Capital Expenditures of the Company and its Subsidiaries shall exclude payroll and benefit costs required to be capitalized in accordance with GAAP as internally developed software.

                  "Capital Lease" means, for any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" means, for any Person, corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other partnership interests), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by such Person and includes, without limitation, securities exchangeable for or convertible into Capital Stock and rights, warrants or options to acquire Capital Stock.

                  "Cash Collateral Account" means a special cash collateral account containing cash deposited pursuant to Section 2.7(c), 7.2(b) or 7.3(b) to be maintained at the Agent's office in accordance with
         Section 7.4.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

                  "Closing Date" means September 26, 2003.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "Co-Documentation Agents" has the meaning set forth in the first paragraph hereof.

                  "Collateral" shall mean any Property in which the Agent, for and on behalf of the Banks, has been granted, or is required to be granted, a Lien as security for the payment or performance of the Obligations.

                  "Commitment" means, with respect to any Bank, the amount set forth opposite such Bank's name on Schedule 1.1(a) as its Commitment, or if such Bank has entered into any Assignment and Acceptance, the amount set forth for such Bank as its Commitment in the Register maintained by the Agent pursuant to Section 9.6(c), as such amount may be reduced pursuant to Section 2.4 or increased pursuant to Section 2.15(b) or 2.17.

                  "Commitment Supplement" has the meaning set forth in Section 2.17.

                  "Compliance Certificate" means a certificate of the Company in substantially the form of the attached Exhibit C, appropriately completed.

                  "Consolidated" refers to the consolidation of the accounts of the Company and its Subsidiaries in accordance with GAAP, including, when used in reference to the Company, principles of consolidation consistent with those applied in the preparation of the Financial Statements.

                  "Control Percentage" means, with respect to any Person, the percentage of the outstanding Capital Stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the board of directors (or individuals or body or group of individuals performing the same or substantially similar functions as the board of directors of a corporation) of such Person.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.2(b).

                  "Co-Syndication Agents" has the meaning set forth in the first paragraph hereof.

                  "Credit Documents" means this Agreement, the Notes, the Guaranty, the Foreign Stock Pledge Agreements, if any are required hereunder, any Borrower Joinder, the Agent's Fee Letter and each other agreement, instrument or document executed by the Company or any of its Subsidiaries at any time in connection with this Agreement.

                  "Cumulative Net Income" has the meaning set forth in Section 6.12.

                  "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Dollar Equivalent" means the equivalent in another currency of an amount in Dollars to be determined by reference to the rate of exchange quoted by the Agent, at 10:00 a.m. (Dallas, Texas time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency.

                  "Dollars" and "$" means lawful money of the U.S.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule 9.2 or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

                  "Domestic Subsidiary" means a Subsidiary of the Company formed under the laws of the U.S. or any state or territory thereof.

                  "EBITDA" means, as to any Person and its Consolidated Subsidiaries and for any period for which such amount is being determined, without duplication, the sum of the following for such Person for such period in accordance with GAAP (a) Consolidated Net Income plus (b) Consolidated Interest Expense, plus (c) income and franchise taxes to the extent deducted in determining Consolidated Net Income, plus (d) depreciation and amortization expense to the extent deducted in determining Consolidated Net Income.

                  "Effective Date" means the date all of the conditions precedent set forth in Section 3.1 have been satisfied or waived by the Agent and the Banks, and the Agent shall have confirmed the same in writing to the Borrowers and the Banks.

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the U.S., or any State thereof, and having primary capital of not less than $250,000,000 and approved by the Agent, the Issuing Banks and (provided no Default has occurred and is continuing) the Company, which approvals will not be unreasonably withheld, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development and having primary capital (or its equivalent) of not less than $250,000,000 (or its Dollar Equivalent) that is approved by the Agent, the Issuing Banks and (provided no Default has occurred and is continuing) the Company, which approvals will not be unreasonably withheld, (c) a Bank that is approved by the Agent and the Company, which approvals will not be unreasonably withheld or (d) an Affiliate of the respective assigning Bank, without approval of any Person but otherwise meeting the eligibility requirements of clause (a) or (b) above.

                  "Eligible Other Equipment" means, as of any Borrowing Base Determination Date, all Other Equipment which is owned by any Borrower or Guarantor on such date and was so owned on the date of the most recent Borrowing Base Certificate delivered to the Banks.

                  "Eligible Real Property" means, as of any Borrowing Base Determination Date, any real property located in the U.S. which is owned by any Borrower or Guarantor on such date and was so owned on the date of the most recent Borrowing Base Certificate delivered to the Banks.

                  "Eligible Receivables" means, as of any Borrowing Base Determination Date, all Receivables of any Borrower or Guarantor as of the date of the most recent Borrowing Base Certificate delivered to the Banks, except:

                           (a) any Receivable which remains unpaid more than 90 days after the date of the original invoice for such Receivable;

                           (b) any Receivable which is from an obligor which is to any Borrower's or Guarantor's knowledge Insolvent;

                           (c) any Receivable which is not free and clear of all Liens except (i) Liens, if any, in favor of the Agent for the benefit of the Banks securing the Obligations, (ii) Permitted Liens on Receivables of a Intermodal Subsidiary pursuant to Section 6.1(1) to the extent the aggregate obligations secured by such Liens do not exceed $3,000,000 in the aggregate, or (iii) nonconsensual Liens which are permitted to exist in accordance with Section 6.1;

                           (d) any Receivable which does not represent the legal, valid and binding payment obligation of the obligor thereon, enforceable by such Borrower or Guarantor in accordance with its terms;

                           (e) any Receivable which together with any related contract does not comply in all material respects with all Legal Requirements of the jurisdictions where it originated;

                           (f) any Receivable which does not provide, according to its original terms, that the amount payable thereunder will be due within 60 days following the date upon which the related obligor became obligated thereon;

                           (g) any Receivable which is payable by an obligor which is located in any jurisdiction outside of the U.S., Puerto Rico or Canada;

                           (h) any Receivable which is payable by an Affiliate, an officer, director or employee of any Borrower; and

                           (i) any Receivable to the extent such Receivable is subject to setoff, counterclaim, defense, allowance, dispute or adjustment other than allowances or discounts in the ordinary course of business consistent with past practices.

                  "Eligible Revenue Equipment" means, as of any Borrowing Base Determination Date, all Revenue Equipment which is owned by any Borrower or Guarantor as of such date and was so owned as of the date of the most recent Borrowing Base Certificate delivered to the Banks.

                  "Environment" or "Environmental" shall have the meanings set forth in 42 U.S.C. Section 9601(8) (1998).

                  "Environmental Claim" means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

                  "Environmental Law" means all Legal Requirements arising from, relating to or in connection with the Environment, health or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious or toxic substances, materials or wastes.

                  "Environmental Permit" means any permit, license, order, approval or other authorization under Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule 9.2 (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) equal to (a) the rate, set forth on the applicable Dow Jones Market Service (formerly known as the Telerate
         Page) as the London interbank offered rate, for deposits in Dollars at approximately 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period, provided, that, if no such quotation appears on the applicable Dow Jones Market Service (formerly known as the Telerate
         Page), the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Wells Fargo in London, England to prime banks in the London interbank market at approximately 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period, in the case of Advances made in Dollars, in each case in an amount substantially equal to Wells Fargo's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period divided by (b) one minus the applicable statutory reserve requirements of the Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under regulations issued by the Federal Reserve Board (including, without limitation, Regulation D) or any other Governmental Authority during such Interest Period. It is agreed that for purposes of this definition, Eurodollar Rate Advances made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D. The determination and calculation of the Eurodollar Rate and each component thereof by the Agent shall be conclusive and binding, absent manifest error.

                  "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.6(b).

                  "Events of Default" has the meaning set forth in Section 7.1.

                  "Existing Bank" has the meaning set forth in Section 2.17.

                  "Existing Credit Agreement" has the meaning set forth in the second paragraph above.

                  "Existing Lien" means a mortgage Lien on real Property which is existing on the Effective Date and which is identified on Schedule 6.1.

                  "Expiration Date" means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum (rounded upward, to the nearest whole multiple of 1/100 of 1% per annum) equal, for each day during such period, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

                  "Financial Statements" means the financial statements described in Section 4.5.

                  "Fitch" means Fitch, Inc., and any successor thereto which is a nationally recognized statistical rating organization.

                  "Foreign Stock Pledge Agreements" has the meaning set forth in
         Section 2.19(b).

                  "Foreign Subsidiary" means a Subsidiary of the Company other than a Domestic Subsidiary.

                  "GAAP" means U.S. generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

                  "G.I. Leased Properties" means the three California terminal facilities that are owned by a Subsidiary of the Company and leased to G.I. Trucking Company ("G.I. Trucking") for a period of up to four years from August 1, 2001, the date the Company sold G.I. Trucking, and which terminal facilities G.I. Trucking has the option, at any time during the four-year lease term, to purchase for $19,500,000.

                  "Governmental Authority" means any foreign governmental authority, the U.S., any state of the U.S. and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Bank, the Company or the Company's Subsidiaries or any of their respective Properties.

                  "Governmental Proceedings" means any action or proceedings by or before any Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

                  "Guarantor" means each Domestic Subsidiary that executes, or is required by this Agreement to execute, the Guaranty, and "Guarantors" means such Persons collectively. The Guarantors on the Effective Date are identified on Schedule 4.1.

                  "Guaranty" means the Subsidiary Guaranty and Contribution Agreement dated of even date herewith in substantially the form of the attached Exhibit D, appropriately completed, executed by each Guarantor, as it may be amended hereafter in accordance with its terms.

                  "Hazardous Substance" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

                  "Hazardous Waste" means the substances regulated as such pursuant to any Environmental Law.

                  "Increase Amount" means the total amount by which the Company desires to increase the aggregate Commitments pursuant to Section 2.17, which amount shall be (a) an amount not less than the lesser of (i) $275,000,000 minus the then current amount of the aggregate Commitments or (ii) $10,000,000, and (b) an amount that is either (i) an integral multiple of $5,000,000 or (ii) if (but only if) the amount of the aggregate Commitments then in effect is $270,000,000 or more, an amount equal to the remainder of $275,000,000 minus the amount of the aggregate Commitments then in effect.

                  "Increase Notice" means a written notice sent by the Company to the Agent instructing the Agent that the Company wishes to increase the aggregate Commitments hereunder pursuant to the terms and conditions of Section 2.17, which notice shall include (a) the identity of the Supplementing Banks, (b) the Commitment Supplement of each Existing Bank, if any, (c) the New Commitment of each New Bank, if any,
         (d) the aggregate amount of the Commitment Supplements and the New Commitments, (e) the requested Commitment of each Existing Bank and New Bank, as the case may be, after giving effect to such requested increase, and (f) the Increase Amount.

                  "Increased Commitment Agreement" means an Increased Commitment Agreement in substantially the form of the attached Exhibit E, appropriately completed, executed by the Company, the Agent and the other lending institutions party thereto.

                  "Indebtedness" means (without duplication), at any time and with respect to any Person:

                           (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased and all other obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, but excluding (i) amounts constituting trade payables or bank drafts payable within 120 days, (ii) accrued liabilities (including liability amounts for compensation, compensated absences, workers' compensation, property damage and liability claims and other similar liabilities) which are required to be accrued on the balance sheet of such Person in accordance with GAAP and (iii) other liabilities (including liability amounts for pensions, deferred compensation agreements, derivative instruments and other similar liabilities) which are required to appear as liabilities on the balance sheet of such Person in accordance with GAAP, in each case (i.e., as to each of clauses (i), (ii) and (iii) preceding) only if and to the extent the same arise in the ordinary course of business and are not evidenced by bonds, notes, debentures or other similar instruments;

                           (b) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor;

                           (c) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness;

                           (d) obligations of such Person in respect of letters of credit, surety bonds, acceptance facilities or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, other than amounts constituting trade payables or bank drafts payable within 120 days and arising in the ordinary course of business (provided, however, that the foregoing shall not constitute "Indebtedness" if and to the extent they constitute only contingent obligations, such as the undrawn portion of outstanding letters of credit, surety bonds or other similar instruments which are not required to be recorded on a balance sheet prepared in accordance with GAAP);

                           (e) obligations of such Person under Capital Leases; and

                           (f) the outstanding amount of preferred trust securities or other similar arrangements.

                  "Insolvent" means, with respect to any Person, (a) the present fair saleable value of such Person's assets is less than the amount that will be required to pay its probable liability on its then existing legal liabilities, either matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as they become absolute or matured, or (b) the property remaining in its hands is an unreasonably small capital for the business or transaction in which it is engaged or is about to engage.

                  "Interest Expense" means, as to any Person and for any period, and without duplication, all interest on debt or other Indebtedness of such Persons accrued during such period, including interest portion of payments under Capital Leases, and the amortization of deferred financing costs and letter of credit fees with respect to such debt or other Indebtedness during such period, in each case in accordance with GAAP.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Base Rate Advance into such an Advance and ending on the last day of the period selected by a Borrower pursuant to the provisions below and Section 2.2 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below and Section 2.2. The duration of each such Interest Period shall be 28 days or one, two, three or six months, in each case as such Borrower may, upon notice received by the Agent not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period (except as otherwise provided in Section 2.2
         (a)), select; provided, however, that:

                           (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

                  "Intermodal Subsidiary" means any Subsidiary of the Company which contracts for the benefit of its customers the railroad shipment of such customer's goods with any railroad company.

                  "Issuing Bank" means Wells Fargo or any Bank which agrees at the request of the Borrower to act as issuer of a Letter of Credit hereunder, in each case in its capacity as issuer of a Letter of Credit, or any Bank acting as a successor issuing bank pursuant to
         Section 8.6, and "Issuing Banks" means, collectively, all of such Banks.

                  "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or official interpretation of any of the foregoing) of, or the terms of any license or permit issued by, any Governmental Authority.

                  "Letter of Credit" means, individually, any standby letter of credit issued by an Issuing Bank which is subject to this Agreement, including, without limitation, the letters of credit described on
         Schedule 1.1(b), and "Letters of Credit" means all such letters of credit collectively.

                  "Letter of Credit Documents" means, with respect to any Letter of Credit, such Letter of Credit and any agreements, documents and instruments entered into in connection with or relating to such Letter of Credit.

                  "Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time and (b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

                  "Letter of Credit Obligations" means any obligations of the Borrowers under this Agreement in connection with the Letters of Credit.

                  "Leverage Ratio" means the ratio of the Company's Total Funded Debt to its Adjusted EBITDA.

                  "Lien" means any mortgage, lien, pledge, charge, deed of trust, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

                  "Liquid Investments" means:

                           (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. or an agency of the U.S.;

                           (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits or other similar banking arrangements maturing within 180 days from the date of acquisition thereof ("bank debt securities"), issued by (A) any Bank or (B) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than "A" (or the then equivalent) by the rating service of S&P or Moody's, and (ii) commercial paper issued by
                  (A) any Bank or (B) any other Person if at the time of purchase such commercial paper is rated not less than "A-2" (or the then equivalent) by the rating service of S&P or not less than "P-2" (or the then equivalent) by the rating service of Moody's, or, upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Company with the consent of the Majority Banks;

                           (c)      repurchase agreements relating to
                  investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's;

                           (d) shares of any mutual fund registered under the Investment Company Act of 1940, as amended, which invests solely in underlying securities of the types described in clauses (a), (b) and (c) above and which do not constitute "margin stock" within the meaning of Regulation U of the Federal Reserve Board; and

                           (e) such other instruments (within the meaning of Article 9 of the UCC) as the Company may request and the Majority Banks may approve in writing, which approval will not be unreasonably withheld.

                  "Majority Banks" means, at any time, two or more Banks holding (either directly in the case of the Revolving Advances or directly or indirectly through participation interests in the case of the Letter of Credit Exposure) at least 51% of the sum of (a) the then aggregate unpaid principal amount of the Revolving Advances and (b) the then aggregate amount of the Letter of Credit Exposure at such time, or, if no such principal amount or Letter of Credit Exposure is then outstanding, Banks having at least 51% of the aggregate amount of the Commitments at such time.

                  "Mandatory Revolving Borrowing" means a Revolving Borrowing comprised of Base Rate Advances made to repay a Swingline Advance which has not been repaid to Wells Fargo on the date due.

                  "Material Adverse Change" shall mean a material adverse change in (a) the business, assets, financial condition or results of operations of the Borrowers and the Guarantors, taken as a whole, in each case since the date of the Company's latest quarterly financial statements provided to the Agent, (b) the ability of the Company to pay or perform the Obligations when due or (c) the validity or enforceability of any of the Credit Documents against the Company or any Subsidiary of the Company or any Guarantor then a party thereto.

                  "Maturity Date" means May 15, 2007, as such date may be extended from time to time pursuant to Section 2.18.

                  "Maximum Rate" means the maximum nonusurious interest rate under applicable law.

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company or any member of the Controlled Group is making or accruing an obligation to make contributions.

                  "Net Cash Proceeds" means (a) the aggregate cash proceeds (including without limitation, insurance proceeds) received by the Company or any Subsidiary in connection with any sales, transfers or dispositions of assets, minus (b) the reasonable expenses of the Company or such Subsidiary in connection with any such sales, transfers or dispositions of assets, minus (c) the amount, if any, of all taxes paid or payable by the Company or such Subsidiary directly resulting from such sales, transfers or other dispositions of assets.

                  "Net Depreciated Value" means, with respect to Revenue Equipment and Other Equipment, (a) the aggregate value of such Revenue Equipment and Other Equipment on the books of any Borrower or Guarantor as of the date of acquisition thereof by such Borrower or Guarantor or the actual cost of such Revenue Equipment or Other Equipment to such Borrower or Guarantor, whichever is less (the "Cost"), minus (b) depreciation computed in accordance with GAAP.

                  "Net Income" means, for any Person for any period for which such amount is being determined, the net income of such Person after taxes, as determined in accordance with GAAP, excluding, however, any after-tax net gains or losses or costs during such period resulting from (a) extraordinary items as determined in accordance with GAAP, including but not limited to any net gain or loss arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business or any write-up or write-down of assets,

         (b) changes in accounting principles and other one time non cash charges and (c) the disposition of the Subsidiaries identified on
         Schedule 1.1(c).

                  "Net Losses" has the meaning set forth in Section 6.12.

                  "Net Purchase Price" means the aggregate cash consideration paid in connection with any Acquisition Expenditure plus any assumptions of Indebtedness in connection with such Acquisition Expenditure.

                  "Net Worth" means, for any Person, stockholders' equity of such Person determined in accordance with GAAP.

                  "New Bank" has the meaning set forth in Section 2.17.

                  "New Commitment" has the meaning set forth in Section 2.17.

                  "Non-U.S. Lender" has the meaning set forth in Section
         2.11(e).

                  "Note" means a Revolving Note or the Swingline Note.

                  "Notice of Borrowing" means a notice of borrowing in the form of the attached Exhibit F, appropriately completed, signed by a Responsible Officer of a Borrower.

                  "Notice of Conversion or Continuation" means a notice of conversion or continuation in the form of the attached Exhibit G, appropriately completed, signed by a Responsible Officer of a Borrower.

                  "Obligations" means all Advances, Reimbursement Obligations and all other amounts payable by the Company or any of its Subsidiaries to the Agent or any Bank under the Credit Documents (including, without limitation, all fees, costs and expenses (including, without limitation, attorney's fees) provided for in the Credit Documents).

                  "One-Time Dividend" means the one-time cash dividend permitted to be paid by the Company pursuant to Section 6.5(c), and which is not any dividend otherwise permitted to be paid pursuant to Section 6.5(a) or Section 6.5(b).

                  "Other Equipment" means, with respect to any Person, all equipment other than Revenue Equipment owned by such Person free and clear of all Liens.

                  "Other Taxes" has the meaning set forth in Section 2.11(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Liens" means the Liens permitted to exist pursuant to Section 6.1.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

                  "Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Company or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

                  "Prime Rate" means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest then most recently publicly announced by or within Wells Fargo at its principal office in San Francisco, California, as its prime rate evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate (which may not be the lowest rate offered to its customers), whether or not any Borrower has notice thereof. Each change in the Prime Rate will be effective on the day such change is announced within Wells Fargo.

                  "Property" of any Person means any and all property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

                  "Proposed Participant" has the meaning set forth in Section 9.6(e).

                  "Pro Rata Share" means, at any time with respect to any Bank, either (a) the ratio (expressed as a percentage) of such Bank's Commitment at such time to the aggregate Commitments at such time or
         (b) if the Commitments have been terminated, the ratio (expressed as a percentage) of such Bank's aggregate outstanding Advances and direct interest (if such Bank is the Issuing Bank with respect to such Letter of Credit) or participation interest in the Letter of Credit Exposure at such time to the aggregate outstanding Advances and Letter of Credit Exposure of all the Banks at such time.

                  "Real Estate Value" means, with respect to any Eligible Real Property, the remainder of (a) the greater of (i) the net book value of such Eligible Real Property as of the date of the most recent Borrowing Base Certificate delivered to the Banks or (ii) at the sole election of the Company, the appraised value of such Eligible Real Property provided in an appraisal performed by an independent appraiser approved by the Agent (which approval shall not be unreasonably withheld) dated not more than one year prior to the date of the most recent Borrowing Base Certificate delivered to the Banks, minus (b) the aggregate amount of Indebtedness secured by Liens on such Property.

                  "Receivables" means all rights to receive payment for goods sold or for services rendered in the ordinary course of business.

                  "Recovery Period" has the meaning set forth in Section 6.12.

                  "Register" has the meaning set forth in Section 9.6(c).

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended, modified or supplemented from time to time or any successor regulation thereto.

                  "Reimbursement Obligations" means all of the obligations of the Borrowers set forth in Section 2.13(c).

                  "Release" shall have the meaning set forth in CERCLA or under any other Environmental Law.

                  "Reportable Event" means any of the events set forth in
         Section 4043(b) of ERISA.

                  "Response" shall have the meaning set forth in CERCLA or under any other Environmental Law.

                  "Responsible Officer" means, with respect to any Person, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer or the secretary of such Person.

                  "Restricted Payment" means (a) any direct or indirect payment, prepayment, redemption, purchase, or deposit of funds or Property for the payment (including any sinking fund or defeasance), prepayment, redemption or purchase of Subordinated Debt, and (b) the making by any Person of any dividends or other distributions (in cash, property or otherwise) on, or payment for the purchase, redemption or other acquisition of, any shares of any Capital Stock of such Person, other than dividends payable in the same class of such Person's Capital Stock.

                  "Revenue Equipment" means, with respect to any Person, all trucks, tractors, trailers, city tractors, converter gears and all accessories and parts attached thereto, owned by such Person as of the date of determination free and clear of all Liens.

                  "Revolving Advance" means any advance by a Bank to any Borrower pursuant to Section 2.1(a).

                  "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Advances of the same Type made by each Bank pursuant to Section 2.1(a) or Converted by each Bank to Revolving Advances of a different Type pursuant to Section 2.2(b).

                  "Revolving Note" means a promissory note of the Borrowers payable to the order of any Bank, in substantially the form of the attached Exhibit H, appropriately completed, evidencing indebtedness of the Borrowers to such Bank resulting from Revolving Advances owing to such Bank.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereof which is a nationally recognized statistical rating organization.

                  "Selected Rating Agency" means, at any time, collectively, (a) S&P and (b) either Moody's or Fitch, as selected by the Company by written notice to the Agent, which selection may not be changed for a period of at least (i) one month after the Closing Date and (ii) twelve months after the date of receipt by the Agent of the previous selection. The Selected Rating Agencies on the Closing Date shall be S&P and Moody's.

                  "Senior Debt" means the Senior Secured Debt or the Senior Unsecured Debt; provided, however, that if the Selected Rating Agencies have different ratings for the Senior Secured Debt and the Senior Unsecured Debt, then "Senior Debt" shall mean the Senior Unsecured Debt.

                  "Senior Secured Debt" means the Company's senior, secured, non-credit enhanced, long-term indebtedness for borrowed money.

                  "Senior Unsecured Debt" means the Company's senior, unsecured, non-credit enhanced, long-term indebtedness for borrowed money; provided, however, that if either of the Selected Rating Agencies does not rate the Company's Senior Unsecured Debt, then all references in this Agreement to such rating agency's rating of "Senior Unsecured Debt" shall mean the Company's "corporate credit rating".

                  "Subordinated Debt" means any Indebtedness of the Company or any of its Subsidiaries which is subordinated to their respective obligations under the Credit Documents and which is on terms and conditions satisfactory to the Agent and the Majority Banks.

                  "Subordinated Debt Documents" means all documents, instruments and agreements now or hereafter executed by the Company or any of its Subsidiaries in respect of Subordinated Debt and any and all amendments, modifications, supplements, renewals or restatements thereof (if any) which may be permitted in accordance with this Agreement.

                  "Subsidiary" of a Person means any corporation, association, partnership or other business entity of which more than 50% of the outstanding shares of Capital Stock having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time Capital Stock of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

                  "Supplementing Banks" has the meaning set forth in Section
         2.17.

                  "Swingline Advance" has the meaning set forth in Section
         2.1(b).

                  "Swingline Note" means a promissory note of the Borrowers payable to the order of Wells Fargo in substantially the form of the attached Exhibit I, appropriately completed, evidencing the indebtedness of the Borrowers to Wells Fargo from Swingline Advances owing to Wells Fargo.

                  "Synthetic Lease" means any synthetic lease, tax retention operation lease or similar financing transaction where such transaction is considered borrowed money indebtedness for tax purposes, but is classified as an operating lease in accordance with GAAP.

                  "Taxes" has the meaning set forth in Section 2.11(a).

                  "Termination Event" means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Company or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Termination Notice" has the meaning set forth in Section 2.4(b).

                  "Total Funded Debt" means (without duplication), on a Consolidated basis and at any time, the sum of (a) all Indebtedness of the Company and/or any of its Subsidiaries, other than Indebtedness consisting of (i) indebtedness for which the Company and its Subsidiaries are obligated only by virtue of a guaranty of such indebtedness, (ii) obligations of the Company and its Subsidiaries in respect of standby letters of credit associated with the replacement of surety bonds not to exceed $45,000,000 in aggregate amount, (iii) trade payables or bank drafts, and (iv) Indebtedness included within clause
         (d) of the definition of such term, plus (b) the present value of all lease payments at any time then or thereafter payable under all Synthetic Leases (discounted at the interest rate implicit in the Synthetic Leases or, if such implicit rate cannot be determined, at the Base Rate).

                  "Type" has the meaning set forth in Section 1.4.

                  "UCC" means the Uniform Commercial Code as in effect in the State of Texas and/or any other jurisdiction, the laws of which may be applicable to or in connection with the creation, perfection or priority of any Lien on any Property.

                  "U.S." means the United States of America.

                  "Wells Fargo" means Wells Fargo Bank, National Association.

         Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         Section 1.3 Accounting Terms; Changes in GAAP.

                  (a) Subject to Section 1.3(c), all accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Financial Statements.

                  (b) Unless otherwise indicated, all financial statements of the Company, all calculations for compliance with covenants in this Agreement and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the Consolidated accounts of the Company and its Subsidiaries in accordance with GAAP.

                  (c) If any changes in accounting principles after the Effective Date are (i) required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies, or (ii) recommended by the Company or its certified public accountants and implemented by the Company and such change results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement and the Company notifies the Agent that the Company requests an amendment to any provision of this Agreement to eliminate the effect of such change or
         (iii) if the Agent notifies the Company that the Agent or the Majority Banks request an amendment to any provision of this Agreement for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the parties shall enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the Company's and its Consolidated Subsidiaries' financial condition shall be the same after such change as if such change had not been made. Notwithstanding anything to the contrary contained in this Agreement, from the date of any such request in accordance with this
         Section 1.3(c) and until such time (if ever) as such an amendment shall have been executed and delivered by the Company, the Agent and the Banks or the request for such an amendment has been withdrawn by the Person or Persons making such request, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such changes in accounting principles required by GAAP or recommended by the Company or the Company's certified public accountants and implemented by the Company had not occurred.

                  (d) To enable the ready and consistent determination of compliance with the covenants set forth in this Agreement, neither the Company nor any of its Subsidiaries will change the last day of its fiscal year from December 31st or the last days of the first three fiscal quarters of the Company and its Subsidiaries in each of its fiscal years from that existing on the Closing Date unless the Company has given written notice to the Agent of the Company's intention to make such change at least 60 days prior to the effective date of such change.

         Section 1.4 Types of Advances. Advances are distinguished by "Type". The "Type" of an Advance refers to the determination whether such Advance is a Base Rate Advance or Eurodollar Rate Advance, each of which constitutes a Type.

         Section 1.5 Miscellaneous. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

         Section 1.6 References to Agreements. Unless otherwise expressly provided herein, references to Credit Documents shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto and replacements thereof.

                                   ARTICLE II

                     THE ADVANCES AND THE LETTERS OF CREDIT

         Section 2.1 The Advances.

                  (a) Revolving Advances. Subject to the succeeding proviso, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to the Borrowers from time to time on any Business Day prior to the Maturity Date in an aggregate amount not to exceed at any time outstanding an amount equal to the remainder of such Bank's Commitment minus such Bank's Pro Rata Share of the Letter of Credit Exposure at such time; provided, however, that the aggregate amount of all outstanding Revolving Advances, all outstanding Swingline Advances and the Letter of Credit Exposure at any time may not exceed the lesser of (i) the aggregate Commitments at such time or (ii) the Borrowing Base at such time. Within the limits of each Bank's Commitment and the Borrowing Base limitation set forth above, the Borrowers may from time to time borrow, prepay (in whole or in part) and reborrow Revolving Advances.

                  (b) Swingline Advances. Subject to the succeeding proviso, on the terms and conditions set forth in this Agreement, Wells Fargo may, in its sole discretion from time to time on any Business Day during the period from the date of this Agreement until the Maturity Date, make advances ("Swingline Advances") under the Swingline Note to the Borrowers in an aggregate principal amount not to exceed $15,000,000 outstanding at any time; provided, however, that the aggregate amount of all outstanding Revolving Advances, all outstanding Swingline Advances and the Letter of Credit Exposure at any time may not exceed the lesser of (i) the aggregate Commitments at such time or
         (ii) the Borrowing Base at such time; and provided, further, that no Swingline Advance shall be made by Wells Fargo if, to its knowledge, the statements set forth in Section 3.2(a) are not true on the date of such Swingline Advance, it being agreed by the Borrowers that the giving of the applicable Notice of Borrowing and the acceptance by any Borrower of the proceeds of such Swingline Advance shall constitute a representation and warranty by the Borrowers that on the date of such Swingline Advance such statements are true. Subject to the other provisions hereof, the Borrowers may from time to time borrow, prepay (in whole or in part) and reborrow Swingline Advances.

                           (A)      Except as provided in the following clause
                  (B) below, each request for a Swingline Advance shall be made pursuant to telephone notice to Wells Fargo given no later than 1:00 p.m. (Dallas, Texas time) on the date of the proposed Swingline Advance, promptly confirmed by a completed and executed Notice of Borrowing telecopied to the Agent. Wells Fargo will promptly make the Swingline Advance available to the applicable Borrower at such Borrower's account designated in its written notice to the Agent.

                           (B) The Borrowers and the Banks agree that in the event any Swingline Advance is not repaid on the date due to Wells Fargo, each Bank shall pay to the Agent its Pro Rata Share of such Swingline Advance and such payment shall be deemed to be a Base Rate Advance made pursuant to such Bank's Commitment, whether made before or after termination of the Commitments, acceleration of the Advances or otherwise, and whether or not a Default has then occurred or is continuing or any of the other conditions precedent set forth in Article III have been satisfied. The Agent shall give each Bank notice of such Mandatory Revolving Borrowing by 11:00 a.m. (Dallas, Texas time) on the date the Mandatory Revolving Borrowing is to be made. Each Bank shall make its Advance available to the Agent for the account of Wells Fargo in immediately available funds by 1:00 p.m. (Dallas, Texas time) on the date requested, and the Borrowers hereby irrevocably instructs Wells Fargo to apply the proceeds of such Mandatory Revolving Borrowing to the payment of the outstanding Swingline Advances.

         Section 2.2 Method of Borrowing.

                  (a) Notice. Each Revolving Borrowing shall be made pursuant to a Notice of Borrowing given, not later than (i) 11:00 a.m. (Dallas, Texas time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Rate Advance or (ii) 11:00 a.m. (Dallas, Texas time) on the Business Day of the proposed Borrowing, in the case of a Base Rate Advance, by the Borrower requesting such Revolving Borrowing to the Agent, and on the day of its receipt of a timely Notice of Borrowing, the Agent shall transmit a copy of such notice to each Bank by telecopier; provided, however, that the Agent and each of the Banks hereby waive the requirement in clause
         (i) of this Section 2.2(a) that any Borrower provide three Business Days advance written notice of the date of the initial Borrowing. Each Swingline Advance shall be made pursuant to a Notice of Borrowing given by the applicable Borrower to each of the Agent and Wells Fargo not later than 1:00 p.m. (Dallas, Texas time) on the day of the proposed Borrowing. Each Notice of Borrowing shall be in writing or by telecopier specifying the requested (A) date of such Borrowing, (B) Type of Advances comprising such Borrowing, (C) aggregate amount of such Borrowing, and (D) if such Borrowing is to be comprised of Eurodollar Rate Advances, the Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Agent shall promptly notify each Bank of the applicable interest rate under Section 2.6(b). Each Bank shall (1) in the case of all Revolving Borrowings other than Borrowings made on the same day as the day the Notice of Borrowing is received, before 1:00 p.m. (Dallas, Texas time) on the date of such Borrowing and (2) in the case of Revolving Borrowings made on the same day as the date of the Notice of Borrowing or Mandatory Revolving Borrowings, before 1:00 p.m. (Dallas, Texas time), make available for the account of its Applicable Lending Office to the Agent at the Agent's address referred to in Section 9.2, or such other location as the Agent may specify by notice to the Banks, in same day funds, such Bank's Pro Rata Share of such Borrowing. After the Agent's receipt of such funds and, except in the case of Mandatory Revolving Borrowings, upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting such funds or, in the case of Mandatory Revolving Borrowings, to Wells Fargo, in each case at such Borrower's or Wells Fargo's (as applicable) account designated in its respective written notice to the Agent.

                  (b) Conversions and Continuations. In order to elect to Convert or continue Advances comprising part of the same Revolving Borrowing under this Section, the Borrower making such election shall deliver an irrevocable Notice of Conversion or Continuation to the Agent at the Agent's office no later than 11:00 a.m. (Dallas, Texas time) (i) on the Business Day of the proposed conversion date in the case of a Conversion of such Advances to Base Rate Advances and (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, Eurodollar Rate Advances. Each such Notice of Conversion or Continuation shall be in writing or by telecopier, specifying (A) the requested Conversion or continuation date (which shall be a Business
         Day), (B) the Borrowing amount and Type of the Advances to be Converted or continued, (C) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advances, and (D) in the case of a Conversion to, or a Continuation of, Eurodollar Rate Advances, the requested Interest Period. Revolving Advances may only be Converted or continued as Revolving Advances. Swingline Advances may not be Converted or continued. Promptly after receipt of a Notice of Conversion or Continuation under this Section 2.2(b), the Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a continuation of Eurodollar Rate Advances, notify each Bank of the applicable interest rate under Section 2.6(b). For purposes other than the conditions set forth in Section 3.2, the portion of Revolving Advances comprising part of the same Revolving Borrowing that are Converted to Revolving Advances of another Type shall constitute a new Revolving Borrowing.

                  (c) Certain Limitations. Notwithstanding anything in Sections 2.2(a) and 2.2(b) above:

                           (i) each Borrowing (other than a Borrowing of Swingline Advances) shall be in an aggregate amount not less than (A) $1,000,000 or greater multiples of $500,000, in the case of Eurodollar Rate Advances, or (B) $500,000 or greater multiples of $100,000, in the case of Base Rate Advances, and shall consist of Advances of the same Type made on the same day by the Banks ratably according to their respective Commitments;

                           (ii) at no time shall there be more than five Interest Periods applicable to outstanding Eurodollar Rate Advances;

                           (iii) no Borrower may select Eurodollar Rate Advances for any Borrowing to be made if (A) the aggregate amount of such Borrowing is less than $1,000,000 or (B) a Default has occurred and is continuing;

                           (iv) no Borrower may select Eurodollar Rate Advances for any Borrowing to be Converted or continued if (A) the aggregate amount of such Borrowing is less than $1,000,000 or (B) an Event of Default has occurred and is continuing;

                           (v) (A) if any Bank shall, at any time prior to the making of any requested Borrowing comprised of Eurodollar Rate Advances, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its Eurodollar Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, such Bank's Pro Rata Share of such Borrowing shall be made as a Base Rate Advance of such Bank, but otherwise shall be considered part of the same Borrowing and interest on such Base Rate Advance shall be due and payable at the same time that interest on the Eurodollar Rate Advances comprising the remainder of such Borrowing shall be due and payable; and (B) such Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this clause (v) and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank;

                           (vi) if the Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Borrowing, the right of such Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Agent shall notify such Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

                           (vii) if the Majority Banks shall, at least one Business Day before the date of any requested Borrowing, notify the Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective Eurodollar Rate Advances, as the case may be, for such Borrowing, the right of such Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Agent shall notify such Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

                           (viii) if any Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section
                  1.1 and Section 2.2(a) or 2.2(b) above, the Agent will forthwith so notify such Borrower and the Banks and such Advances will be made available to such Borrower on the date of such Borrowing as Base Rate Advances or, if an existing Advance, Converted into Base Rate Advances.

                  (d) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrowers. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrowers shall indemnify each Bank against any loss or out-of-pocket cost or expense incurred by such Bank as a result of any condition precedent for Borrowing set forth in Article III not being satisfied or waived by the Agent and the Majority Banks for any reason, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (e) Agent Reliance. Unless the Agent shall have received notice from a Bank before the date of any Revolving Borrowing or Mandatory Revolving Borrowing that such Bank will not make available to the Agent such Bank's Pro Rata Share of the Borrowing, the Agent may assume that such Bank has made its Pro Rata Share of such Borrowing available to the Agent on the date of such Borrowing in accordance with
         Section 2.2(a) and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Borrowing available to the Agent, such Bank and the Borrowers severally agree to immediately repay to the Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to any Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrowers, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for such day. If such Bank shall repay to the Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

                  (f) Bank Obligations Several. The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, to make its Advance on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

                  (g) Notes. The indebtedness of the Borrowers to each Bank resulting from Revolving Advances owing to such Bank shall be evidenced by the Revolving Note of the Borrowers payable to the order of such Bank in substantially the form of Exhibit H, appropriately completed. The indebtedness of the Borrowers to Wells Fargo resulting from Swingline Advances owing to Wells Fargo shall be evidenced by the Swingline Note of the Borrowers payable to the order of Wells Fargo in substantially the form of Exhibit I, appropriately completed.

         Section 2.3 Fees.

                  (a) Facility Fees. The Borrowers agree to pay to the Agent, for the pro rata benefit of the Banks, a facility fee on the average daily aggregate amount of the Commitments, irrespective of the Borrowers' usage of such Commitments, at a rate per annum equal to the Applicable Margin for the period from the Effective Date until the Maturity Date, which fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Maturity Date.

                  (b) Letter of Credit Fees. The Borrowers agree to pay to the Agent, for the pro rata benefit of the Banks, a fee in respect of all Letters of Credit outstanding at a rate per annum equal to the Applicable Margin calculated on the average daily maximum amount available from time to time to be drawn under such outstanding Letters of Credit, which fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Maturity Date. In addition to the fees referred to in the preceding sentence, the Borrowers agree to pay to each Issuing Bank for its own account amendment, transfer and negotiation fees, in respect of all Letters of Credit outstanding and issued by such Issuing Bank, which fees shall be due and payable in such amounts, at such times and otherwise in accordance with such Issuing Bank's then current policy.

                  (c) Agent Fees. The Borrowers agree to pay to the Agent and/or Wells Fargo, for its benefit, the fees set forth in the Agent's Fee Letter.

         Section 2.4 Reduction of the Commitments.

                  (a) Voluntary Reduction. The Borrowers shall have the right, upon at least three Business Days' irrevocable notice to the Agent, to terminate in whole or reduce ratably in part the unused portion of the Commitments; provided that each partial reduction shall be in the aggregate amount of $1,000,000 or greater multiples of $1,000,000. Subject to Section 2.17, any termination or reduction of the Commitments pursuant to this Section 2.4 shall be permanent, with no obligation of the Banks to reinstate such Commitments and the facility fees provided for in Section 2.3(a) shall thereafter be computed on the basis of the Commitments, as so reduced.

                  (b) Change of Control. Upon the occurrence of any of the following:

                           (i) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or

                           (ii)     any "person" (as such term is used in
                  Section 13(d) and Section 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting Capital Stock of the Company (or securities convertible into or exchangeable for such Capital Stock) representing the Control Percentage or more of the combined voting power of the Company's then outstanding Capital Stock, then, in such event the Majority Banks may, at their sole option upon written notice to the Company (a "Termination Notice"), declare the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate and the Commitments shall reduce to zero.

         Section 2.5 Repayment of Advances.

                  (a) Revolving Advances. The Borrowers shall repay the outstanding principal amount of each Revolving Advance on the Maturity Date.

                  (b) Swingline Advances. The Borrowers shall repay the outstanding principal amount of each Swingline Advance on the earlier of the Maturity Date or the date which is three Business Days after the date such Swingline Advance was made.

         Section 2.6 Interest. The Borrowers shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (a) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal, at all times, to the lesser of (i) the Base Rate in effect from time to time plus the Applicable Margin and
         (ii) the Maximum Rate, payable in arrears on the last Business Day of each calendar quarter and on the date such Base Rate Advance is payable in full, provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (A) the rate required to be paid on such Advance immediately prior to the date on which such amount becomes due plus two percent (2%) and (B) the Maximum Rate.

                  (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal, at all times during the Interest Period for such Advance, to the lesser of (i) the Eurodollar Rate for such Interest Period plus the Applicable Margin and
         (ii) the Maximum Rate, payable in arrears on the last day of such Interest Period and on the date such Eurodollar Rate Advance is payable in full; provided, however, in the case of an Interest Period greater than three months, accrued interest shall also be payable on the date that is three months after the first day of such Interest Period; and provided, further, that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (A) the greater of (1) the Base Rate in effect from time to time plus two percent (2%) and (2) the rate required to be paid on such Advance immediately prior to the date on which such amount became due plus two percent (2%) and (b) the Maximum Rate.

                  (c) Swingline Advances. If such Advance is a Swingline Advance, a rate per annum equal, at all times, to the lesser of (i) the rate agreed to pursuant to the letter agreement between the Company and Wells Fargo dated May 15, 2002 and
         (ii) the Maximum Rate, payable in arrears on the earlier of the Maturity Date of this Agreement or the last Business Day of each calendar quarter and, if a Default has then occurred and is continuing, on the date such Swingline Advance is payable in full, provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (1) the rate required to be paid on such Advance immediately prior to the date on which such amount becomes due plus two percent (2%) and
         (2) the Maximum Rate.

                  (d) Usury Recapture. In the event that, but for limitations regarding the Maximum Rate set forth in this Agreement, the rate of interest otherwise chargeable under this Agreement at any time is greater than the Maximum Rate, then the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement, without giving effect to limitations regarding the Maximum Rate set forth in this Agreement, had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement on the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement, without giving effect to limitations regarding the Maximum Rate set forth in this Agreement, had, at all times, been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent for the account of the Banks an amount equal to the difference between (i) the lesser of
         (A) the amount of interest which would have been charged on the Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Advances if the rates of interest set forth in this Agreement, without giving effect to limitations regarding the Maximum Rate set forth in this Agreement, had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Advances. In the event the Banks ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

                  (e) Default Interest. Notwithstanding anything to the contrary contained in this Agreement, (i) at all times during which an Event of Default has occurred and is continuing, interest shall accrue and be payable on the outstanding principal amount of each Advance, and
         (ii) to the fullest extent permitted by applicable law and whether or not an Event of Default has occurred and is continuing, interest shall accrue on any other amount of the Obligations which is not paid in full when due (whether at stated maturity, by acceleration or otherwise), in each case payable on demand at a rate per annum equal to the lesser of
         (A) the Base Rate plus two percent (2%) and (B) the Maximum Rate, which interest at such rate shall accrue from the initial date of the giving of notice by the Agent to the Company of the occurrence of such Event of Default (as to clause (i) preceding) or from the date such amount of the Obligations became due until the date such amount is paid in full (as to clause (ii) preceding).

         Section 2.7 Prepayments.

                  (a) Right to Prepay. The Borrowers shall have no right to prepay any principal amount of any Advance except as provided in this
         Section 2.7.

                  (b) Optional Prepayments. The Borrowers may elect to prepay any of the Advances, after giving notice thereof to the Agent
         (i) by 11:00 a.m. (Dallas, Texas time) on the day of prepayment of any Swingline Advance, and (ii) by 11:00 a.m. (Dallas Texas time) at least three Business Days' prior to the day of prepayment of any Eurodollar Rate Advances and at least one Business Day prior to the day of prepayment of any Base Rate Advances. Such notice must state the proposed date and aggregate principal amount of such prepayment, whether such prepayment should be applied to reduce outstanding Revolving Advances or Swingline Advances, and if applicable, the relevant Interest Period for the Advances to be prepaid. If any such notice is given, the Borrowers shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, and shall also pay accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date; provided, however, that each partial prepayment of Eurodollar Rate Advances shall be in an aggregate principal amount not less than $1,000,000 or greater multiples of $500,000.

                  (c)      Mandatory Prepayments.

                           (i) Change of Control. On the fifth Business Day following the Company's receipt of a Termination Notice pursuant to Section 2.4(b) hereof, the Borrowers shall be required to prepay all outstanding Advances and all other unpaid Obligations in full and to deposit with the Agent into the Cash Collateral Account an amount equal to the Letter of Credit Exposure.

                           (ii) Borrowing Base Deficiency. On each Borrowing Base Determination Date, the Borrowers shall be required to prepay the Advances in an aggregate amount equal to the positive remainder, if any, of (A) the aggregate amount of all outstanding Advances and the Letter of Credit Exposure on such date minus (B) the Borrowing Base, as determined on such Borrowing Base Determination Date (or, upon payment in full of all outstanding Advances, to deposit with the Agent into the Cash Collateral Account an amount equal to the amount by which the Letter of Credit Exposure exceeds the Borrowing Base).

                           (iii) Reduction of Commitments. In the event the Commitments are reduced in accordance with Section 2.4(a), the Borrowers shall prepay the Advances to the extent the aggregate amount of all outstanding Advances and the Letter of Credit Exposure exceeds the aggregate amount of the Commitments after giving effect to such reduction (or, upon payment in full of all outstanding

                  Advances, to deposit with the Agent into the Cash Collateral Account an amount equal to the amount by which the Letter of Credit Exposure exceeds the Commitments as so reduced).

                           (iv) Accrued Interest. Each prepayment pursuant to this Section 2.7(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section
                  2.8 as a result of such prepayment being made on such date.

                           (v) Avoidance of Breakage Costs. In the event that the amount of any mandatory prepayment of Advances under this Section 2.7(c) exceeds the aggregate principal amount of Advances which consist of Base Rate Advances (the amount of such excess being the "Excess Amount"), the Borrowers shall have the right, in lieu of making such prepayment in full, to prepay such outstanding Advances which are Base Rate Advances and to deposit an amount equal to the Excess Amount with the Agent in the Cash Collateral Account maintained by and in the sole dominion and control of the Agent for the ratable benefit of the Banks. Any amount so deposited shall be held by the Agent as collateral for the Obligations and applied to the prepayment of Advances which are Eurodollar Rate Advances at the end of the current Interest Period(s) applicable thereto. On any day on which amounts collected in the Cash Collateral Account remain on deposit in or to the credit of the Cash Collateral Account after giving effect to the payment made on such day pursuant to this Section 2.7(c), and the Company shall have delivered to the Agent a written request or a telephonic request (which shall be promptly confirmed in writing) prior to 10:00 am (Dallas, Texas time) that such remaining collected amounts be invested in cash equivalents specified in such request, the Agent shall invest such funds, to the extent the Agent is reasonably able to do so, in such cash equivalents as are acceptable to, and with no risk to, the Agent on an overnight basis or with maturities such that amounts will be available to pay the Obligations secured thereby as they become due, whether at maturity, by acceleration or otherwise; provided, however, that any loss resulting from such investments shall be charged to and be immediately payable by the Borrowers on demand by the Agent.

                  (d) Ratable Payments. Each payment of any Advance pursuant to this Section 2.7 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

                  (e)      Effect of Notice. All notices given pursuant to this
         Section 2.7 shall be irrevocable and binding upon the Borrowers.

         Section 2.8 Breakage Costs. If (a) any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment pursuant to Section 2.7 or the acceleration of the maturity of the Advances pursuant to Article VII or otherwise, (b) any Conversion of a Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance pursuant to Section 2.12 or otherwise, or (c) the Borrowers fail to make a principal or interest payment with respect to any Eurodollar Rate

Advance on the date such payment is due and payable, the Borrowers shall, within 10 days of any written demand sent by any Bank to the Company through the Agent, pay to the Agent for the account of such Bank any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Bank for any additional losses or out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

         Section 2.9 Increased Costs.

                  (a) Eurodollar Rate Advances. If, after the date hereof, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the calculation of the Eurodollar Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrowers shall from time to time, within 30 days of written demand by such Bank (with a copy of such demand to the Agent), immediately pay to the Agent for the account of such Bank additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank for such increased cost; provided, however, that, before making any such demand, each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. In determining such increased costs, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination (made in a manner generally consistent with the Bank's standard practices) of compensation owing under this Section 2.9(a) shall, absent manifest error, be conclusive and binding for all purposes. Each Bank, at the time such Bank demands payment under this
         Section 2.9(a), shall submit to the Company and the Agent a certificate
         (A) as to the amount of such increased cost, (B) detailing the calculation of such cost, and (C) certifying that such Bank is generally charging such costs to other similarly situated borrowers under similar credit facilities; provided that, unless such Bank is also demanding compensation generally from other similarly situated borrowers of such Bank under similar credit facilities, the Borrowers shall not be required to compensate such Bank pursuant to this Section 2.9(a) for any increased costs.

                  (b) Capital Adequacy. If any Bank or any Issuing Bank determines in good faith that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) implemented or effective after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Bank or such Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend or such Issuing Bank's commitment to issue Letters of

         Credit or any Bank's commitment to risk participate in Letters of Credit and other commitments of this type, then, upon 30 days prior written notice by such Bank or such Issuing Bank (with a copy of any such demand to the Agent), the Borrowers shall pay to the Agent for the account of such Bank or to such Issuing Bank, as the case may be, from time to time as specified by such Bank or such Issuing Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank or such Issuing Bank, in light of such circumstances, (i) with respect to such Bank, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend under this Agreement or its commitment to risk participate in Letters of Credit and (ii) with respect to such Issuing Bank, to the extent that such Issuing Bank reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination (made in a manner generally consistent with the Bank's standard practices) of compensation owing under this Section 2.9(b) shall, absent manifest error, be conclusive and binding for all purposes. Each Bank, at the time such Bank demands payment under this
         Section 2.9(b), shall submit to the Company and the Agent a certificate
         (A) as to the amount of such additional amounts, (B) detailing the calculation of such additional amounts, and (C) certifying that such Bank is generally charging such additional amounts to other similarly situated borrowers under similar credit facilities; provided that, unless such Bank is also demanding compensation generally from other similarly situated borrowers of such Bank under similar credit facilities, the Borrowers shall not be required to compensate such Bank pursuant to this Section 2.9(b) for any additional amounts.

                  (c) Letters of Credit. If, after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, any Issuing Bank or any Bank or (ii) impose on such Issuing Bank or any Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to such Issuing Bank of issuing or maintaining any Letter of Credit, or increase the cost to such Bank of its risk participation in any Letter of Credit (which increase in cost shall be determined by such Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, within 30 days of written demand by such Issuing Bank or such Bank (with a copy sent to the Agent), as the case may be, the Borrowers shall pay to the Agent for the account of such Issuing Bank or such Bank, as the case may be, from time to time as specified by such Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate such Issuing Bank or such Bank for such increased cost. Each Issuing Bank and each Bank agrees to use commercially reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for the booking of its Letters of Credit or risk participations if the making of such designation would avoid the effect of this Section 2.9(c) and would not, in the reasonable judgment of such Issuing Bank or such Bank, be otherwise disadvantageous to such Issuing Bank or such Bank, as the case may be. In determining such increased costs, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination (made in a manner generally consistent with the Bank's standard practices) of compensation owing under this Section 2.9(c) shall, absent manifest error, be conclusive and binding for all purposes. Each Bank, at the time such Bank demands payment under this
         Section 2.9(c), shall submit to the Company and the Agent a certificate
         (A) as to the amount of such increased cost, (B) detailing the calculation of such cost, and (C) certifying that such Bank is generally charging such costs to other similarly situated borrowers under similar credit facilities; provided that, unless such Bank is also demanding compensation generally from other similarly situated borrowers of such Bank under similar credit facilities, the Borrowers shall not be required to compensate such Bank pursuant to this Section 2.9(c) for any increased costs.

         Section 2.10 Payments and Computations.

                  (a) Payment Procedures. Except if otherwise set forth herein, the Borrowers shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Dallas, Texas time) on the day when due in Dollars to the Agent at the location referred to in the Notes (or such other location as the Agent shall designate in writing to the Company) in same day funds without set-off, counterclaims or other deduction. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Agent, the Issuing Banks or a specific Bank pursuant to Section 2.1(b), 2.3(b), 2.3(c), 2.6(c), 2.8, 2.9, 2.11, 2.12 or 2.13(c) but after taking into account payments effected pursuant to Section 9.4) to the Banks in accordance with each Bank's Pro Rata Share for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or any Issuing Bank to such Bank or such Issuing Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                  (b) Computations. All computations of interest or fees based on the Base Rate, the Eurodollar Rate or the Federal Funds Rate shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Agent Reliance. Unless the Agent shall have received written notice from any Borrower prior to the date on which any payment is due to the Banks that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due to such Bank. If and to the extent the Borrowers shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate for such day.

                  (e) Application of Payments. Unless otherwise specified in Section 2.7 hereof, whenever any payment received by the Agent under this Agreement is insufficient to pay in full all amounts then due and payable under this Agreement and the Notes, such payment shall be distributed and applied by the Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Agent or Wells Fargo under and in connection with this Agreement or any other Credit Document; second, to the payment of all expenses due and payable under Section 2.11(c), ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of fees due and payable to the Issuing Banks pursuant to Section 2.3(b); fourth, to the payment of all other fees due and payable under Section 2.3 ratably among the Banks in accordance with their applicable Commitments; and fifth, to the payment of the interest accrued on and the principal amount of all of the Advances, Reimbursement Obligations and other Obligations, regardless of whether any such amount is then due and payable, ratably among the Banks in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Bank.

         Section 2.11 Taxes.

                  (a) No Deduction for Certain Taxes. Any and all payments by the Borrowers shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, each Issuing Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, such Issuing Bank or the Agent (as the case may be) is organized or any political subdivision of such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") and, in the case of each Bank and each Issuing Bank, Taxes by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision of such jurisdiction. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank, any Issuing Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Bank, such Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if such Borrower's obligation to deduct or withhold Taxes is caused solely by such Bank's, such Issuing Bank's or the Agent's failure to provide the forms described in
         Section 2.11(e) and such Bank, such Issuing Bank or the Agent could have provided such forms, no such increase shall be required; (ii) such Borrower shall make such deductions; and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) Other Taxes. In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "Other Taxes").

                  (c) Indemnification. In addition, the Borrowers agree to indemnify each Bank, each Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such Bank, such Issuing Bank or the Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by the Borrowers in respect of this indemnification shall be made by the Borrowers in respect of this indemnification shall be made to the Agent for the benefit of any party claiming such indemnification within 30 days from the date the Company receives written demand detailing the calculation of such amounts therefor from the Agent on behalf of such Bank, such Issuing Bank or the Agent. If any Bank, any Issuing Bank or the Agent receives a refund in respect of any taxes paid by the Borrowers under this Section 2.11(c), such Bank, such Issuing Bank or the Agent, as the case may be, shall promptly pay to the Borrowers such refund.

                  (d) Evidence of Tax Payments. The Borrowers will pay prior to delinquency all Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Company will furnish to the Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment of such Taxes.

                  (e) Foreign Bank Withholding Exemption. Each Bank and each Issuing Bank that is not incorporated under the laws of the U.S. or a state thereof (a "Non-U.S. Lender") agrees that it will deliver to the Borrowers and the Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance (i) two duly completed copies of U.S. Internal Revenue Service Form W-8ECI or W-8BEN or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit J hereto, appropriately completed, and a Form W-8BEN, or other equivalent successor form, as appropriate, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any U.S. federal income taxes and (ii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by any Borrower. Each Bank which delivers to the Borrowers and the Agent a Form W-8ECI or W-8BEN, or other equivalent successor form, as appropriate, further undertakes to deliver to the Borrowers and the Agent two further copies of such form, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by any Borrower and the Agent certifying in the case of a Form W-8ECI or W-8BEN that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any U.S. federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises such Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of U.S. federal income tax, such Bank shall not be required to deliver such forms. The Borrowers shall withhold tax at the rate and in the manner required by the laws of the U.S. with respect to payments made to a Bank failing to timely provide the requisite Internal Revenue Service forms.

         Section 2.12 Illegality. If any Bank shall notify the Agent and the Company that the introduction of or any change in or in the interpretation of any law or regulation after the date hereof makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its Eurodollar Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Rate Advances of such Bank then outstanding hereunder, then, notwithstanding anything herein to the contrary, the Company shall, if demanded by such Bank in its notice, no later than 11:00 a.m. (Dallas, Texas time), (a) if not prohibited by law or regulation to maintain such Eurodollar Rate Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance of such Bank or (b) if prohibited by law or regulation to maintain such Eurodollar Rate Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice from such Bank, Convert all Eurodollar Rate Advances of such Bank then outstanding to Base Rate Advances and pay accrued interest on the principal amount Converted to the date of such Conversion and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such Conversion being made on such date. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this Section 2.12 and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

         Section 2.13 Letters of Credit.

                  (a) Issuance. From time to time from the date of this Agreement until three months before the Maturity Date, at the request of any Borrower, each Issuing Bank shall, on any Business Day and on the terms and conditions hereinafter set forth, issue, increase, decrease, amend or extend the expiration date of Letters of Credit for the account of the Borrowers (for the benefit of a Borrower or for the benefit of any of the other Subsidiaries of the Company). No Letter of Credit will be issued, increased or extended (i) if such issuance, increase or extension would cause the Letter of Credit Exposure to exceed the lesser of (a) $125,000,000 or (b) an amount equal to the remainder of (1) the lesser of the Borrowing Base or the aggregate Commitments minus (2) the aggregate outstanding principal amount of the Revolving Advances and Swingline Advances at such time; (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) one year after the date of issuance thereof or (B) five days before the Maturity Date; (iii) unless such Letter of Credit is in form and substance acceptable to the respective Issuing Bank in its sole discretion; (iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person, other than a Letter of Credit issued in substitution of any letter of credit outstanding on the Effective Date and listed on
         Schedule 1.1(b); (v) unless the Borrower requesting such Letter of Credit has delivered to the respective Issuing Bank a completed and executed letter of credit application on such Issuing Bank's standard form, which shall contain terms no more restrictive than the terms of this Agreement; and (vi) unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ("UCP") or any successor to the UCP. If the terms of any letter of credit application referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

                  (b) Participations. With respect to each letter of credit described on Schedule 1.1(b), the Borrowers, the Agent, the Issuing Bank and the Banks agree that such letters of credit shall constitute Letters of Credit for all purposes of this Agreement and each Bank agrees that it has a participation in the related Letter of Credit Exposure equal to such Bank's Pro Rata Share on the Effective Date. On the date of the issuance or increase of any Letter of Credit on or after the Effective Date, each Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from such Issuing Bank a participation in the Letter of Credit Exposure related to the Letters of Credit issued by such Issuing Bank equal to such Bank's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Each Issuing Bank shall promptly notify each such participant Bank by telex, telephone or telecopy of each Letter of Credit of such Issuing Bank issued, increased or decreased, and the actual dollar amount of such Bank's participation in such Letter of Credit. Each Bank's obligation to purchase participating interests pursuant to this Section 2.13(b) and to reimburse the respective Issuing Bank for such Bank's Pro Rata Share of any payment under a Letter of Credit issued by such Issuing Bank and not reimbursed in full by the Borrowers shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any of the circumstances described in Section 2.13(d) below, (ii) the occurrence and continuance of a Default, (iii) an adverse change in the financial condition of any Borrower or Guarantor, or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, except for any such circumstance, happening or event constituting or arising from gross negligence or willful misconduct on the part of such Issuing Bank.

                  (c) Reimbursement. The Borrowers hereby agree to pay on demand to each Issuing Bank in respect of each Letter of Credit issued by such Issuing Bank an amount equal to any amount paid by such Issuing Bank under or in respect of such Letter of Credit. In the event any Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrowers upon demand, such Issuing Bank shall give notice of such payment to the Agent and the Banks, and each Bank shall promptly reimburse such Issuing Bank for such Bank's Pro Rata Share of such payment, and such reimbursement shall be deemed for all purposes of this Agreement to constitute a Base Rate Advance to the Borrower from such Bank. If such reimbursement is not made by any Bank to any Issuing Bank on the same day on which such Issuing Bank shall have made payment on any such draw, such Bank shall pay interest thereon to such Issuing Bank at a rate per annum equal to the Federal Funds Rate. The Borrowers hereby unconditionally and irrevocably authorize, empower and direct the Agent and the Banks to record and otherwise treat each payment under a Letter of Credit not immediately reimbursed by the Borrowers as a Borrowing comprised of Base Rate Advances to the Borrowers.

                  (d) Obligations Unconditional. The obligations of the Borrowers under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

                           (i) any lack of validity or enforceability of any Letter of Credit Documents;

                           (ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

                           (iii) the existence of any claim, set-off, defense or other right which any Borrower or any Bank or any other Person may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the respective Issuing Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

                           (iv)     any statement or any other document
                  presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the respective Issuing Bank would not be liable therefor pursuant to the following Section 2.13(e);

                           (v) payment by the respective Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                           (vi)     any other circumstance or happening
                  whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this Section 2.13(d) shall be deemed to constitute a waiver of any remedies of any Borrower in connection with the Letters of Credit.

                  (e) Liability of Issuing Banks. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank nor any of its officers or directors shall be liable or responsible for:

                           (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

                           (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                           (iii) payment by such Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

                           (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including such Issuing Bank's own negligence),

                  except that the Borrowers shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to, and shall promptly pay to, the Borrowers, to the extent of any direct, as opposed to consequential, damages suffered by the Borrowers which the Borrowers prove were caused by (A) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Bank's willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 2.14 Determination of Borrowing Base. The Borrowing Base shall be determined by the Agent, as follows:

                  (a) Monthly. On the 25th day of each calendar month the Agent shall determine the Borrowing Base upon receipt of a Borrowing Base Certificate dated as of the last day of the immediately preceding calendar month.

                  (b) Property Adjustments. Following (i) any sale by any Borrower or Guarantor of any Property included in the Borrowing Base with a sales value in excess of

         $25,000,000 individually or in the aggregate since the most recent month end, (ii) any loss or casualty not covered by insurance resulting in destruction of any Property included in the Borrowing Base if the loss or casualty exceeds $25,000,000 individually or in the aggregate since the most recent month end, or (iii) any permitted purchase by any Borrower or Guarantor of any Property which can be included in the Borrowing Base with a purchase price in excess of $25,000,000 individually or in the aggregate since the most recent month end (each of such events hereinafter called an "Adjustment Event"), the Company shall (in the case of clauses (i) and (ii) above) or may (in the case of clause (iii) above) give the Agent notice of such Adjustment Event within five Business Days of the closing of such Adjustment Event, and the Agent may in its sole reasonable discretion (in the case of clauses
         (i) and (ii) above) or shall (in the case of clause (iii) above) further adjust the appropriate Borrowing Base components set forth in the most recent month end Borrowing Base Certificate delivered by the Company to the Banks to reflect the Adjustment Events occurring since the date of such Borrowing Base Certificate.

                  (c) Notice of Borrowing Base Change. Promptly following any date the Borrowing Base is redetermined in accordance with this
         Section 2.14, the Agent shall give notice to the Banks and the Company of the new Borrowing Base.

         Section 2.15 Bank Replacement.

                  (a) Right to Replace. The Company shall have the right to replace each Bank affected by a condition under clause (v) of Section 2.2(c), Section 2.9 or Section 2.12 for more than 90 days or each Bank which fails to consent to any extension of the Maturity Date pursuant to Section 2.18 (each such Bank, an "Affected Bank") in accordance with the procedures in this Section 2.15 and provided that no reduction of the total Commitments occurs as a result thereof.

                  (b)      First Right of Refusal; Replacement.

                           (i) Upon the occurrence of any condition permitting the replacement of a Bank, each Bank which is not an Affected Bank shall have the right, but not the obligation, to elect to increase its respective Commitment by an amount not to exceed the amount of the Commitments of the Affected Banks, which election shall be made by written notice from each such Bank to the Agent and the Company given within 30 days after the date such condition occurs specifying the amount of such proposed increase in such Bank's Commitment.

                           (ii) If the aggregate amount of the proposed increases in Commitments of all such Banks making such an election is in excess of the Commitments of the Affected Banks, (A) the Commitments of the Affected Banks shall be allocated pro rata among such Banks based on the respective amounts of the proposed increases to Commitments elected by each of such Banks, and (B) the respective Commitments of such Banks shall be increased by the respective amounts as so allocated so that, after giving effect to such termination and increases, the aggregate amount of the Commitments of all of the Banks will be the same as prior to such termination.

                           (iii) If the aggregate amount of the proposed increases in Commitments of all such Banks making such an election equals the Commitments of the Affected Banks, the respective Commitments of such Banks shall be increased by the respective amounts of their proposed increases so that, after giving effect to such termination and increases, the aggregate amount of the Commitments of all of the Banks will be the same as prior to such termination.

                           (iv) If the aggregate amount of the proposed increases in Commitments of all such Banks making such an election is less than the Commitments of the Affected Banks,
                  (A) the respective Commitments of such Banks shall be increased by the respective amounts of their proposed increases, and (B) the Company shall add additional Banks which are Eligible Assignees to this Agreement to replace such Affected Banks, which additional Banks would have aggregate Commitments no greater than those of the Affected Banks minus the amounts thereof assumed by the other Banks pursuant to such increases.

                  (c) Procedure. Any assumptions of Commitments pursuant to this Section 2.15 shall be made by the purchasing Bank or Eligible Assignee and the selling Bank entering into an Assignment and Assumption and by following the procedures in Section 9.6 for adding a Bank. In connection with the increase of the Commitments of any Bank pursuant to the foregoing Section 2.15(b), each Bank with an increased Commitment shall purchase from the Affected Banks at par such Bank's ratable share of the outstanding Advances of the Affected Banks and assume such Bank's ratable share of the Affected Banks' Letter of Credit Exposure.

         Section 2.16 Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of its Advances or its share of Letter of Credit Obligations in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Banks, such Bank shall notify the Agent and forthwith purchase from the other Banks such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (a) the amount of the participation sold by such Bank to the purchasing Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to the purchasing Bank to (ii) the total amount of all such required repayments to the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank pursuant to this
Section 2.16 may, to the fullest extent permitted by law, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.

         Section 2.17 Increase of Commitments. By delivery of an effective Increase Notice to the Agent (which the Agent shall promptly distribute to the Banks), the Company may request an increase of the aggregate amount of the Commitments; provided that (a) the aggregate amount of the Commitments both before and after giving effect to such requested increase shall not exceed $275,000,000, (b) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (c) the Company shall cause to be delivered to the Agent a commitment (or commitments) from (i) at least one Bank that commits to lending to the Borrowers more than its then current Commitment (such Bank to be referred to herein as an "Existing Bank" and such amount of its commitment above its then current Commitment to be referred to herein as a "Commitment Supplement") and/or (ii) any other Person (including an Affiliate of a Bank) that meets the requirements (other than the approval requirement) of clause (a) or (b) of the definition of "Eligible Assignee" (as defined in Article I hereof) and that commits to lending to the Borrowers and becoming a Bank under this Agreement (such Person to be referred to herein as a "New Bank" and the amount of its commitment to be referred to herein as a "New Commitment") (each Existing Bank and each New Bank to be referred to herein collectively as the "Supplementing Banks"). Upon receipt of notice from the Agent to the Banks and the Company that the Supplementing Banks have agreed to commit to increase the Commitments by an aggregate amount equal to the Increase Amount (as defined below) and execution and delivery by the Borrowers, the Agent and the Supplementing Banks of an Increased Commitment Agreement evidencing such agreement, then (A) the then current aggregate Commitments shall be increased by the Increase Amount, (B) the then current Commitment of each Existing Bank shall be increased by such Existing Bank's Commitment Supplement and (C) each of the New Banks will be added as a Bank under this Agreement and each such New Bank's Commitment shall be such New Bank's New Commitment. On the effective date of the Increased Commitment Agreement, the Borrowers shall request a Revolving Advance hereunder, which Revolving Advance shall be made by (and only by) the Supplementing Banks in the appropriate amounts as provided below. The proceeds of such Revolving Advance shall be utilized by the Borrowers to repay the Banks that did not agree to increase their Commitments, such Revolving Advance and repayment to be in amounts sufficient so that, after giving effect to the Increased Commitment Agreement, the Revolving Advances and the Letter of Credit Exposure shall be held by the Banks according to their Pro Rata Share of the Commitments as increased in accordance with the Increased Commitment Agreement.

         Section 2.18 Extensions of the Maturity Date. In the manner set forth in this Section 2.18, the Company may request that the Maturity Date may be extended (i) up to two times, in each case, for a period of one year measured from the Maturity Date then in effect or (ii) once for a period no longer than two years measured from the Maturity Date in effect as of the Effective Date. If the Company wishes to request such an extension of the Maturity Date, it shall give written notice to that effect to the Agent not less than 60 days prior to the date that is one year prior to the Maturity Date then in effect. If the Agent approves of the requested extension of the Maturity Date, the Agent shall promptly notify each Bank of receipt of such request and of the new requested Maturity Date. Each Bank shall endeavor to respond to such request, whether affirmatively or negatively (such determination in the sole discretion of such Bank), by notice to the Company and the Agent within 21 days of receipt of such request. If (but only if) all Banks approve of the requested extension of the Maturity Date, the Maturity Date for all purposes of this Agreement shall be the extended Maturity Date specified in the notice from the Agent to the Banks that was approved by all Banks, and the Agent shall give written notice of such extended Maturity Date to the Company, the Issuing Bank and the Banks.

         Section 2.19 Agreements regarding Subsidiaries.

                  (a) Domestic Subsidiaries. The Company agrees that it shall cause each Domestic Subsidiary that is not a Borrower to guarantee the payment and performance of the Obligations pursuant to the Guaranty to be executed by such Subsidiary prior to or substantially concurrent with the Borrower's execution of this Agreement. Contemporaneously with the creation or acquisition of any Domestic Subsidiary after the Closing Date that does not become a Borrower, the Company shall (i) cause such Domestic Subsidiary to guarantee the payment and performance of the Obligations by executing and delivering to the Agent an Accession Agreement, (ii) deliver a certificate covering the same matters described in clause (iii) of
         Section 3.1(a) with respect to such Domestic Subsidiary and (iii) deliver an opinion of Borrowers' counsel with respect thereto covering the matters previously opined on with regard to each Guarantor. The Company agrees that it shall cause each Domestic Subsidiary that is not a Guarantor or does not become a Guarantor pursuant to this Section 2.19(a) to become a Borrower pursuant to a Borrower Joinder. Contemporaneously with the execution and delivery of the Borrower Joinder, the Company shall (i) cause such Domestic Subsidiary to deliver a certificate covering the same matters described in clause
         (iii) of Section 3.1(a) with respect to such Domestic Subsidiary, (ii) deliver an opinion of Company's counsel with respect thereto covering the matters previously opined on with regard to each Borrower and (iii) cause such Domestic Subsidiary and the other Borrowers to execute replacement Revolving Note and Swing Line Note.

                  (b) Foreign Subsidiaries. The Company agrees that it shall, and shall cause each Subsidiary that owns any Capital Stock of a Foreign Subsidiary to (the extent not restricted by law), pledge two-thirds of all issued and outstanding shares of each class of Capital Stock of each Foreign Subsidiary (or, in the event that the Company and its Subsidiaries own, in the aggregate, less than two-thirds of the issued and outstanding shares of any class of such Capital Stock, all of such issued and outstanding shares owned by the Company and its Subsidiaries) to the Agent as security for the payment and performance of the Obligations, each of which pledges shall be pursuant to a pledge and security agreement in form and substance satisfactory to the Agent (the "Foreign Stock Pledge Agreements"); provided, however, that neither the Company nor any of its Subsidiaries shall be required to pledge the Capital Stock of Foreign Subsidiaries which, in the aggregate, contribute less than 12.5% of the EBITDA of the Company and its Subsidiaries on a consolidated basis determined as of the most recent Calculation Day based on the Calculation Period then ended; provided, further, however, that if, for any subsequent Calculation Period, EBITDA of the Foreign Stock Subsidiaries whose Capital Stock is not pledged pursuant to this Section 2.19(b) equals 12.5% or more of the EBITDA of the Company and its Subsidiaries on a consolidated basis, the Company and its Subsidiaries shall promptly (and in any event within ten Business Days after such determination is initially made) execute additional Foreign Stock Pledge Agreements which pledge the Capital Stock of additional Foreign Subsidiaries such that the EBITDA of the Foreign Stock Subsidiaries whose Capital Stock is not pledged is less than 12.5% of the EBITDA of the Company and its Subsidiaries on a consolidated basis. Each of such pledges shall constitute a perfected, first priority Lien in all such Capital Stock of each Foreign Subsidiary. In addition to the foregoing and in connection with the Foreign Stock Pledge Agreements, the Company and its applicable Subsidiaries shall deliver to the Agent the original certificates evidencing all of the Capital Stock so pledged, together with stock powers appropriately executed in blank or other instruments of transfer in form and substance satisfactory to the Agent.

                                  ARTICLE III

                             CONDITIONS OF LENDING

         Section 3.1 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective upon the following conditions precedent having been satisfied or, at the discretion of the Agent and the Banks, waived by the Agent and the Banks:

                  (a) Documentation. The Agent shall have received counterparts of this Agreement executed by the Borrowers and the Banks, and the following duly executed by all the parties thereto, in form and substance satisfactory to the Agent, and in sufficient copies for each
         Bank:

                           (i) the Guaranty and the Foreign Stock Pledge Agreements, if any are required hereunder, together with the original certificates evidencing all of the Capital Stock pledged pursuant to such Foreign Stock Pledge Agreements and stock powers appropriately executed in blank or other instruments of transfer in form and substance satisfactory to the Agent;

                           (ii) a certificate from the chief executive officer, president or chief financial officer of the Company dated as of the Effective Date stating that as of the Effective Date (A) all representations and warranties of the Borrowers set forth in this Agreement and the other Credit Documents are true and correct in all material respects, (B) no Default has occurred and is continuing, and (C) all of the conditions in this Section 3.1 have been met;

                           (iii) a certificate of the Secretary or an Assistant Secretary of each Borrower and Guarantor dated as of the date of this Agreement certifying (as of the date of this Agreement) to (A) the names and true signatures of officers of such Borrower and Guarantor authorized to sign the Credit Documents to which such Person is a party, (B) resolutions of the Board of Directors (or other governing body) of such Person with respect to the transactions herein contemplated,
                  (C) copies of the articles or certificate of incorporation and bylaws (or other organizational documents) of such Person, and
                  (D) copies of certificates of existence, good standing and foreign qualification (if applicable) with respect to such Person issued by the appropriate Governmental Authorities of its jurisdiction of incorporation or organization and the jurisdictions in which it has its principal executive offices;

                           (iv) a favorable opinion of Richard F. Cooper, General Counsel to the Borrowers and Guarantors, dated as of the Effective Date and in substantially the form of Exhibit K, appropriately completed;

                           (v) the audited Consolidated and unaudited consolidating balance sheet of the Company and its Subsidiaries as at December 31, 2002, and the related Consolidated and consolidating statements of operations, shareholders' equity and cash flows, of the Company and its Subsidiaries for the fiscal year then ended, duly certified by the chief financial officer or treasurer of the Company;

                           (vi) a Borrowing Base Certificate dated as of August 31, 2003 duly completed and executed by the chief financial officer or treasurer of the Company; and

                           (vii)    such other documents, governmental
                  certificates, agreements and lien searches as the Agent may reasonably request.

                  (b) Representations and Warranties. The representations and warranties contained in Article IV hereof, in Section 7 of the Guaranty and in the Foreign Stock Pledge Agreements, if any are required hereunder, and the other Credit Documents shall be true and correct in all material respects.

                  (c) Certain Payments. The Borrowers shall have paid the fees required to be paid as of the Effective Date pursuant to the Agent's Fee Letter.

         Section 3.2 Conditions Precedent for each Borrowing or Letter of Credit. The obligation of each Bank to fund an Advance on the occasion of each Borrowing (other than the Conversion or continuation of any existing Borrowing and other than a Mandatory Revolving Borrowing) and of any Issuing Bank to issue or increase or extend any Letter of Credit shall be subject to the further conditions precedent that, on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by any Borrower of the proceeds of such Borrowing or the issuance or increase or extension of such Letter of Credit shall constitute a representation and warranty by the Borrowers that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit such statements are true):

                  (a)      the representations and warranties contained in
         Article IV hereof, in Section 7 of the Guaranty and in the Foreign Stock Pledge Agreements, if any are required hereunder, and the other Credit Documents are correct in all material respects on and as of the date of such Borrowing or the issuance or increase or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance or increase or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date;

                  (b) no Default has occurred and is continuing or would result from such Borrowing or issuance or increase or extension or from the application of the proceeds therefrom; and

                  (c)      no Material Adverse Change shall have occurred.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and the Banks as follows, in each case (unless otherwise expressly stated in this Article IV below) as of the Closing Date, as of the Effective Date, as of the date of each Borrowing and as of the date of each issuance, renewal, extension or increase of a Letter of Credit:

         Section 4.1 Corporate Existence; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a Material Adverse Change. Each Subsidiary of the Company is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a Material Adverse Change. The Company has no Subsidiaries on the date of this Agreement other than the Subsidiaries listed on the attached
Schedule 4.1, and Schedule 4.1 lists the jurisdiction of incorporation and the address of the principal office of each such Subsidiary existing on the date of this Agreement.

         Section 4.2 Corporate Power. The execution, delivery and performance by each Borrower and Guarantor of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Borrower's and Guarantors' corporate or company (as applicable) powers, (b) have been duly authorized by all necessary corporate or company (as applicable) action, (c) do not contravene (i) any Borrower's or Guarantor's certificate or articles, as the case may be, of incorporation or by-laws or other organizational documents or (ii) any law or any contractual restriction binding on or affecting any Borrower or Guarantor, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Borrowing or the issuance, renewal, extension or increase of each Letter of Credit, such Borrowing or issuance, renewal, extension or increase (as applicable) and the use of the proceeds thereof (A) will be within each Borrower's corporate or company (as applicable) powers, (B) will have been duly authorized by all necessary corporate or company (as applicable) action, (C) will not contravene (1) any Borrower's certificate of incorporation or by-laws or other organizational documents or (2) any law or any contractual restriction binding on or affecting any Borrower, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (D) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         Section 4.3 Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by any Borrower or Guarantor of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. At the time of each Borrowing or the issuance, renewal, extension or increase of each Letter of Credit, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required therefor or for the use of the proceeds thereof.

         Section 4.4 Enforceable Obligations. This Agreement, the Notes and the other Credit Documents to which each Borrower is a party have been duly executed and delivered by such Borrower and the Guaranty and the other Credit Documents to which each Guarantor is a party have been duly executed and delivered by such Guarantor. Each Credit Document is the legal, valid, and binding obligation of each Borrower and Guarantor which is a party to it enforceable against each such Borrower and Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding at law or in equity).

         Section 4.5 Financial Statements.

                  (a) The audited Consolidated and unaudited consolidating balance sheet of the Company and its Subsidiaries as at December 31, 2002, and the related Consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and the unaudited Consolidated and consolidating balance sheet of the Company and its Subsidiaries as at June 30, 2003 and the related Consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to each Bank duly certified by the chief financial officer or treasurer of the Company, fairly present the financial condition of the Company and its Subsidiaries as at such dates and the results of the operations of the Company and its Subsidiaries for the year or quarter (as applicable) ended on such dates, and such balance sheets and statements were prepared in accordance with GAAP.

                  (b)      No Material Adverse Change has occurred.

         Section 4.6 True and Complete Disclosure. No representation, warranty or other statement made by any Borrower or Guarantor (or on behalf of any Borrower or Guarantor) in this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date of this Agreement. There is no fact known to any Responsible Officer of any Borrower on the date of this Agreement and on the Effective Date that has not been disclosed to the Agent which could reasonably be expected to cause a Material Adverse Change. All projections, estimates and pro forma financial information furnished by the Company or on behalf of the Borrowers were prepared on the basis of assumptions, data, information, tests or conditions believed to be reasonable at the time such projections, estimates and pro forma financial information were furnished.

         Section 4.7 Litigation. Except as set forth in the attached Schedule 4.7, there is no pending or, to the best knowledge of the Company, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, Governmental Authority or arbitrator, which could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note or any other Credit Document.

         Section 4.8 Use of Proceeds.

                  (a) Revolving Advances. The proceeds of the Revolving Advances have been, and will be, used by the Borrowers (i) to refinance existing indebtedness of the Company owed by it under the Existing Credit Agreement, (ii) to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement and (iii) for working capital, general corporate purposes and other lawful purposes of the Company and its Subsidiaries.

                  (b) Swingline Line Advances. The proceeds of the Swingline Line Advances will be used by the Borrowers for working capital, general corporate purposes and other lawful purposes of the Company and its Subsidiaries.

                  (c) Letter of Credit. The Letters of Credit will be used by the Borrowers to support the general corporate purposes of the Company and its Subsidiaries.

                  (d) Regulations. No proceeds of Advances or Letters of Credit will be used to purchase or carry any margin stock in violation of Regulation T, U or X of the Federal Reserve Board, as the same is from time to time in effect, or any official ruling or interpretation thereunder or thereof. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board).

         Section 4.9 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.10 Taxes. Except as set forth on Schedule 4.10(a), all federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Company, its Subsidiaries or any member of the Controlled Group (hereafter collectively called the "Tax Group") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and where the failure to file could reasonably be expected to cause a Material Adverse Change, except where contested in good faith and by appropriate proceedings and where adequate reserves therefor have been established to the extent required by GAAP; and all material taxes and other material impositions due and payable have been timely paid prior to the date on which any material fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings and where adequate reserves therefor have been established to the extent required by GAAP. Except as set forth on Schedule 4.10(b), neither the Company nor any other member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the property owned by the Company or any other member of the Tax Group is property which the Company or any other member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Company and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Company and all other members of the Tax Group, the failure to timely pay of which could reasonably be expected to cause a Material Adverse Change. The amounts shown on all tax returns to be due and payable have been paid in full or adequate provision therefor is included on the books of the appropriate member of the Tax Group.

         Section 4.11 Pension Plans. All Plans are in compliance in all material respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. To the knowledge of any Responsible Officer of the Company, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. To the knowledge of any Responsible Officer of the Company, neither the Company nor any other member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, neither the Company nor any other member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization.

         Section 4.12 Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of the Company and each of its Subsidiaries, taken as a whole, are and will continue to be in good repair, working order and condition, normal wear and tear excepted. Since the latest quarterly financial statements provided by the Company to the Agent, neither the business nor the material Properties of the Company and its Subsidiaries, taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

         Section 4.13 Insurance. Except as set forth in the attached Schedule 4.13, the Company and each of its Subsidiaries carry insurance with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses, or self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.

         Section 4.14 No Burdensome Restrictions; No Defaults.

                  (a) Neither the Company nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement, document or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which could reasonably be expected to cause a Material Adverse Change. The Borrowers and the Guarantors are not in default under or with respect to any contract, agreement, lease or other instrument to which any Borrower or Guarantor is a party and which could reasonably be expected to cause a Material Adverse Change. As of the Effective Date, neither any Borrower nor Guarantor has received any notice of default under any material contract, agreement, lease or other instrument to which such Borrower or Guarantor is a party which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

                  (b)      No Default has occurred and is continuing.

         Section 4.15 Environmental Condition.

                  (a)      The Company and its Subsidiaries, taken as a whole,
         (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective material Properties and the conduct of their respective businesses; (ii) have been and are in compliance with all terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws of which the failure to comply could reasonably be expected to cause a Material Adverse Change; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Environmental Permit, which violation could reasonably be expected to cause a Material Adverse Change; and (iv) are not subject to any actual or contingent material Environmental Claim, which Environmental Claim could reasonably be expected to cause a Material Adverse Change.

                  (b) None of the present or previously owned or operated Property of the Company or of any of its present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation or other response activity under any Environmental Laws which could reasonably be expected to cause a Material Adverse Change, (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Company or any of its Subsidiaries, wherever located, which Lien could reasonably be expected to cause a Material Adverse Change, or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for a Response that could cause a Material Adverse Change.

                  (c) Without limiting the foregoing, as of the Effective Date, the present and, to the best knowledge of any Responsible Officer of the Company, future liability, if any, of the Company and its Subsidiaries, taken as a whole, which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

         Section 4.16 Permits, Licenses, Etc. Each of the Company and its Subsidiaries possesses all certificates of public convenience, authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of its business. Each of the Company and its Subsidiaries manages and operates its business in accordance with all applicable Legal Requirements which the failure to so manage or operate could reasonably be expected to cause a Material Adverse Change.

         Section 4.17 Existing Mortgage Debt. All outstanding Indebtedness secured by a Lien on real property of any Borrower or Guarantor existing as of the Effective Date is described on Schedule 6.1, and the amount of such Indebtedness shown on such Schedule is the aggregate outstanding amount as of the Effective Date. No "default" or "event of default", however defined, has occurred and is continuing under any documentation evidencing such Indebtedness or the Lien securing such Indebtedness.

         Section 4.18 Property and Liens. As of the Effective Date, each of the Company and its Subsidiaries has good title to or a valid leasehold interest in its respective Property and none of such Property is subject to any Lien, except as permitted by Section 6.1.

         Section 4.19 Reportable Transaction. The Borrowers do not intend to treat the Advances and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulations Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

         So long as any Advance or any other Obligation or amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment, the Borrowers agree, unless the Majority Banks shall otherwise consent in writing, to comply with each of the following covenants:

         Section 5.1 Compliance with Laws, Etc. The Company will comply, and cause each of its Subsidiaries to comply, with all Legal Requirements of which the failure to comply could reasonably be expected to cause a Material Adverse Change; provided, however, that this Section 5.1 shall not prevent the Company, or any of its Subsidiaries from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings.

         Section 5.2 Insurance. The Company will maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, provided that the Company or such Subsidiary may self-insure to the extent and in the manner normal for similarly situated companies of like size, type and financial condition that are part of a group of companies under common control. All policies shall expressly protect or recognize the Agent's interest (if any) as required by the Agent. Upon request made by the Agent, the Company shall deliver certificates evidencing such insurance and copies of the underlying policies as they are available.

         Section 5.3 Preservation of Corporate Existence, Etc. The Company will preserve and maintain, and cause each of the other Borrowers and the Guarantors to preserve and maintain, its corporate or company existence, rights, franchises and privileges in the jurisdiction of its incorporation or organization, and qualify and remain qualified, and cause each such Borrower and Guarantor to qualify and remain qualified, as a foreign corporation or organization in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its existence, rights and franchises could reasonably be expected to cause a Material Adverse Change or, in the case of preserving and maintaining the existence of the Guarantors, where the net worth of such Guarantor would exceed $50,000,000; provided, however, that (a) nothing contained in this Section 5.3 shall prevent any transaction permitted by Section 6.4, and (b) the Borrowers shall, in all events, preserve and maintain the existence of (i) ABF Freight System, Inc. and (ii) all other Guarantors if, after giving effect to any failure to do so, a Default would occur or the Company and its Subsidiaries would not be in pro forma compliance with the covenants set forth in Sections 6.11, 6.12 and 6.13.

         Section 5.4 Payment of Taxes, Etc. The Company will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent and which the failure to timely pay or discharge could reasonably be expected to cause a Material Adverse Change, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither the Company nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

         Section 5.5 Visitation Rights. At any reasonable time and from time to time and so long as any visit or inspection will not unreasonably interfere with the Company's or any of its Subsidiaries operations, upon reasonable notice, the Company will, and will cause its Subsidiaries to, permit the Agent and any Bank, and any of its agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion the properties of, the Company and any such Subsidiary and to discuss the affairs, finances and accounts of the Company and any such Subsidiary with any of their respective officers or directors.

         Section 5.6 Reporting Requirements. The Company will furnish to the Agent and each Bank:

                  (a) Quarterly Financials. As soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than 60 days after the end of the fourth fiscal quarter of each fiscal year of the Company, the unaudited Consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter and the related unaudited statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous year and ending with the end of such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the Company as having been prepared in accordance with GAAP, together with a Compliance Certificate duly executed by a Responsible Officer;

                  (b) Annual Financials. As soon as available and in any event not later than 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein audited Consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income, shareholders' equity and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, in each case containing the unqualified certification of Ernst & Young L.L.P. or other independent certified public accountants of recognized standing acceptable to the Agent and including, if requested by the Agent, any management letters delivered by such accountants to the Company in connection with such audit together with a certificate of such accounting firm to the Banks stating that (i) no Default under
         Section 6.11, 6.12, 6.13 or 6.14 has occurred and is continuing and
         (ii) in the course of the regular audit of the business of the Company and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing or, if, in the opinion of such accounting firm, any Default has occurred and is continuing, a statement as to the nature thereof, together with a Compliance Certificate;

                  (c) Annual Projections. As soon as available and in any event not later than 30 days after the end of each fiscal year of the Company, the Consolidated annual projections of the Company and its Subsidiaries, including, but not limited to, annual projections of condensed (consistent with past practices) Consolidated balance sheets of the Company and its Subsidiaries and the related condensed (consistent with past practices) Consolidated statements of income of the Company and its Subsidiaries, for such year in reasonable detail and duly certified by an authorized financial officer of the Company as the projections presented or to be presented to the Company's Board of Directors for their review;

                  (d) Securities Law Filings. Promptly and in any event within 15 days after the sending or filing thereof, copies of all proxy material, reports and other information which the Company or any of its Subsidiaries sends to or files with the U.S. Securities and Exchange Commission or sends to the shareholders of the Company or of any of its Subsidiaries;

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

                  (e) Defaults. As soon as possible and in any event within five days after the occurrence of each Default known to a Responsible Officer of the Company or any of its Subsidiaries, a statement of an authorized financial officer of the Company setting forth the details of such Default and the actions which the Company has taken and proposes to take with respect thereto;

                  (f) ERISA Notices. Except as to any matter which could not reasonably be expected to cause a Material Adverse Change, as soon as possible and in any event (i) within 30 days after the Company or any of its Subsidiaries knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred and within 10 days after the Company or any of its Subsidiaries knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the chief financial officer of the Company describing such Termination Event and the action, if any, which the Company or such Subsidiary proposes to take with respect thereto, (ii) within 10 days after receipt thereof by the Company or any of its Subsidiaries from the PBGC, copies of each notice received by the Company or any such Subsidiary of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, and (iii) within 10 days after receipt thereof by the Company or any of its Subsidiaries from a Multiemployer Plan sponsor, a copy of each notice received by the Company or any of its Subsidiaries concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

                  (g) Environmental Notices. Promptly upon the knowledge of any Responsible Officer of the Company of receipt thereof by the Company or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the U.S. Environmental Protection Agency, or any other Governmental Authority directly engaged in protection of the Environment, concerning (i) material violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and which, based upon information reasonably available to the Company at the time or after such violation, could reasonably be expected to cause a Material Adverse Change, (ii) any action or omission on the part of the Company or any of its present or former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which, based upon information reasonably available to the Company at the time of such receipt, could reasonably be expected to cause a Material Adverse Change, (iii) any notice of potential responsibility under CERCLA which could reasonably be expected to cause a Material Adverse Change, or (iv) the filing of a Lien other than a Permitted Lien upon, against or in connection with the Company, its present or former Subsidiaries any of their leased or owned Property, wherever located;

                  (h) Other Governmental Notices or Actions. Promptly and in event within five Business Days after receipt thereof by the Company or any of its Subsidiaries, and the knowledge of such receipt by a Responsible Officer of the Company or any inside counsel of the Company, (i) a copy of any notice, summons, citation or proceeding seeking to adversely modify in any material respect, revoke or suspend any license, permit or other authorization from the U.S. Department of Transportation or any other Governmental Authority, which action could reasonably be expected to cause a Material

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

         Adverse Change, and (ii) a copy of any revocation or involuntary termination of any license, permit or other authorization from the U.S. Department of Transportation or any other Governmental Authority, which revocation termination could reasonably be expected to cause a Material Adverse Change;

                  (i) Borrowing Base Certificate. On or prior to the 25th day of each calendar month, a completed Borrowing Base Certificate setting forth the components of the Borrowing Base as of the last day of the immediately preceding calendar month;

                  (j) Other Notices. Promptly following any merger or dissolution of any Subsidiary of the Company which is permitted hereunder, notice thereof;

                  (k) Material Litigation. As soon as possible and in any event within five days of any Responsible Officer of the Company or any of its Subsidiaries having knowledge thereof, notice of any litigation, claim or any other event which could reasonably be expected to cause a Material Adverse Change; and

                  (l) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

         Section 5.7 Maintenance of Property. The Company will, and will cause each of its Subsidiaries to, (a) maintain their material owned, leased or operated property, equipment, buildings and fixtures, taken as a whole in substantially the same or better condition and repair as the condition and repair thereof as of December 31, 2002, normal wear and tear excepted, and (b) not knowingly or willfully permit the commission of waste or other injury, or the occurrence of pollution, contamination or any other condition in, on or about the owned or operated property involving the Environment that could reasonably be expected to cause a Material Adverse Change.

         Section 5.8 Ownership of ABF. The Company will maintain its ownership of 100% of the common stock of ABF Freight System, Inc., a Delaware corporation and wholly-owned Subsidiary of the Company.

         Section 5.9 Further Assurances. The Company shall, and shall cause each of its Subsidiaries to, execute and deliver pursuant to this Section 5.9 such further documentation and take such further actions as may be reasonably requested by the Agent to carry out the provisions and purposes of the Credit Documents. Without limiting the generality of the foregoing, the Company shall, and shall cause each of it Subsidiaries (now or hereafter owned) to, at all times, comply with Section 2.19.

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                                   ARTICLE VI

                               NEGATIVE COVENANTS

         So long as any Advance or any other Obligation or amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding or any Bank shall have any Commitment, the Borrowers agree, unless the Majority Banks otherwise consent in writing, to comply with each of the following covenants:

         Section 6.1 Liens, Etc. The Company will not create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Company or any of its Subsidiaries may create, incur, assume or suffer to exist Liens:

                  (a) in favor of the Agent for the benefit of the Banks securing the Obligations;

                  (b) for taxes, assessments or governmental charges or levies on Property of any Borrower or Guarantor to the extent not required to be paid pursuant to Sections 5.1 and 5.4;

                  (c) imposed by law, such as landlords', carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries in accordance with GAAP;

                  (d) arising in the ordinary course of business out of pledges or deposits (i) under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation, bonds or letters of credit or (ii) to secure public or statutory obligations of the Company or any of its Subsidiaries;

                  (e) existing on Property acquired by the Company or any of its Subsidiaries in the ordinary course of business, each of which Liens (i) attached prior to the Company's or such Subsidiary's acquisition of such Property, (ii) was not created in contemplation of or in connection with such acquisition, and (iii) secures only the Indebtedness of the owner of such Property at the time of the attachment of such Lien, the aggregate of which Indebtedness at any time outstanding secured by all such Liens, when aggregated with all other Indebtedness referred to in Section 6.1(k) at any time outstanding secured by the Liens referred to therein, shall not exceed $40,000,000 at any time outstanding, exclusive of Liens affecting Property which secure only Indebtedness which has remained outstanding less than 180 days after the date of the acquisition of such Property by the Company or any of its Subsidiaries;

                  (f) securing Indebtedness existing on the Effective Date and listed on the attached Schedule 6.1; provided that the Indebtedness secured by such Liens shall not be

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

         renewed, refinanced or extended if the amount of such Indebtedness so renewed, refinanced or extended is greater than the outstanding amount of such Indebtedness on the Closing Date;

                  (g) constituting easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (h) arising from litigation and which are effectively stayed from execution and would not otherwise cause a Default to occur;

                  (i) on real Property securing surety bonds in an amount not to exceed $20,000,000;

                  (j) constituting purchase money Liens securing purchase money Indebtedness (including, without limitation, Capital Leases) permitted by Section 6.15(d), provided that (i) any Property subject to such purchase money Lien is acquired by the Company or any of its Subsidiaries, (ii) such Lien on such Property attaches concurrently with or within 120 days after the acquisition of such Property and
         (iii) such Lien shall attach solely to such Property so acquired and the proceeds thereof;

                  (k) permitted by Section 6.15(c) existing on Property acquired by the Company or any of its Subsidiaries in connection with an Acquisition Expenditure permitted pursuant to Section 6.16, each of which Liens (i) attached prior to the Company's or such Subsidiary's acquisition of such Property, (ii) was not created in contemplation of or in connection with such Person becoming a Subsidiary, and (iii) secures only Indebtedness permitted by Section 6.15(c), the aggregate of which Indebtedness at any time outstanding secured by all such Liens, when aggregated with all other Indebtedness referred to in
         Section 6.1(e) at any time outstanding secured by the Liens referred to therein, shall not exceed $40,000,000 at any time outstanding, exclusive of Liens affecting Property which secure only Indebtedness which has remained outstanding less than 180 days after the date of the acquisition of such Property by the Company or any of its Subsidiaries; and

                  (l) on certain Receivables of any Intermodal Subsidiary, in favor of any railroad company which secures the obligations of such Intermodal Subsidiary to such railroad company in connection with rail shipments with such railroad company contracted for by such Intermodal Subsidiary for the benefit of the obligors of such Receivables which Liens secure only Indebtedness described in this Section 6.1(1), the aggregate of which Indebtedness at any time outstanding secured by all such Liens shall not exceed $3,000,000.

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

         Section 6.2 Amendment of Material Documents. The Company will not, and will not permit any of its Subsidiaries to, enter into any amendment of the Subordinated Debt Documents without the approval of the Majority Banks.

         Section 6.3 Agreements Restricting Distributions From Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than a Credit Document) which limits any dividends, advances or other distributions by any of the Subsidiaries of the Company to the Company.

         Section 6.4 Merger or Consolidation; Asset Sales. The Company will not, and will not permit any of its Subsidiaries to:

                  (a) merge or consolidate with or into any other Person, unless (i) the Company (in the case of any transaction involving the Company) or such Subsidiary (unless such Subsidiary is merged into the Company or another Subsidiary) is the surviving corporation, and (ii) immediately before and after giving effect to any such proposed transaction, no Default existed or would exist;

                  (b) sell, transfer or otherwise dispose of any of the Company's or such Subsidiary's Property (unless, in the case of a Subsidiary, such assets are sold, leased, transferred or otherwise conveyed to another Subsidiary which is a Borrower or a Guarantor) except for (i) sales, transfers and dispositions in the ordinary course of business (the parties hereto agree that real estate sales and leases are in the ordinary course of business of the Company and its Subsidiaries so long as they are consistent with past practices conducted prior to the Closing Date) for a fair consideration, (ii) sales, transfers or dispositions of assets which are obsolete or are no longer in use and which are not significant to the continuation of the Company's or any of its Subsidiaries business; (iii) sales, transfers or dispositions of assets, other than sales, transfer or dispositions otherwise permitted by (i) or (ii) above, the Net Cash Proceeds of which do not exceed $40,000,000 in the aggregate for all such sales, transfers or dispositions of assets during any fiscal year; or (iv) sales, transfers or other dispositions of (1) the G.I. Leased Properties and/or (2) the Capital Stock or assets and/or liabilities of the Subsidiaries identified on Schedule 1.1(c).

         Section 6.5 Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, except that

                  (a) a wholly-owned Subsidiary of the Company may make a Restricted Payment to the Company or another wholly-owned Subsidiary of the Company;

                  (b) provided no Default has occurred and is continuing or would result therefrom, the Company may pay cash dividends to its shareholders in an aggregate amount not to exceed, during any fiscal year, the greater of (i) 25% of the Net Income of the Company and its Consolidated Subsidiaries during the fiscal year immediately preceding the date of payment of such dividends or (ii) $15,000,000; and

                  (c) provided (i) no Default has occurred and is continuing or would result therefrom, the (ii) Leverage Ratio on a pro forma basis, as then most recently determined

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

         based upon the Leverage Ratio calculated as of the most recent Calculation Day for the applicable Calculation Period in accordance with Section 6.13 but giving effect to each contemplated stock repurchase, redemption or other reacquisition and the One-Time Dividend, is less than 2.25 to 1.00 and (iii) the Availability after giving effect to each contemplated stock repurchase, redemption or other reacquisition and One-Time Dividend under this Section 6.5(c) is at least $50,000,000, then the Company may (A) repurchase, redeem or otherwise reacquire shares of its Capital Stock issued and outstanding in an aggregate amount from and after the Closing Date not to exceed $100,000,000 and (B) pay the One-Time Dividend after the Closing Date of up to $50,000,000; provided, however, in no event shall the aggregate amount of purchases, redemptions and reacquisitions pursuant to clause (A) above and the One-Time Dividend pursuant to clause (B) above exceed $100,000,000.

         Section 6.6 Investments, Loans, Advances. The Company will not, and will not permit any of its Subsidiaries to, make any loans, advances or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in, any Person, except the following (provided that before and after giving effect thereto there shall exist no Default):

                  (a)      the purchase of Liquid Investments;

                  (b) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

                  (c) ordinary course of business contributions, loans or advances to, or investments in, (i) a direct or indirect Subsidiary of the Company or (ii) the Company;

                  (d) contributions to, or capital investments in a Person which, prior to such contribution or investment, is not a Subsidiary but which becomes a Subsidiary as a result of such contribution or investment, provided that, (i) the Company shall have caused such Person to become a Guarantor or Borrower pursuant to Section 2.19(a);

                  (e) to the extent not prohibited by law, loans and advances to officers, directors and employees of the Company and its Subsidiaries so long as the aggregate principal amount thereof outstanding at any time shall not exceed $2,000,000; and

                  (f) other capital investments not otherwise permitted by this Section 6.6 in any Person which is not, and will not become, a Subsidiary of the Company as a result of such capital investment, provided that (i) the aggregate amount of such investments outstanding at any time shall not exceed $10,000,000; (ii) such Person shall be in the same or substantially similar line or lines of business as the Company and its Subsidiaries or a line of business directly related to providing services of the nature the Company and its Subsidiaries provide on the date this Agreement is executed; and (iii) the liabilities of such other Person shall be nonrecourse to the Company and its Subsidiaries.

         Section 6.7 Affiliate Transactions. Except as expressly permitted elsewhere in this Agreement, the Company will not, and will not permit any of its Subsidiaries to, make, directly

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

or indirectly: (a) any transfer, sale, lease, assignment or other disposal of any Property to any Affiliate of the Company or any purchase or acquisition of Property from any such Affiliate; or (b) any arrangement or other transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate); provided, however, that the Company and its Subsidiaries may (i) enter into any arrangement or other transaction with any such Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which it would obtain in a comparable arm's length transaction with a Person not such an Affiliate, (ii) guaranty or otherwise assume obligations of an Affiliate in connection with an Acquisition Expenditure to the extent permitted under Section 6.16 if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which it would obtain in a comparable arm's length transaction with a Person not such an Affiliate, and
(iii) maintain the arrangements listed on the attached Schedule 6.7.

         Section 6.8 Maintenance of Ownership of Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of Capital Stock of any Foreign Subsidiary whose Capital Stock is pledged to secure the Obligations in accordance with Section 2.19(b) or any shares of Capital Stock of any Borrower or Guarantor, in each case except as otherwise permitted by Section 6.4. Upon the sale or disposition of the Capital Stock of any Guarantor to any Person other than a Borrower or any other Guarantor, the Agent will, if such sale or disposition is permitted by clause
(b) of Section 6.4 and at the Borrowers' expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably require and take any other actions reasonably required to evidence or effect the release of such Guarantor's Guaranty.

         Section 6.9 No Further Negative Pledges. Except as set forth in the agreements and documentation governing Indebtedness of the Company or any of its Subsidiaries existing on the Effective Date and described on the attached
Schedule 6.9, or with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which encumbrances and Indebtedness relate solely to such specific Property, and improvements and accretions thereto, and are otherwise permitted by this Agreement), the Company will not, and will not permit any of its Subsidiaries to, enter into or suffer to exist any agreement (other this Agreement and the Credit Documents):

                  (a) prohibiting the creation or assumption of any Lien or otherwise affecting its power, authority, right or ability to grant or permit any Lien upon the Properties of the Company or any of its Subsidiaries, whether now owned or hereafter acquired; or

                  (b) requiring an obligation to be secured if some other obligation is or becomes secured;

provided, however, that the restrictions contained in this Section 6.9 shall not apply to any agreements governing credit facilities which constitute senior, unsecured Indebtedness which is permitted by this Agreement to be incurred, which is publicly placed or sold to institutional

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

investors or which constitutes commercial paper and which is not Indebtedness consisting of Subordinated Debt, Capital Leases or purchase money Indebtedness.

         Section 6.10 Other Businesses. The Company will not, and will not permit any of the other Borrowers or Guarantors to, substantially alter the character of their respective businesses, taken as a whole, from that conducted as of the Closing Date.

         Section 6.11 Interest Coverage Ratio. The Company will not permit its ratio, calculated as of each Calculation Day, commencing September 30, 2003 and continuing thereafter through and including the Maturity Date, for the Calculation Period then ended, of (a) Adjusted EBITDA for such Calculation Period to (b) the positive remainder of (i) Consolidated Interest Expense for such Calculation Period minus (ii) interest income for such Calculation Period, to be less than 4.5 to 1.0.

         Section 6.12 Net Worth. The Company will not permit its Consolidated Net Worth, as of each Calculation Day, commencing September 30, 2003 and continuing thereafter through and including the Maturity Date, to be less than an amount equal to the sum of (a) $302,141,000, plus (b) 50% of the Cumulative Net Income (as defined below), plus (c) 50% of the net cash proceeds of any issuance of equity by the Company after December 31, 2002 (excluding any such net cash proceeds as a result of the exercise of employee or director stock options). For purposes of determining the Company's compliance with this Section 6.12, an amount equal to the sum of (i) 75% of the aggregate amount of cash then previously paid after December 31, 2002 to such Calculation Day to its shareholders for repurchases, redemptions or other reacquisitions of its Capital Stock permitted in accordance with Section 6.5(c) and (ii) 75% of the amount of cash then previously paid in respect of the One-Time Dividend permitted in accordance with Section 6.5(c), in each case which payments have reduced the Company's Consolidated Net Worth by the amount of such payments, shall be added as an adjustment to the Company's Consolidated Net Worth.

         For purposes of this Section 6.12, the following terms shall have the following meanings:

                  "Cumulative Net Income" means the cumulative Consolidated Net Income of the Company and its Subsidiaries for the period from January 1, 2003 through the applicable Calculation Day (the "subject period"), exclusive of (i) any Net Losses (as defined below) during any completed fiscal quarter of such subject period and (ii) positive Consolidated Net Income of the Company and its Subsidiaries during any completed fiscal quarter during the Recovery Period not to exceed, in the aggregate, the aggregate amount of the Net Losses excluded pursuant to clause (i) preceding.

                  "Net Losses" means, with respect to any fiscal quarter during the subject period, the amount by which Consolidated Net Income of the Company and its Subsidiaries during such fiscal quarter is negative.

                  "Recovery Period" means, with respect to each fiscal quarter during the subject period in which there were Net Losses, the period up to four consecutive fiscal quarters which occur during the subject period and which immediately succeed the fiscal quarter during which such Net Losses occurred. In the case that there have been two or more

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

         different fiscal quarters in which there have been Net Losses during the subject period (resulting in two or more different Recovery Periods) and positive Consolidated Net Income has occurred within each Recovery Period, the positive Consolidated Net Income shall be first applied to recovering the Net Losses that occurred first.

         Section 6.13 Maximum Leverage Ratio. The Company will not permit its Leverage Ratio, calculated as of each Calculation Day, commencing September 30, 2003 and continuing thereafter through and including the Maturity Date, for the Calculation Period then ended, to be greater than 2.75 to 1.00.

         Section 6.14 Capital Expenditures. The Company may make or permit any of its Subsidiaries to make or commit to make any Capital Expenditures; provided, however, if the Company's Senior Debt is not rated either BBB- or higher by either S&P or Fitch or Baa3 or higher by Moody's, then Capital Expenditures of the Company and its Subsidiaries may not exceed $100,000,000, net of any Net Cash Proceeds received from the sale of any capital asset during such period if such sale is permitted pursuant to Section 6.4, in an aggregate amount during any fiscal year during which such circumstance has occurred. For purposes of calculating "Capital Expenditures" pursuant to this Section 6.14, all Acquisition Expenditures permitted pursuant to Section 6.16 shall be excluded.

         Section 6.15 Indebtedness. The Company will not incur or permit to exist, or permit any of its Subsidiaries to incur or permit to exist, any Indebtedness other than the Obligations and the following:

                  (a) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or another Subsidiary;

                  (b) Indebtedness outstanding on the Effective Date and listed on Schedule 6.15;

                  (c) Indebtedness assumed by the Company or a Subsidiary of the Company of an entity which becomes a Subsidiary after the Closing Date pursuant to an acquisition of any entity not prohibited by
         Section 6.16, provided that (i) such Indebtedness existed prior to such acquisition and was not created in anticipation thereof and (ii) immediately after giving effect to such acquisition, no Default shall have occurred and be continuing; provided, however, that such Indebtedness referred to in this clause (c) above may not be secured by any Property of the Company or any of its Subsidiaries other than the Property acquired in connection with such acquisition in which a Lien was granted prior to and not in anticipation of such acquisition and, in the event that such Indebtedness is so secured, all Liens securing such Indebtedness must be released within 180 days after the consummation of such acquisition other than Liens securing such Indebtedness in an aggregate amount not to exceed $40,000,000 (which may continue in existence after such 180 day period);

                  (d) Subordinated Debt, other unsecured senior Indebtedness, Capital Leases, purchase money Indebtedness or Indebtedness in respect of commercial paper, in each case incurred after the Effective Date (other than Indebtedness permitted pursuant to

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         Sections 6.15(a), 6.15(b) and/or 6.15(c)) (such Indebtedness incurred after the Effective Date pursuant to this Section 6.15(d) to be referred to collectively herein as "Additional Permitted
         Indebtedness"); provided, however, that:

                           (i) no Additional Permitted Indebtedness may be incurred at any time if, after giving effect to such incurrence, the aggregate outstanding principal amount of all Additional Permitted Indebtedness (including, without limitation, Additional Permitted Indebtedness previously incurred) would then exceed the Adjusted EBITDA of the Company and its Consolidated Subsidiaries as of the then most recent Calculation Day based upon the Calculation Period then ended;

                           (ii) no Additional Permitted Indebtedness may be incurred at any time if a Default has then occurred and is continuing or would result from such incurrence;

                           (iii) none of the financial covenants or similar covenants contained in the agreements, documents and instruments evidencing or governing such Additional Permitted Indebtedness (the "Additional Permitted Indebtedness Documents") may be more restrictive than those contained in this Agreement or any other Credit Document;

                           (iv) no Additional Permitted Indebtedness Document may be executed by the Company or any of its Subsidiaries, and no Additional Permitted Indebtedness may be incurred thereunder, if (A) the execution, delivery and performance of such Additional Permitted Indebtedness Document conflicts with, or constitutes a violation of, this Agreement or any other Credit Document or (B) the execution, delivery and performance of this Agreement and the other Credit Documents by the Company and its Subsidiaries conflicts with, or constitutes a violation of, such Additional Permitted Indebtedness Document;

                           (v) except for Capital Leases, commercial paper and Indebtedness included in clause (d) of the definition of Indebtedness, the due date for the payment or prepayment of all principal of the Additional Permitted Indebtedness shall be at least 60 days after the Maturity Date (exclusive of the effect of any acceleration of the maturity thereof upon the occurrence of an event of default thereunder);

                           (vi) all Additional Permitted Indebtedness must be pari passu or subordinate in right of payment to the Obligations; and

                           (vii) the aggregate principal amount of Additional Permitted Indebtedness that constitutes purchase money Indebtedness or Capital Leases shall not exceed $30,000,000 at any time outstanding.

         Notwithstanding any of the foregoing provisions, if the Company's Senior Debt is not rated either BBB- or higher by either S&P or Fitch or Baa3 or higher by Moody's, then the Company shall not, and shall not permit any of its Subsidiaries to, incur any Additional Permitted Indebtedness without the prior written consent of the Majority Banks; and

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                  (e)      extensions, renewals and refinancings of any of the
         Indebtedness specified in Sections 6.15(a), 6.15(b), 6.15(c) and/or 6.15(d) so long as the principal amount of such Indebtedness is not thereby increased.

         Section 6.16 Acquisition Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, make any Acquisition Expenditure unless each of the following requirements is satisfied:

                  (a) such Acquisition Expenditure is made in substantially the same or complementary lines of business of the Company and does not violate any other provisions of this Agreement;

                  (b) at the time of such Acquisition Expenditure, no Default has occurred and is continuing or would occur upon the consummation of such acquisition and the Agent shall have received a Compliance Certificate demonstrating pro forma compliance with Sections 6.11, 6.12, 6.13, 6.14 and 6.15 based on combined pro forma operating results of the Person to be acquired and the Company and its Subsidiaries, provided, however, the Agent shall also have received, in the case of a particular Acquisition Expenditure, or series of related Acquisition Expenditures aggregating, in excess of $50,000,000, audited financial statements, including, but not limited to, the balance sheet and the related statements of income, of the Person to be acquired that have been prepared as of a date or for a period ended (as applicable) within the 12 month period prior to such Acquisition Expenditure or series of related Acquisition Expenditures or, to the extent that such audited financial statements are not otherwise available, the Company shall either cause such audited financial statements to be prepared or cause the EBITDA of the Person to be acquired to be calculated and confirmed by independent certified public accountants and deliver such calculation and confirmation to the Agent; and

                  (c) at the time of such Acquisition Expenditure, the Company's Senior Debt is rated BBB- or higher by S&P or Fitch or Baa3 or higher by Moody's. Notwithstanding this clause (c) preceding, if the Company's Senior Debt is not rated either BBB- or higher by either S&P or Fitch or Baa3 or higher by Moody's, then the Company may make an Acquisition Expenditure if (and only if) such Acquisition Expenditure is not in excess of $50,000,000 in the aggregate.

                                  ARTICLE VII

                                    REMEDIES

         Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement and the other Credit Documents:

                  (a) Payment. The Borrowers shall fail to pay any principal of any Advance or any Reimbursement Obligation when the same becomes due and payable as set forth in this Agreement, or the Borrowers shall fail to pay any interest on any Advance or any fee or other amount or Obligation payable hereunder or under any other Credit Document

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         within five days after due and payable as set forth in this Agreement or any other Credit Document;

                  (b) Representation and Warranties. Any representation or warranty made or deemed to be made (i) by any Borrower in this Agreement or in any other Credit Document, (ii) by any Borrower (or any of its officers) in connection with this Agreement or any other Credit Document, or (iii) by any Subsidiary in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

                  (c) Covenant Breaches. (i) The Company shall fail to perform or observe any covenant contained in Section 5.3, 5.4 or 5.6(e), 5.6(f), 5.6(g), 5.6(h) or 5.6(i) or Article VI of this
         Agreement (ii) or the Company, any Subsidiary of the Company or any Guarantor shall fail to perform or observe any term or covenant set forth in any Credit Document which is not covered by clause (i) preceding or any other provision of this Section 7.1, if such failure shall remain unremedied for 30 days after the earlier of the date written notice of such default shall have been given to the Company by the Agent or any Bank or the date a Responsible Officer of the Company has actual knowledge of such default;

                  (d) Cross-Defaults. (i) The Company or any its Subsidiaries shall fail to pay any principal of or premium or interest on its Indebtedness which is outstanding in a principal amount of at least $15,000,000 individually or when aggregated with all such Indebtedness of the Company or its Subsidiaries so in default (but excluding Indebtedness evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, document or instrument relating to such Indebtedness; (ii) any other event shall occur or condition shall exist under any agreement, document or instrument relating to Indebtedness which is outstanding in a principal amount of at least $15,000,000 individually or when aggregated with all such Indebtedness of the Company or its Subsidiaries so in default, and shall continue after the applicable grace period, if any, specified in such agreement, document or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or
         (iii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                  (e) Insolvency. The Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of

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

         any such proceeding instituted against the Company or any such Subsidiary, either such proceeding shall remain undismissed for a period of 30 days or any of the actions sought in such proceeding shall occur; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 7.1(e);

                  (f) Judgments. Any judgment or order for the payment of money in excess of $15,000,000 (reduced for purposes of this Section 7.1(f) by the amount in respect of such judgment or order that a reputable insurer has acknowledged is payable under any valid and enforceable insurance policy) shall be rendered against the Company or any of its Subsidiaries which, within 30 days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal;

                  (g) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by a Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any member of the Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by a Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject any Borrower or Guarantor to any tax, penalty or other liabilities in the aggregate exceeding $15,000,000; or

                  (h) Guaranty. Any provision of the Guaranty requiring the payment of the Guaranteed Obligations (as defined in the Guaranty) shall for any reason cease to be valid and binding on any Guarantor or any Guarantor shall so state in writing.

         Section 7.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to Section 7.1(e)) shall have occurred and be continuing, then, and in any such event,

                  (a) the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Company and the Borrowers, declare the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Company and the Borrowers, declare the Advances, all interest thereon, the Letter of Credit Obligations and all other amounts and Obligations payable under this Agreement

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

         or any other Credit Document to be forthwith due and payable, whereupon the Advances, all such interest, all such Letter of Credit Obligations and all such amounts and Obligations shall become and be forthwith due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrowers, and

                  (b) the Borrowers shall, on demand of the Agent at the request or with the consent of the Majority Banks, deposit with the Agent into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

         Section 7.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.1(e) shall occur:

                  (a) the obligation of each Bank to make Advances and the obligation of each Issuing Bank to issue, increase or extend Letters of Credit shall immediately and automatically be terminated and the Advances, all interest thereon, all Letter of Credit Obligations and all other amounts and Obligations payable under this Agreement or any other Credit Document shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrowers; and

                  (b) to the extent permitted by law or court order, the Borrowers shall deposit with the Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

         Section 7.4 Cash Collateral Account.

                  (a) Pledge. The Borrowers hereby pledge, and grant to the Agent for the benefit of the Banks a Lien and security interest in, all funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of the Obligations, including without limitation all Letter of Credit Obligations owing to any Issuing Bank or any other Bank due and to become due from the Borrowers to any Issuing Bank or any other Bank under this Agreement in connection with the Letters of Credit.

                  (b) Application against Letter of Credit Obligations. The Agent may, at any time or from time to time, apply funds then held in the Cash Collateral Account to the payment of any Letter of Credit Obligations owing to any Issuing Bank, in such order as the Agent may elect, as shall have become or shall become due and payable by the Borrowers to any Issuing Bank under this Agreement in connection with the Letters of Credit.

                  (c) Duty of Care. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to

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         have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

         Section 7.5 Non-exclusivity of Remedies. No remedy conferred upon the Agent or the Banks is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

         Section 7.6 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.2 to authorize the Agent to declare the Advances or any other amount or Obligation payable hereunder or under the other Credit Documents due and payable pursuant to the provisions of
Section 7.2 or the automatic acceleration of the Advances or any such other amounts or Obligations pursuant to Section 7.3, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but specifically excluding any trust or custodial accounts for which any Bank is the trustee or other fiduciary) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Borrower against any and all of the indebtedness, liabilities or obligations of the Borrowers now or hereafter existing under this Agreement, the Note held by such Bank and the other Credit Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement, such Note or such other Credit Documents, and although such obligations may be unmatured. Each Bank agrees to promptly notify the Borrowers after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 7.6 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                                  ARTICLE VIII

                       AGENCY AND ISSUING BANK PROVISIONS

         Section 8.1 Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as administrative agent under this Agreement and the other Credit Documents on behalf of such Bank and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Credit Document or applicable law.

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         Section 8.2 Agent's Reliance, Etc. Neither the Agent nor any of its
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including the Agent's own negligence) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent;
(b) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Company or its Subsidiaries or to inspect the property (including the books and records) of the Company or its Subsidiaries; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         Section 8.3 The Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company or any of its Subsidiaries, and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if the Agent were not an agent hereunder and without any duty to account therefor to the Banks.

         Section 8.4 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 4.5 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 8.5 Indemnification. The Banks severally agree to indemnify the Agent and each Issuing Bank (to the extent not reimbursed by the Borrowers), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent or such Issuing Bank in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by the Agent or such Issuing Bank under this Agreement or any other Credit

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Document (INCLUDING THE AGENT'S OR SUCH ISSUING BANK'S OWN NEGLIGENCE), provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's and such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

         Section 8.6 Successor Agent and Issuing Banks. The Agent or any Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent or Issuing Bank with, if an Event of Default has not occurred and is not continuing, the consent of the Company, which consent shall not be unreasonably withheld. If no successor Agent or Issuing Bank shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's or Issuing Bank's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or Issuing Bank, then the retiring Agent or Issuing Bank may, on behalf of the Banks and the Company, appoint a successor Agent or Issuing Bank, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee and, in the case of an Issuing Bank, a Bank. Upon the acceptance of any appointment as Agent or Issuing Bank by a successor Agent or Issuing Bank, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Issuing Bank, and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Bank shall remain an Issuing Bank with respect to any Letters of Credit issued by such Issuing Bank and outstanding on the effective date of its resignation or removal and the provisions affecting such Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any retiring Agent's or Issuing Bank's resignation or removal hereunder as Agent or Issuing Bank, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Issuing Bank under this Agreement and the other Credit Documents.

         Section 8.7 Co-Syndication Agents. The Co-Syndication Agents shall not have any duties, obligations or liabilities in their capacities as Co-Syndication Agents.

         Section 8.8 Co-Documentation Agents. The Co-Documentation Agents shall not have any duties, obligations or liabilities in its capacities as Documentation Agent.

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                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes or any other Credit Document, nor consent to any departure by the Company or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or, if specifically provided for in any Credit Document, the Agent with the consent of the Majority Banks) and the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment shall increase the Commitment of any Bank without the written consent of such Bank, and no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the aggregate Commitments of the Banks, except as permitted by Section 2.17, (b) reduce the principal of, or interest on, the Advances or any fees or other amounts or Obligations payable hereunder or under any other Credit Document, (c) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts or Obligations payable hereunder or under any other Credit Document, (d) amend Section 2.16 or this Section 9.1, (e) release any Guarantor from its obligations under the Guaranty, other than the release of any Guarantor's obligations under the Guaranty in accordance with Section 6.8, or (f) amend the definition of "Majority Banks"; and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent or any Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Agent or such Issuing Bank, as the case may be, under this Agreement or any other Credit Document, and (ii) no waiver or consent to departure from any of the conditions specified in Section 3.1 or 3.2 shall be effective unless in writing and signed by the Majority Banks and the Agent.

         Section 9.2 Notices, Etc. All notices and other communications shall be in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to the Borrowers, at the address of the Company (and in case of the Company) at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, Attention: Chief Financial Officer, with a copy to the General Counsel (telecopy: (501) 785-6124; telephone: (501) 785-6000); if to any Bank at its address for notices specified opposite its name on Schedule 9.2; if to the Agent or to Wells Fargo in its capacity as Agent or as an Issuing Bank, at its address at 1445 Ross Avenue, 23rd Floor, Dallas, Texas 75201, Attention: Preston L. Massey, Vice President (telecopy: (214) 969-0371; telephone: (214) 661-1221); and if a Notice of
Borrowing or a Notice of Conversion or Continuation to the Agent, at the address for notices for the Agent specified opposite its name on Schedule 9.2 or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Agent pursuant to Article II or VIII shall not be effective until received by the Agent.

         Section 9.3 No Waiver; Remedies. No failure on the part of any Bank, the Agent or any Issuing Bank to exercise, and no delay in exercising, any right or remedy hereunder or under

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any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any rights or remedies provided by law.

         Section 9.4 Costs and Expenses. The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement of this Agreement, the Notes and the other Credit Documents, including, without limitation, (a) the fees set forth in the Agent's Fee Letter, and (b) all reasonable out-of-pocket costs and expenses, if any, of the Agent, each Issuing Bank and each Bank (including, without limitation, reasonable counsel fees and expenses of the Agent, such Issuing Bank and each Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents after a Default or an Event of Default has occurred and is continuing, and (c) to the extent not included in the foregoing, the costs of any Uniform Commercial Code financing statement or continuation statement, and any related Uniform Commercial Code search conducted subsequent to such recordation.

         Section 9.5 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent, and when the Agent shall have, as to each Bank, received a counterpart hereof executed by such Bank, except that the Borrowers shall not have the right to assign their respective rights or delegate their respective duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.

         Section 9.6 Bank Assignments and Participations.

                  (a) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement and the other Credit Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it, the Notes held by it and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement and the other Credit Documents and shall involve a ratable assignment of such Bank's Commitment and such Bank's Revolving Advances, (ii) the amount of the resulting Commitment and Revolving Advances of the assigning Bank (unless it is assigning all its Commitment) and the assignee Bank pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Revolving Note subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Agent or an Eligible Assignee which is an Affiliate of the assigning Bank) shall pay to the Agent a $3,000 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof unless otherwise agreed by the parties to such

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

         Assignment and Acceptance and the Agent, (a) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (b) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding anything herein to the contrary, any Bank may assign, as collateral or otherwise, any of its rights under the Credit Documents to any Federal Reserve Bank.

                  (b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries or the Guarantors or the performance or observance by any Borrower or Guarantors of any of its respective obligations under this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section
         4.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and
         (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (c) The Register. The Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent, the Issuing Banks and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for

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

         inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Revolving Note or, in the case of an assignment to another Bank, Revolving Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for such Note or Notes, a new Revolving Note payable to the order of such Eligible Assignee in amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance, and if the assigning Bank has retained any Commitment hereunder, a new Revolving Note payable to the order of such Bank in an amount equal to, respectively, the Commitment retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit H.

                  (e) Participations. Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, its participation interest in the Letter of Credit Obligations and the Revolving Note held by it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent, the Issuing Banks and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) such Bank shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of any Note in which the participant has an interest, reductions in fees or interest or extending the Maturity Date, and (vi) such Bank shall give prompt prior notice to the Company of each such participation to be sold by such Bank. The Borrowers hereby agree that participants shall have the same rights under Sections 2.8, 2.9, 2.11(c) and 9.7 hereof as the Bank to the extent of their respective participations. Notwithstanding the foregoing, upon the receipt of notice by the Company of the sale of a participation by any Bank to one or more banks or other entities (other than an Affiliate of such Bank) in or to all or a portion of its rights and obligations under this Agreement (each such bank or other entity, a "Proposed Participant"), the Company shall have the right, but not the obligation, to select additional banks to replace such Proposed Participant on the same terms and conditions as the Proposed Participant upon prompt written notice from the Company to the Agent and the Bank selling such participation. The Company shall have ten days from the date of its receipt of notice of the proposed sale of such participation to the Proposed Participant to select replacement banks to replace such Proposed Participant. If the Company does not select any

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

         replacement banks or does not elect replacement banks the applicable Bank may sell such participation to the Proposed Participant.

         Section 9.7 Indemnification. The Borrowers shall indemnify the Agent, the Banks (including any lender which was a Bank hereunder prior to any full assignment of its Commitment), the Issuing Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (a) any actual or proposed use by any Borrower or any Affiliate of any Borrower of the proceeds of any Advance, (b) any breach by any Borrower, any Subsidiary of any Borrower or any Guarantor of any provision of this Agreement or any other Credit Document, (c) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, or (d) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated properties, or the operations or business, of the Company or any of its Subsidiaries, and the Borrowers shall reimburse the Agent, each Issuing Bank, each Bank and each affiliate thereof their respective directors, officers, employees and agents, upon demand, for any reasonable out-of-pocket expenses (including reasonable legal fees) incurred in connection with any such investigation, litigation or other proceeding; and EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.

         Section 9.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 9.9 Survival of Representations, Etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrowers in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Banks, none of which investigations shall diminish any Bank's right to rely on such representations and warranties. All obligations of the Borrowers provided for in Sections 2.8, 2.9, 2.11(c) and
9.7 shall survive any termination of this Agreement and repayment in full of the Obligations.

         Section 9.10 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

         Section 9.11 Commercial Loans. The Borrowers represent and warrant that the Advances are and shall be "Commercial Loans" as such term is used in Chapter 306 of the Texas Finance Code. In the event that applicable law provides for an interest ceiling under Chapter 303

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

of the Texas Finance Code, the ceiling shall be the indicated (weekly) ceiling and shall be used when appropriate in determining the Maximum Rate.

         Section 9.12 Usury Not Intended. It is the intent of the Borrowers and each Bank in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Bank including such applicable laws of the State of Texas and the U.S. from time to time in effect. In furtherance thereof, the Banks and the Borrowers stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances include amounts which, by applicable law, are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Bank receiving same shall credit the same on the principal of its Advances (or if such Advances shall have been paid in full, refund said excess to the Borrowers). In the event that the maturity of the Advances is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Advances (or, if the applicable Advances shall have been paid in full, refunded to the Borrowers). The provisions of this Section 9.12 shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

         Section 9.13 Governing Law. This Agreement, the Notes and the other Credit Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

         Section 9.14 Consent to Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement, the Notes and the other Credit Documents, and the Borrowers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such court. The Borrowers hereby irrevocably waive, to the fullest extent they may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrowers hereby agree that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Borrowers at the address specified in Section 9.2. The Borrowers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.14 shall affect the rights of the Agent, the Issuing Bank or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent, the Issuing Bank

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or any Bank to bring any action or proceeding against the Borrowers or their respective Property in the courts of any other jurisdiction.

         Section 9.15 Banks not in Control. None of the covenants or other provisions contained in the Credit Documents shall, or shall be deemed to, give the Banks the right or power to exercise control over the affairs and/or management of the Company, any of its Subsidiaries or any Guarantor, the power of the Banks being limited to the right to exercise the rights and remedies provided in the Credit Documents; provided, however, that if any Bank becomes the owner of any stock, or other equity interest in, any Person whether through foreclosure or otherwise, such Bank shall be entitled (subject to requirements of law) to exercise such legal rights as it may have by being owner of such stock, or other equity interest in, such Person.

         Section 9.16 Headings Descriptive. The headings of the several sections, clauses and paragraphs of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 9.17 WAIVERS OF JURY TRIAL. THE BORROWERs, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER CREDIT DOCUMENT OR TO ANY COUNTERCLAIM THEREIN.

         Section 9.18 Binding Arbitration.

                  (a) Arbitration. The Borrowers, the Agent, the Issuing Bank and the Banks agree, upon demand, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) this Agreement or the other Credit Documents and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

                  (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any Person who fails or refuses to submit to arbitration following a

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         demand by any other Person shall bear all costs and expenses incurred by such other Person in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any Person that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

                  (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any Person to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any Person to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in clauses (i), (ii) and (iii) of this Section 9.18(c).

                  (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any Person, including the plaintiff, to submit the controversy or claim to arbitration if any other Person contests such action for judicial relief.

                  (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for

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         discovery is essential for the such Person's presentation and that no alternative means for obtaining information is available.

                  (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

                  (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

                  (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators, the Borrowers, the Agent, the Issuing Bank and the Banks shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other Person that is a party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a Person required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the Borrowers, the Agent, the Issuing Bank and the Banks potentially applies to a dispute, the arbitration provision most directly related to the Credit Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Credit Documents or any relationship between or among the Borrowers, the Agent, the Issuing Bank and the Banks.

         Section 9.19 Confidentiality. Each of the Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors who, in the reasonable judgment of the Agent and the applicable Banks, need to know such information for the purpose of performing or exercising the duties, obligations, rights and remedies of the Agent or such Banks under this Agreement and the other Credit Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Agreement or the enforcement of rights hereunder or thereunder, (f) subject to any agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Company, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent or any Bank on a non-confidential basis from a source other than the Company. In addition, the Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agent and the Banks in connection with the administration and management of this Agreement

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

and the other Credit Documents. For purposes of this Section, "Information" means all information received from the Company or any other Borrowers or Guarantors relating to the Company or any other Borrowers or Guarantors or any of their respective businesses, other than any such information that is available to the Agent or any Bank on a non-confidential basis prior to disclosure by the Company or any other Borrowers or Guarantors. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything to the contrary, "Information" shall not include, and the Agent and each Bank may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Bank relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Advances, Letters of Credit and transactions contemplated hereby.

         Section 9.20 Joint and Several Liability. Each Borrower shall be jointly and severally liable to the Agent, the Issuing Bank and the Banks for the performance of all obligations of the Borrowers under this Agreement, the Notes and the other Credit Documents to which they are a party. Notwithstanding anything herein, in the Notes or in any other Credit Document to the contrary, in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if, as a result of applicable law relating to fraudulent conveyance or fraudulent transfer, including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, "Fraudulent Transfer Laws"), the obligations of any Borrower other than the Company (a "Non-Company Borrower") under this Agreement, the Notes or any other Credit Document would otherwise, after giving effect to (a) all other liabilities of such Non-Company Borrower, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Non-Company Borrower in respect of intercompany Indebtedness to any other Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Non-Company Borrower hereunder or under any other Credit Document) and (b) the value as assets of such Non-Company Borrower (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights of subrogation, contribution, reimbursement, indemnity or similar rights held by such Non-Company Borrower, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Agreement, the Notes or any other Credit Document, then the amount of such liability shall, without any further action by such Non-Company Borrower, any Bank, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         Section 9.21 Amendment and Restatement. Upon satisfaction of all of the conditions precedent set forth in Section 3.1 of this Agreement, the Existing Credit Agreement shall be amended and restated by this Agreement, provided that this Agreement does not constitute and

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shall not be construed as a novation of or a payment and readvance of the loan principal, interest and other sums, if any, heretofore outstanding under the Existing Credit Agreement.

         Section 9.22 ENTIRE AGREEMENT. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

         THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

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

EXECUTED as of the date first referenced above.

                                     BORROWERS:

                                     ARKANSAS BEST CORPORATION

                                     By:__________________________
                                        Judy R. McReynolds
                                        Vice President - Controller

                                     ABF FARMS, INC.
                                     ABF FREIGHT SYSTEM, INC.
                                     ABF CARTAGE, INC.
                                     TRANSPORT REALTY, INC.
                                     CLIPPER EXXPRESS COMPANY
                                     FLEETNET AMERICA, LLC
                                     AGRICULTURAL EXPRESS OF AMERICA,
                                     INC.
                                     DATA-TRONICS CORP.
                                     TREAD-ARK INVESTMENT CORPORATION
                                     ARKANSAS BEST AIRPLANE LEASING, INC.
                                     TREAD-ARK CORPORATION
                                     ABF AVIATION, LLC

                                     By: ___________________________________
                                         Judy R. McReynolds
                                         Assistant Treasurer

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     AGENT:

                                     WELLS FARGO BANK, NATIONAL
                                     ASSOCIATION, as Agent

                                     By: _____________________________
                                         Preston L. Massey
                                         Vice President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     CO-SYNDICATION AGENTS:

                                     FLEET NATIONAL BANK, as Co-Syndication
                                     Agent

                                     By: ____________________________
                                         Christopher E. Leath
                                         Vice President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     SUNTRUST BANK, as Co-Syndication Agent

                                     By: __________________________________
                                         Name: ____________________________
                                         Title: ___________________________

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     CO-DOCUMENTATION AGENTS:

                                     WACHOVIA BANK, NATIONAL
                                     ASSOCIATION, as Co-Documentation Agent

                                     By: __________________________________
                                         Name:  ___________________________
                                         Title: ___________________________

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     THE BANK OF TOKYO-MITSUBISHI, LTD., as
                                     Co-Documentation Agent

                                     By: __________________________________
                                         Name:   __________________________
                                         Title: ___________________________

                                     By: __________________________________
                                         Name:  ___________________________
                                         Title: ___________________________

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     BANKS:

                                     WELLS FARGO BANK, NATIONAL
                                     ASSOCIATION, as a Bank

                                     By: __________________________________
                                         Preston L. Massey
                                         Vice President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     FLEET NATIONAL BANK, as a Bank

                                     By: __________________________________
                                         Christopher E. Leath
                                         Vice President

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     SUNTRUST BANK, as a Bank

                                     By: __________________________________
                                         Name:  ___________________________
                                         Title: ___________________________

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     WACHOVIA BANK, NATIONAL
                                     ASSOCIATION, as a Bank

                                     By: __________________________________
                                         Name:  ___________________________
                                         Title: ___________________________

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     THE BANK OF TOKYO-MITSUBISHI, LTD.

                                     By: __________________________________
                                         Name:  ___________________________
                                         Title: ___________________________

                                     By: __________________________________
                                         Name:  ___________________________
                                         Title: ___________________________

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     U.S. BANK NATIONAL ASSOCIATION

                                     By: __________________________________
                                         Name:  ___________________________
                                         Title: ___________________________

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     THE NORINCHUKIN BANK, NEW YORK
                                     BRANCH

                                     By: __________________________________
                                         Name:  ___________________________
                                         Title: ___________________________

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     COMERICA BANK

                                     By: __________________________________
                                         Name:  ___________________________
                                         Title: ___________________________

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     THE FIRST NATIONAL BANK OF FORT
                                     SMITH

                                     By: __________________________________
                                         Name:  ___________________________
                                         Title: ___________________________

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

         EXECUTED as of the date first referenced above.

                                     BORROWERS:

                                     ARKANSAS BEST CORPORATION

                                     By: __________________________________
                                           David E. Loeffler
                                           Vice President
                                           Chief Financial Officer

                                     ABF FARMS, INC.
                                     ABF CARTAGE, INC.
                                     TRANSPORT REALTY, INC.
                                     CLIPPER EXXPRESS COMPANY
                                     FLEETNET AMERICA, LLC
                                     AGRICULTURAL EXPRESS OF AMERICA,
                                     INC.
                                     DATA-TRONICS CORP.
                                     TREAD-ARK CORPORATION

                                     By: __________________________________
                                          David E. Loeffler
                                          Treasurer

                                     TREAD-ARK INVESTMENT CORPORATION
                                     ABF FREIGHT SYSTEM, INC.

                                     By: __________________________________
                                          David E. Loeffler
                                          Assistant Treasurer

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                     ARKANSAS BEST AIRPLANE LEASING, INC.
                                     ABF AVIATION, LLC

                                     By: __________________________________
                                           David E. Loeffler
                                           Vice President and Treasurer

             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT

                                    EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE

                    Dated __________________________, ______

         Reference is made to that certain Amended and Restated Credit Agreement dated as of September 26, 2003 (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the "Credit Agreement") among Arkansas Best Corporation, ABF Aviation, LLC, ABF Cartage, Inc., ABF Farms, Inc., ABF Freight System, Inc., Agricultural Express of America, Inc., Clipper Exxpress Company, Arkansas Best Airplane Leasing, Inc., Tread-Ark Investment Corporation, Data-Tronics Corp., Fleetnet America, LLC, Transport Realty, Inc., and Tread-Ark Corporation (collectively, the "Borrowers"), the lenders parties thereto, Fleet National Bank and SunTrust Bank, as Co-Syndication Agents, Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, Ltd., as Co-Documentation Agents, and Wells Fargo Bank, National Association, as Administrative Agent (the "Agent"). Unless otherwise defined in this Assignment and Acceptance, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement. This Assignment and Acceptance is being executed pursuant to Section 9.6 of the Credit Agreement.

         __________________ (the "Assignor") and ____________________________
(the "Assignee") agree as follows:

         1. As of the Effective Date (as defined below), the Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i), (ii), and (iii) of Section 2, a ____%(1) interest in and to all of the Assignor's rights and obligations under the Credit Agreement in connection with its Commitment, including, without limitation, such percentage interest in the Assignor's Commitment and the Revolving Advances owing to the Assignor, the participation interest in the Letter of Credit Obligations held by the Assignor and the Revolving Note held by the Assignor.

         2. The Assignor (a) represents and warrants that, as of the date hereof but immediately prior to giving effect to this Assignment and Acceptance, its total Commitment is $____________, the aggregate outstanding principal amount of Revolving Advances owed to it by the Borrowers is $____________, and its Pro Rata Share of the Letter of Credit Exposure is $____________; (b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition or results of

---------------
(1)      Specify percentage in no more than 5 decimal points.

Exhibit A to Credit Agreement - Page 1
operation of the Company, any Subsidiary of the Company or any Guarantor or the performance or observance by the Company, any Subsidiary of the Company or any Guarantor of any of its obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto; and (e) attaches the Revolving Note referred to in paragraph 1 above and requests that the Agent exchange such Revolving Note for a new Revolving Note dated ______________, 200__ in the principal amount of $_______________ payable to the order of the Assignee [, and a new Revolving Note dated _____________, 200__ in the principal amount of $____________, payable to the order of Assignor].

         3. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with, (i) in the event that the date of this Assignment and Acceptance is prior to the date of delivery of the initial financial statements required to be delivered pursuant to Section 5.6(b) of the Credit Agreement, copies of the financial statements referred to in Section 4.5 of the Credit Agreement or (ii) in the event that the date of this Assignment and Acceptance is after the date of delivery of the initial financial statements required to be delivered pursuant to Section 5.6(b) of the Credit Agreement, copies of the most recent financial statements delivered pursuant to Section 5.6(b) of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it has, independently and without reliance upon the Agent, the Co-Syndication Agents, the Assignor or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Agent, the Co-Syndication Agents, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Document as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; (f) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; (g) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and its Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty(2), and (h) represents that it is an Eligible Assignee.

         4. Each party to this Assignment and Acceptance represents and warrants to the other party hereto that it has full power and authority to enter into this Assignment and Acceptance and to perform its obligations hereunder in accordance with the provisions hereof, that this Assignment and Acceptance has been duly authorized, executed and delivered by such party and that this Assignment and Acceptance constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as

---------------
(2) If the Assignee is organized under the laws of a jurisdiction outside the United States.

Exhibit A to Credit Agreement - Page 2
enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

         5. The effective date for this Assignment and Acceptance shall be ______________ (the "Effective Date")(3) and following the execution of this Assignment and Acceptance, the Agent will record it.

         6. Upon such recording, and as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than rights against the Borrower pursuant to Sections 2.8, 2.9, 2.11(c) and 9.7 of the Credit Agreement, which shall survive this assignment) and be released from its obligations under the Credit Agreement.

         7. Upon such recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Notes for periods prior to the Effective Date directly between themselves.

         8. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

--------------
(3) See Section 9.6 of the Credit Agreement. Such date shall be at least three Business Days after the execution of this Assignment and Acceptance unless otherwise agreed by the parties hereto and the Agent.

Exhibit A to Credit Agreement - Page 3

         The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

                                     [ASSIGNOR]

                                     By:        _____________________________
                                                Name: _______________________
                                                Title: ______________________

                                     Address:          ______________________
                                                       ______________________
                                                       ______________________
                                     Attention: _____________________________
                                     Telecopy:  _____________________________
                                     Telephone: _____________________________

                                     [ASSIGNEE]

                                     By:        _____________________________
                                                Name: _______________________
                                                Title: ______________________

                                     Domestic Lending Office:

                                     Address:   _____________________________
                                                   __________________________
                                                   __________________________
                                     Attention: _____________________________
                                     Telecopy:  _____________________________
                                     Telephone: _____________________________

                                     Eurodollar Lending Office:

                                     Address:   _____________________________
                                                   __________________________
                                                   __________________________
                                     Attention: _____________________________
                                     Telecopy:  _____________________________
                                     Telephone: _____________________________

Exhibit A to Credit Agreement - Page 4

[APPROVED(4) AND] ACCEPTED BY:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:    ___________________________
Name:  ___________________________
Title: ___________________________

Date:  ___________________________

[APPROVED(4) BY:]

__________________________________
as Issuing Bank

By:    ___________________________
Name:  ___________________________
Title: ___________________________

Date:  ___________________________

[APPROVED(4) BY:]

ARKANSAS BEST CORPORATION

By:    ___________________________
        David E. Loeffler
        Vice President and
        Chief Financial Officer

Date:  ___________________________

--------------------
(4) Approval by the Administrative Agent, the Issuing Bank and/or the Borrower may be required under the definition of "Eligible Assignee" contained in the Credit Agreement.

Exhibit A to Credit Agreement - Page 5

ABF FARMS, INC.
ABF CARTAGE, INC.
TRANSPORT REALTY, INC.
CLIPPER EXXPRESS COMPANY
FLEETNET AMERICA, LLC
AGRICULTURAL EXPRESS OF AMERICA, INC.
DATA-TRONICS CORP.
TREAD-ARK CORPORATION

By: _______________________________
       David E. Loeffler
       Treasurer

TREAD-ARK INVESTMENT
CORPORATION
ABF FREIGHT SYSTEM, INC.

By: ______________________________
        David E. Loeffler
        Assistant Treasurer

ARKANSAS BEST AIRPLANE LEASING, INC.
ABF AVIATION, LLC

By: _______________________________
        David E. Loeffler
        Vice President and Treasurer

Exhibit A to Credit Agreement - Page 6

                                    EXHIBIT B

                           BORROWING BASE CERTIFICATE

         Reference is made to that certain Amended and Restated Credit Agreement dated as of September 26, 2003 (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the "Credit Agreement"), among Arkansas Best Corporation, ABF Aviation, LLC, ABF Cartage, Inc., ABF Farms, Inc., ABF Freight System, Inc., Agricultural Express of America, Inc., Clipper Exxpress Company, Arkansas Best Airplane Leasing, Inc., Tread-Ark Investment Corporation, Data-Tronics Corp., Fleetnet America, LLC, Transport Realty, Inc., and Tread-Ark Corporation (collectively, the "Borrowers"), the lenders parties thereto, Fleet National Bank and SunTrust Bank, as Co-Syndication Agents, Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, Ltd., as Co-Documentation Agents, and Wells Fargo Bank Texas, National Association, as Administrative Agent. Unless otherwise defined in this Borrowing Base Certificate, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement.

         Pursuant to Section 5.6(i) of the Credit Agreement, the Company does hereby certify to the Agent and the Banks the following as of _________________,
 _____, [last day of immediately preceding calendar month]:

l.   Net Depreciated Value of Eligible Revenue Equipment                                         $_________

2.   Borrowing Base value of Eligible Revenue Equipment (75%)                                    $_________

3.   Aggregate outstanding Eligible Receivables                                                  $_________

4.   Borrowing Base value of Eligible Receivables (85%)                                          $_________

5.   Net Depreciated Value of Eligible Other Equipment                                           $_________

6.   Borrowing Base value of Eligible Other Equipment (50%)                                      $_________

7.   Real Estate Value of Eligible Real Property

     Borrowing Base value of Eligible Real Property (65%)                                        $_________

9.   Aggregate outstanding principal amount of all unsecured Total Funded
     Debt other than such Total Funded Debt which constitutes a part of the Obligations          $_________

10.  TOTAL BORROWING BASE VALUE
     (Remainder of (a) the sum of Lines 2, 4, 6 and 8 minus (b) Line 9)                          $_________

11.  Total aggregate Commitments                                                                 $_________

12.  LESSER OF BORROWING BASE VALUE OR AGGREGATE COMMITMENTS (Lesser of Line 10 or Line 11)      $_________

13.  Aggregate amount of all outstanding Revolving Advances                                      $_________

14.  Aggregate outstanding amount of all outstanding Swingline Advances                          $_________

15.  Aggregate amount of Letter of Credit Exposure                                               $_________

Exhibit B to Credit Agreement - Page 1

16.  BORROWING BASE AVAILABILITY
     (Remainder of (a) Line 12 minus (b) the sum of Lines 13,14 and 15)(1)                       $_________

------------------------
(1) If the Borrowing Base Availability calculated as shown in Line 16 above is negative, the Borrower shall be required to prepay the Advances in accordance with clause (ii) of Section 2.7(c) of the Credit Agreement.

Exhibit B to Credit Agreement - Page 2

         The Company has caused this Borrowing Base Certificate to be executed this _____ day of _______________.

                                     ARKANSAS BEST CORPORATION

                                     ________________________________________
                                     By:    David E. Loeffler
                                     Title: Vice President and
                                            Chief Financial Officer

Exhibit B to Credit Agreement - Page 3

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

FOR FISCAL QUARTER OR FISCAL YEAR ENDED ___________ (the "Subject Period")

         This certificate dated as of ___________, _____ is prepared pursuant to
Section 5.6(a) and Section 5.6(b) of the Amended and Restated Credit Agreement dated as of September 26, 2003 (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the "Credit Agreement") among Arkansas Best Corporation, a Delaware corporation, ABF Aviation, LLC, an Arkansas limited liability company, ABF Cartage, Inc., a Delaware corporation, ABF Farms, Inc., an Arkansas corporation, ABF Freight System, Inc., a Delaware corporation, Agricultural Express of America, Inc., a Delaware corporation, Clipper Exxpress Company, a Delaware corporation, Arkansas Best Airplane Leasing, Inc., an Arkansas corporation, Tread-Ark Investment Corporation, a Nevada corporation, Data-Tronics Corp., an Arkansas corporation, Fleetnet America, LLC, a Delaware limited liability company, Transport Realty, Inc., an Arkansas corporation, and Tread-Ark Corporation, a Delaware corporation (collectively, the "Borrowers"), the lenders parties thereto, Fleet National Bank and SunTrust Bank, as Co-Syndication Agents, Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, Ltd., as Co-Documentation Agents , and Wells Fargo Bank Texas, National Association, as Administrative Agent. Unless otherwise defined in this certificate, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement.

         The Borrower hereby certifies (a) that no Default currently exists or has occurred or is continuing, (b) that all of the representations and warranties made by the Company and its Subsidiaries in the Credit Agreement, in
Section 7 of the Guaranty and in the other Credit Documents are true and correct in all material respects as if made on this date and (c) that as of the last day of the Subject Period the amounts and calculations attached hereto as Attachment "A" are true and correct(1).

----------------
(1) Attachment "A" is to contain amounts and calculations, in reasonable detail, with respect to the Borrower's compliance with the following Sections of the Credit Agreement: Section 6.11, Section 6.12 and Section 6.13.

Exhibit C to Credit Agreement - Page 1

         Executed this ____ day of _______________, _____.

                                     ARKANSAS BEST CORPORATION
                                     ______________________________
                                     By:    David E. Loeffler
                                     Title: Vice President and
                                            Chief Financial Officer

Exhibit C to Credit Agreement - Page 2

                     ATTACHMENT A TO COMPLIANCE CERTIFICATE

                                                                                                    In Compliance as
                                                                                                    of End of Subject
                                                                                                         Period
                                                                                                    (Please Indicate)
1.    Interest Coverage Ratio (Section 6.11 of the Credit Agreement

      (a)   Adjusted EBITDA                                                    =    __________

      (b)   Consolidated Interest Expense for Subject Period                   =    __________

      (c)   Interest income for Subject Period                                 =    __________

      (d)   The amount entered on line (b) minus the amount entered on line
            (c)                                                                =    __________

      (e)   The ratio of the amount entered on line (a) to the amount, if
            positive, entered on line (d)                                      =    ____ to __

      Is the ratio entered on line (e) greater than or equal to 4.5 to 1.0?                         Yes         No

2.    Consolidated Net Worth (Section 6.12 of the Credit Agreement)

      (a)   $302,141,000

      (b)   Cumulative Net Income from January 1, 2003 multiplied by 50%       =    __________

      (c)   Net cash proceeds of any issuance of equity after December 31,
            2002 multiplied by 50%                                             =    __________

      (d)   The sum of the amounts entered on lines (a), (b) and (c)           =    __________

      (e)   The product of (i) the aggregate amount of cash paid after
            December 31, 2002 to the date that is the last day of the Subject
            Period to shareholders for repurchases, redemptions or other
            reacquisitions of Capital Stock and (ii) 75%                       =    __________

      (f)   The product of (I) the amount of cash paid in respect of the
            One-Time Dividend and (ii) 75%                                     =    __________

      (g)   The amount entered on line (e) plus the amount entered on line
            (f) (the "Adjustment Amount")                                      =    __________

      Is Consolidated Net Worth plus the Adjustment Amount greater than or
      equal to the amount entered on line (d)?                                                      Yes         No

3.    Leverage Ratio. (Section 6.13 of the Credit Agreement)

      (a)   Total Funded Debt                                                  =    __________

      (b)   Adjusted EBITDA                                                    =    __________

      (c)   The ratio of the amount entered on line (a) to the amount
            entered on line (b)                                                =    __________

      Is the ratio entered on line (c) less than or equal to 2.75 to 1.00?                          Yes         No

Exhibit C to Credit Agreement - Page 3

                                    EXHIBIT D

                 SUBSIDIARY GUARANTY AND CONTRIBUTION AGREEMENT

         This Subsidiary Guaranty and Contribution Agreement dated as of September 26, 2003 (this "Agreement") is executed by the parties signatory hereto or to an Accession Agreement in favor of the Agent and the Banks party to the Credit Agreement herein described.

                                  INTRODUCTION

         A. This Agreement is given in connection with the Amended and Restated Credit Agreement dated as of September 26, 2003 (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the "Credit Agreement") among Arkansas Best Corporation, a Delaware corporation, ABF Aviation, LLC, an Arkansas limited liability company, ABF Cartage, Inc., a Delaware corporation, ABF Farms, Inc., an Arkansas corporation, ABF Freight System, Inc., a Delaware corporation, Agricultural Express of America, Inc., a Delaware corporation, Clipper Exxpress Company, a Delaware corporation, Arkansas Best Airplane Leasing, Inc., an Arkansas corporation, Tread-Ark Investment Corporation, a Nevada corporation, Data-Tronics Corp., an Arkansas corporation, Fleetnet America, LLC, a Delaware limited liability company, Transport Realty, Inc., an Arkansas corporation, and Tread-Ark Corporation, a Delaware corporation (collectively, the "Borrowers"), Wells Fargo Bank, National Association, as Administrative Agent (the "Agent"), Fleet National Bank and SunTrust Bank, as Co-Syndication Agents, Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, Ltd., as Co-Documentation Agents, and the lenders parties thereto.

         B. The Company is the principal financing entity for all capital requirements of its Subsidiaries, and from time to time the Company has made and will continue to make capital contributions and advances to certain of its Subsidiaries, including each of the parties hereto (such parties herein called individually a "Guarantor" and collectively the "Guarantors"). Each Guarantor is a direct or indirect subsidiary of the Company and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

         C. Under the Credit Agreement, it is a condition to the making of the Advances by the Banks and the issuance of the Letters of Credit by the Issuing Bank that each Guarantor shall have executed and delivered this Agreement.

         Therefore, in order to induce the Banks to make the Advances and the Issuing Bank to issue the Letters of Credit, each Guarantor hereby agrees as follows:

         Section 1. Definitions. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement.

         Section 2. Guaranty. Each Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all indebtedness, liabilities and/or obligations of the Borrowers now or hereafter existing under the Credit Agreement, the Notes and any other Credit Document, whether for principal, Reimbursement

Exhibit D to Credit Agreement - Page 1

Obligations, interest, fees, expenses or otherwise (such indebtedness, liabilities and/or obligations being hereinafter referred to as the "Guaranteed Obligations"), and any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent or any Bank in enforcing any rights under this Agreement. Each Guarantor agrees that its guaranty obligation under this Agreement is a guarantee of payment, not of collection, and that such Guarantor is primarily liable for the payment of the Guaranteed Obligations.

         Section 3. Limit of Liability. Each Guarantor shall be liable under this Agreement with respect to the Guaranteed Obligations only for amounts aggregating up to the largest amount that would not render its guaranty obligation hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

         Section 4. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. The liability of each Guarantor under this Agreement shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any Credit Document;

         (c) any release or amendment or waiver of or consent to departure from the Credit Agreement, this Agreement or any other agreement or guaranty, for any of the Guaranteed obligations; or

         (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Borrower or a Guarantor.

         Section 5. Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that the Borrowers make payment to the Agent or any Bank and such payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment occurred. The Guarantor shall defend and indemnify the Agent and each Bank from and against any claim or loss under this Section 5 (including reasonable attorneys' fees and expenses) in the defense of any such action or suit.

Exhibit D to Credit Agreement - Page 2

         Section 6. Certain Waivers.

         6.01. Notice. Each Guarantor hereby waives promptness, diligence, notice of acceptance, notice of acceleration, notice of intent to accelerate and any other notice with respect to any of the Guaranteed Obligations and this Agreement.

         6.02. Other Remedies. Each Guarantor hereby waives any requirement that the Agent or any Bank exhaust any right or take any action against any Borrower or any other Person, including any action required by Chapter 34 of the Texas Business and Commerce Code.

         6.03. Waiver of Subrogation. (a) Each Guarantor hereby irrevocably waives, until payment in full of all Guaranteed Obligations and termination of all Commitments, any claim or other rights which it may acquire against any Borrower that arise from such Guarantor's obligations under this Agreement or any other Credit Document, including, without limitation, any right of subrogation (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. 509, or otherwise), reimbursement, exoneration, contribution, indemnification or any right to participate in any claim or remedy of the Agent or any Bank against any Borrower which the Agent or any Bank now has or acquires. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full and all of the Commitments terminated, such amount shall be held in trust for the benefit of the Agent and the Banks, and shall promptly be paid to the Agent for the benefit of the Agent and the Banks to be applied to the Guaranteed Obligations, whether matured or unmatured, as the Agent may elect. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this
Section 6.03(a) is knowingly made in contemplation of such benefits.

         (b) Each Guarantor further agrees that it will not enter into any agreement providing, directly or indirectly, for any contribution, reimbursement, repayment or indemnity by any Borrower or any other Person on account of any payment by such Guarantor to the Agent or the Banks under this Agreement.

         Section 7. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

         7.01. Corporate Authority. Such Guarantor is a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, which is set forth on Schedule
4.1 to the Credit Agreement. The execution, delivery and performance by such Guarantor of this Agreement are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene or violate (a) such Guarantor's charter or bylaws or (b) any law or material contractual restriction affecting such Guarantor or its Property.

Exhibit D to Credit Agreement - Page 3

         7.02. Government Approval. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Guarantor of this Agreement.

         7.03. Binding Obligations. This Agreement is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights (whether considered in a proceeding at law or in equity).

         Section 8. Covenants. Each Guarantor will comply with all covenant provisions of Article V and Article VI of the Credit Agreement to the extent such provisions are applicable to a Subsidiary of the Borrower.

         Section 9. Contribution. As a result of the transactions contemplated by the Credit Agreement, each of the Guarantors will benefit, directly and indirectly, from the Obligations and in consideration thereof desire to enter into a contribution agreement among themselves as set forth in this Section 9 to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event any payment is made by any Guarantor hereunder to the Agent or the Banks (such payment being referred to herein as a "Contribution"). The Guarantors hereby agree as follows:

         9.01. Calculation of Contribution. In order to provide for just and equitable contribution among the Guarantors in the event any Contribution is made by a Guarantor (a "Funding Guarantor"), such Funding Guarantor shall be entitled to a contribution from certain other Guarantors for all payments, damages and expenses incurred by that Funding Guarantor in discharging any of the Obligations, in the manner and to the extent set forth in this Section 9.01. The amount of any Contribution under this Agreement shall be equal to the payment made by the Funding Guarantor to the Agent or any other beneficiary pursuant to this Agreement and shall be determined as of the date on which such payment is made.

         9.02. Benefit Amount Defined. For purposes of this Agreement, the "Benefit Amount" of any Guarantor as of any date of determination shall be the net value of the benefits to such Guarantor and all of its Subsidiaries (including any Subsidiaries which may be Guarantors) from extensions of credit made by the Banks to the Borrowers under the Credit Agreement; provided, that in determining the contribution liability of any Guarantor which is a Subsidiary to its direct or indirect parent corporation or of any Guarantor to its direct or indirect Subsidiary, the Benefit Amount of such Subsidiary and its Subsidiaries, if any, shall be subtracted in determining the Benefit Amount of the parent corporation. Such benefits shall include benefits of funds constituting proceeds of Advances made to the Borrowers by the Banks which are in turn advanced or contributed by the Borrowers to such Guarantor or its Subsidiaries and benefits of Letters of Credit issued pursuant to the Credit Agreement on behalf of, or the proceeds of which are advanced or contributed or otherwise benefit, directly or indirectly, such Guarantor and its Subsidiaries (collectively, the "Benefits"). In the case of any proceeds of Advances or Benefits advanced or contributed to a Person of which any of the equity interests are owned directly or indirectly by a Guarantor (an "Owned Entity"), the Benefit Amount of a Guarantor with respect

Exhibit D to Credit Agreement - Page 4
thereto shall be that portion of the net value of the benefits attributable to Advances or Benefits equal to the direct or indirect percentage ownership of such Guarantor in its Owned Entity.

         9.03. Contribution Obligation. Each Guarantor shall be liable to a Funding Guarantor in an amount equal to the greater of (a) (i) the ratio of the Benefit Amount of such Guarantor to the total amount of Obligations, multiplied by (ii) the amount of Obligations paid by such Funding Guarantor and (b) 95% of the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Guarantor is deemed made for purposes of this Agreement (giving effect to all payments made by other Funding Guarantors as of such date in a manner to maximize the amount of such contributions).

         9.04. Allocation. In the event that at any time there exists more than one Funding Guarantor with respect to any Contribution (in any such case, the "Applicable Contribution"), then payment from other Guarantors pursuant to this Agreement shall be allocated among such Funding Guarantors in proportion to the total amount of the Contribution made for or on account of the Borrowers by each such Funding Guarantor pursuant to the Applicable Contribution. In the event that at any time any Guarantor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (a) of Section 9.03, that Guarantor shall be deemed to be a Funding Guarantor to the extent of such excess and shall be entitled to contribution from the other Guarantors in accordance with the provisions of this Section 9.04.

         9.05. Subsidiary Payment. The amount of contribution payable under this
Section 9.05 by any Guarantor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Guarantor.

         9.06. Equitable Allocation. If as a result of any reorganization, recapitalization or other corporate change in the Company or any of its Subsidiaries, or as a result of any amendment, waiver or modification of the terms and conditions of other Sections of this Agreement or the Obligations, or for any other reason, the contributions under this Section 9.06 become inequitable as among the Guarantors, the Guarantors shall promptly modify and amend this Section 9.06 to provide for an equitable allocation of contributions. Any of the foregoing modifications and amendments shall be in writing and signed by all Guarantors.

         9.07. Asset of Party to Which Contribution is Owing. The Guarantors acknowledge that the right to contribution hereunder shall constitute an asset in favor of the Guarantor to which such contribution is owing.

         9.08. Subordination. No payments payable by a Guarantor pursuant to the terms of this Section 9 shall be paid until all amounts then due and payable by the Borrowers to any Bank, pursuant to the terms of the Credit Documents, are paid in full in cash. Nothing contained in this Section 9 shall affect the indebtedness, liabilities or obligations of any Guarantor to the Agent or any Bank under this Agreement, the Credit Agreement or any other Credit Documents.

Exhibit D to Credit Agreement - Page 5

         Section 10. Miscellaneous.

         10.01. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing, including telegraphic communication, and delivered or teletransmitted to the Agent, as set forth in the Credit Agreement, and to each Guarantor, at the address set forth beside such Guarantor's name on Annex 1 hereto or in the Accession Agreement executed by such Guarantor, or to such other address as shall be designated by any Guarantor or the Agent in written notice to the other parties. All such notices and other communications shall be effective when delivered or teletransmitted to the above addresses.

         10.02. Amendments, Etc. No waiver of any provision of this Agreement nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Agent, the Majority Banks and the Borrowers, and no amendment of this Agreement shall be effective unless the same shall be in writing and signed by each Guarantor and the Agent, with the consent of the Majority Banks; provided, however, that any amendment or waiver releasing any Guarantor from any liability hereunder shall be signed by all the Banks; provided, further, however, that any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, in the event that any Subsidiary of the Company hereafter is required in a accordance with the terms of the Credit Agreement or otherwise agrees to become a guarantor of the Borrowers' obligations under the Credit Documents, then such Subsidiary may become a party to this Agreement by executing an Accession Agreement ("Accession Agreement") in the form attached hereto as Annex 2, and each Guarantor and the Agent hereby agrees that, upon such Subsidiary's execution of such Accession Agreement, this Agreement shall be deemed to have been amended to make such Person a Guarantor hereunder for all purposes and a party hereto and no signature is required on behalf of the other Guarantors or the Agent to make such an amendment to this Agreement effective.

         10.03. No Waiver; Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         10.04. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Agent and the Banks are hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by the Agent or the Banks to the account of any Guarantor against any and all of the obligations of such Guarantor under this Agreement, irrespective of whether or not the Agent or the Banks shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. The Agent and the Banks agree promptly to notify each Guarantor affected by any such set-off after any such set-off and application made by the Agent or the Banks provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Banks under this Section 10.04 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Banks may have.

Exhibit D to Credit Agreement - Page 6

         10.05. Continuing Guaranty; Transfer of Interest. This Agreement shall create a continuing guaranty and shall (a) remain in full force and effect until payment in full and termination of the Guaranteed Obligations, (b) be binding upon each Guarantor, its successors, and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause, when any Bank assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person pursuant to the terms of the Credit Agreement or other Credit Document, that other Person shall thereupon become vested with all the benefits held by such Bank under this Agreement. Subject to Section 5, upon the payment in full and termination of the Guaranteed Obligations, the guaranties granted hereby shall terminate and all rights hereunder shall revert to each Guarantor to the extent such rights have not been applied pursuant to the terms hereof. Subject to Section 5, upon any such termination, the Agent will, at each Guarantor's expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

         10.06. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Each Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement and the other Credit Documents, and such Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address specified below. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 10.06 shall affect the rights of any Bank or the Agent to serve legal process in any other manner permitted by the law or affect the right of any Bank or the Agent to bring any action or proceeding against any Guarantor or its Property in the courts of any other jurisdiction.

         10.07. WAIVERS OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY OR TO ANY COUNTERCLAIM THEREIN.

         10.08. Binding Arbitration.

                  (a) Arbitration. The Guarantors and the Agent agree, upon demand, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys and other agents), whether in tort, contract or otherwise arising out of or relating to in any way this Agreement or the Credit Documents and their negotiation, execution, collateralization, administration,

Exhibit D to Credit Agreement - Page 7
         repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

                  (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms ----- hereof and the Rules, the terms and procedures set forth herein shall control. Any Person who fails or refuses to submit to arbitration following a demand by any other Person shall bear all costs and expenses incurred by such other Person in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any Person that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

                  (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any Person to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any Person to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in clauses (i), (ii) and (iii) of this Section 10.08(c) .

                  (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof

Exhibit D to Credit Agreement - Page 8
         and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any Person, including the plaintiff, to submit the controversy or claim to arbitration if any other Person contests such action for judicial relief.

                  (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA.

         Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the such Person's presentation and that no alternative means for obtaining information is available.

                  (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

                  (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

                  (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators, the Guarantors and the Agent shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other Person that is a party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a Person required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the Guarantors and the Agent potentially applies to a dispute, the arbitration provision most directly related to this Agreement or the Credit Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Credit Documents or any relationship between or among the Borrower, the Guarantors, the Agent, the Issuing Bank and/or the Banks.

         10.09. ENTIRE AGREEMENT. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

Exhibit D to Credit Agreement - Page 9

         THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         10.10. Subordination of Indebtedness and Liens. In connection with this Agreement, each Guarantor hereby agrees as follows:

         (a) The payment of any and all principal of and interest on the Subordinated Indebtedness (as defined below) shall in all respects be subordinate and junior in right of payment and enforcement to the prior payment and enforcement in full of all Guaranteed Obligations as provided in this
Section 10.10. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guaranty of any nature to secure, guarantee or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by any Guarantor unless and until the Guaranteed Obligations shall have been irrevocably paid and performed in full. If any sums shall be paid to any Guarantor or any Affiliate of a Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor or such Affiliate of a Guarantor for the benefit of the Agent and the Banks and shall forthwith be delivered to the Agent without affecting the liability of such Guarantor or such Affiliate of a Guarantor under this Agreement and may be applied by the Agent against the Guaranteed Obligations in accordance with the Credit Agreement. Upon the request of the Agent, each Guarantor shall execute, deliver and endorse to the Agent such documentation as the Agent may request to perfect, preserve and enforce its rights hereunder. For purposes of this Agreement and with respect to each Guarantor, the term "Subordinated Indebtedness" means all indebtedness, liabilities and obligations of the Company or any Subsidiary of the Company other than such Guarantor (the Company and such Subsidiaries of the Borrower hereinafter called the "Debtors") to such Guarantor, whether such indebtedness, liabilities and obligations now exist or are hereafter incurred or arise, or are primary, absolute, secondary, direct, indirect, fixed, contingent, liquidated, unliquidated, secured or unsecured, matured or unmatured, joint, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities or obligations are evidenced by a note, contract, open account or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor;

         (b) Any and all Liens (including any judgment Liens) upon any Debtor's property or assets securing payment of any Subordinated Indebtedness (the "Subordinated Liens") shall be and remain inferior and subordinate to any and all Liens, if any exist, upon any Debtor's assets securing payment of the Guaranteed Obligations or any part thereof, regardless of whether such Subordinated Liens presently exist or are hereafter created or when such Subordinated Liens

Exhibit D to Credit Agreement - Page 10
were created, perfected, filed or recorded. Each Guarantor shall not exercise or enforce any creditors' rights or remedies that it may have against any Debtor or foreclose, repossess, sequester or otherwise institute any action or proceeding (whether judicial or otherwise, including, without limitation, the commencement of, or joinder in, any bankruptcy, insolvency, reorganization, liquidation, receivership or other debtor relief law) to enforce any Subordinated Lien on any property or assets of any Debtor unless and until the Guaranteed Obligations shall have been irrevocably paid and performed in full;

         (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief or other insolvency proceeding involving any Debtor as debtor, the Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions and payments made in respect of the Subordinated Indebtedness until the Guaranteed Obligations have been irrevocably paid and performed in full. The Agent may apply any such dividends, distributions and payments against the Guaranteed Obligations in accordance with the Credit Agreement;

         (d) All promissory notes, accounts receivable, ledgers, records or any other evidence of Subordinated Indebtedness, and all mortgages, deeds of trust, security agreements, assignments and other security documents evidencing the Subordinated Liens, shall contain a specific written notice thereon that the indebtedness and Liens evidenced thereby are subordinated under the terms of this Agreement; and

         (e) The terms and provisions of this Section 10.10 are given by each Guarantor as additional rights, remedies and benefits to any and all other subordination agreements heretofore, concurrently herewith or hereafter executed by such Guarantor to or in favor of the Agent or any Bank, and nothing in this Agreement shall ever be deemed to in any way negate or replace any other such previous, concurrent or subsequent subordination agreements.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

Exhibit D to Credit Agreement - Page 11

         Each Guarantor has caused this Agreement to be duly executed as of the date first above written.

                                        GUARANTORS:

                                        ARKANSAS UNDERWRITERS CORPORATION
                                        FREIGHTVALUE, INC.
                                        ABF FREIGHT SYSTEM DE MEXICO, INC.
                                        LAND-MARINE CARGO, INC.

                                        By: _________________________________
                                            Judy R. McReynolds
                                            Assistant Treasurer

Exhibit D to Credit Agreement - Page 12

                                     ANNEX 1
                to Subsidiary Guaranty and Contribution Agreement

                       ADDRESSES OF GUARANTORS FOR NOTICES

            Name of                          Jurisdiction              Address of
          Subsidiary                       of Incorporation        Principal Office
----------------------------------         ----------------     -----------------------
ABF Freight System De Mexico, Inc.             Delaware         3801 Old Greenwood Road
                                                                Fort Smith, AR 72903

Arkansas Underwriters Corporation              Arkansas         3801 Old Greenwood Road
                                                                Fort Smith, AR 72903

Freightvalue, Inc.                             Arkansas         3801 Old Greenwood Road
                                                                Fort Smith, AR 72903

Land-Marine Cargo, Inc.                      Puerto Rico        3801 Old Greenwood Road
                                                                Fort Smith, AR 72903

Exhibit D to Credit Agreement - Page 13

                                     ANNEX 2
                to Subsidiary Guaranty and Contribution Agreement

                               ACCESSION AGREEMENT

         ________________ [NAME OF SUBSIDIARY], a ___________________
[corporation] [limited liability company] (the "Subsidiary"), hereby agrees with
(i) Wells Fargo Bank, National Association, as Administrative Agent (the "Agent") under the Credit Agreement dated as of September 26, 2003 among Arkansas Best Corporation, a Delaware corporation which is the direct or indirect shareholder of the Subsidiary, the other borrowers thereto, the lenders party thereto (as the same may be amended, restated or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined in this Accession Agreement, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement), and (ii) the parties to the Subsidiary Guaranty and Contribution Agreement dated as of ______________ ___, 2003 (as the same may be amended, restated or otherwise modified from time to time, the "Guaranty Agreement") executed in connection with the Credit Agreement, as follows:

         The Subsidiary hereby agrees and confirms that, as of the date hereof, it (a) intends to be a party to the Guaranty Agreement and undertakes to guaranty payment of the Guaranteed Obligations in accordance with the Guaranty Agreement and to pay and perform all the indebtedness, liabilities and obligations expressed therein of a Guarantor (as defined in the Guaranty Agreement), (b) agrees to be bound by all of the provisions of the Guaranty as if it had been an original party to such Guaranty, and (c) confirms that the representations and warranties set forth in the Guaranty with respect to the Subsidiary, a party thereto, are true and correct in all material respects as of the date of this Accession Agreement.

         For purposes of notices under the Guaranty, the address for the Subsidiary is as follows:

         Attention:        _____________________
         Telephone:        _____________________
         Telecopy:         _____________________

         This Accession Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF this Accession Agreement was executed and delivered as of the ____ day of _______________, _____.

                                       [NAME OF SUBSIDIARY]
                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

Exhibit D to Credit Agreement - Page 14

                                    EXHIBIT E

                         INCREASED COMMITMENT AGREEMENT

         This INCREASED COMMITMENT AGREEMENT (this "Agreement") is dated as of ____________________, _____ and entered into by and among Arkansas Best Corporation, a Delaware corporation, ABF Aviation, LLC, an Arkansas limited liability company, ABF Cartage, Inc., a Delaware corporation, ABF Farms, Inc., an Arkansas corporation, ABF Freight System, Inc., a Delaware corporation, Agricultural Express of America, Inc., a Delaware corporation, Clipper Exxpress Company, a Delaware corporation, Arkansas Best Airplane Leasing, Inc., an Arkansas corporation, Tread-Ark Investment Corporation, a Nevada corporation, Data-Tronics Corp., an Arkansas corporation, Fleetnet America, LLC, a Delaware limited liability company, Transport Realty, Inc., an Arkansas corporation, and Tread-Ark Corporation, a Delaware corporation (collectively, the "Borrowers"), each of the banks or other lending institutions which is a signatory hereto (individually a "Supplementing Bank" and collectively the "Supplementing Banks"), and Wells Fargo Bank, National Association, as Administrative Agent for itself and the Banks (in such capacity, together with its successors in such capacity, the "Agent"); and is made with reference to that certain Amended and Restated Credit Agreement dated as of September 26, 2003 (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified, the "Credit Agreement"), by and among the Borrowers, the lenders parties thereto, Fleet National Bank and SunTrust Bank, as Co-Syndication Agents, Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, Ltd., as Co-Documentation Agents, and the Agent, as Administrative Agent. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement.

                                    RECITALS

         WHEREAS, pursuant to Section 2.17 of the Credit Agreement, the Borrowers and the Supplementing Banks are entering into this Increased Commitment Agreement to provide for the increase of the aggregate Commitments;

         WHEREAS, the Borrowers desire to increase the aggregate Commitments and the Supplementing Banks agree to provide such increase as set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Increase in Commitments. Subject to the terms and conditions hereof, each Supplementing Bank severally agrees (a) to increase it Commitment by the amount set forth opposite its name on its signature page hereto under the heading "Increase in Commitment" and (b) that, after giving effect to this Agreement, its total Commitment shall be the amount set forth opposite its name on its signature page hereto under the heading "Total Commitment."

Section 2. Conditions to Effectiveness. Section 1 of this Agreement shall become effective only upon the satisfaction of the following conditions precedent:

Exhibit E to Credit Agreement - Page 1

         (i) receipt by the Agent of an opinion of counsel to the Borrowers as to such of the matters referred to in Exhibit K to the Credit Agreement as such matters relate to this Agreement or are otherwise relevant hereto in the judgment of the Agent, dated the date hereof and satisfactory in form and substance to the Agent;

         (ii) receipt by the Agent of certified copies of all corporate action taken by the Borrowers to authorize the execution, delivery and performance of this Agreement; and

         (iii) receipt by the Agent of a certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder.

Section 3. Supplementing Banks Representations and Warranties. Each Supplementing Bank that is not currently a Bank party to the Credit Agreement hereby (a) confirms that it has received a copy of the Credit Agreement, together with, (i) in the event that the date of this Agreement is prior to the date of delivery of the initial financial statements required to be delivered pursuant to Section 5.6(b) of the Credit Agreement, copies of the financial statements referred to in
         Section 4.5 of the Credit Agreement or (ii) in the event that the date of this Agreement is after the date of delivery of the initial financial statements required to be delivered pursuant to Section 5.6(b) of the Credit Agreement, copies of the most recent financial statements delivered pursuant to Section 5.6(b) of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it has, independently and without reliance upon the Agent, the Co-Syndication Agents or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Agent, the Co-Syndication Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Credit Document; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Credit Document are required to be performed by it as a Bank; (f) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; (g) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to such Supplementing Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Supplementing Bank under the Credit Agreement and its Notes or such other documents as are necessary to indicate that all such payments are

Exhibit E to Credit Agreement - Page 2
         subject to such rates at a rate reduced by an applicable tax treaty(1); and (h) represents that it is an Eligible Assignee.

Section 4. Borrowers Representations and Warranties. In order to induce the Supplementing Banks to enter into this Agreement and to supplement the Credit Agreement in the manner provided herein, the Borrowers represent and warrant to Agent and each Supplementing Bank that (a) the representations and warranties contained in Article IV of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof and (b) no Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement.

Section 5. Effect of Supplement. The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except, as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower, the Agent and the Supplementing Banks hereby agree that the Credit Agreement, as supplemented hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms. Any and all agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as supplemented hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as supplemented hereby.

Section 6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

Section 7. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Section 8. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS,
         AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

--------------------
(1) If such Supplementing Bank is organized under the laws of a jurisdiction outside the United States.

Exhibit E to Credit Agreement - Page 3

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit E to Credit Agreement - Page 4

                                        BORROWERS:

                                        ARKANSAS BEST CORPORATION

                                        By: ____________________________________
                                            Name:  David E. Loeffler
                                            Title: Vice President and
                                                   Chief Financial Officer

                                        ABF FARMS, INC.
                                        ABF CARTAGE, INC.
                                        TRANSPORT REALTY, INC.
                                        CLIPPER EXXPRESS COMPANY
                                        FLEETNET AMERICA, LLC
                                        AGRICULTURAL EXPRESS OF AMERICA,
                                        INC.
                                        DATA-TRONICS CORP.
                                        TREAD-ARK CORPORATION

                                        By: ____________________________________
                                            David E. Loeffler
                                            Treasurer

                                        TREAD-ARK INVESTMENT CORPORATION
                                        ABF FREIGHT SYSTEM, INC.

                                        By: ____________________________________
                                            David E. Loeffler
                                            Assistant Treasurer

                                        ARKANSAS BEST AIRPLANE LEASING, INC.
                                        ABF AVIATION, LLC

                                        By: ____________________________________
                                            David E. Loeffler
                                            Vice President and Treasurer

Exhibit E to Credit Agreement - Page 5

                                        SUPPLEMENTING BANKS:

Increase in Commitment:                 ________________________________________

$ _______________________

Total Commitment:                       By: ____________________________________
                                        Name: __________________________________
$ _______________________               Title: _________________________________

                                        Domestic Lending Office:

                                        Address: _______________________________
                                        ________________________________________
                                        ________________________________________

                                        Attention: _____________________________
                                        Telecopy: ______________________________
                                        Telephone: _____________________________

                                        Eurodollar Lending Office:

                                        Address: _______________________________
                                        ________________________________________
                                        ________________________________________

                                        Attention: _____________________________
                                        Telecopy: ______________________________
                                        Telephone: _____________________________

Exhibit E to Credit Agreement - Page 6

Increase in Commitment:                 ________________________________________

$ _______________________

Total Commitment:                       By: ____________________________________
                                        Name: __________________________________
$ _______________________               Title: _________________________________

                                        Domestic Lending Office:

                                        Address: _______________________________
                                        ________________________________________
                                        ________________________________________

                                        Attention: _____________________________
                                        Telecopy: ______________________________
                                        Telephone: _____________________________

                                        Eurodollar Lending Office:

                                        Address: _______________________________
                                        ________________________________________
                                        ________________________________________

                                        Attention: _____________________________
                                        Telecopy: ______________________________
                                        Telephone: _____________________________

Exhibit E to Credit Agreement - Page 7

Increase in Commitment:                 ________________________________________

$ _______________________

Total Commitment:                       By: ____________________________________
                                        Name: __________________________________
$ _______________________               Title: _________________________________

                                        Domestic Lending Office:

                                        Address: _______________________________
                                        ________________________________________
                                        ________________________________________

                                        Attention: _____________________________
                                        Telecopy: ______________________________
                                        Telephone: _____________________________

                                        Eurodollar Lending Office:

                                        Address: _______________________________
                                        ________________________________________
                                        ________________________________________

                                        Attention: _____________________________
                                        Telecopy: ______________________________
                                        Telephone: _____________________________

Exhibit E to Credit Agreement - Page 8

                                        AGENT:

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, AS THE AGENT

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

Exhibit E to Credit Agreement - Page 9

                                 ACKNOWLEDGEMENT

         Each Guarantor hereby: (a) consents and agrees to this Agreement; (b) agrees that the Subsidiary Guaranty and Contribution Agreement (i.e., the "Guaranty" as such term is defined in the Credit Agreement referred to in this Agreement) previously executed by the undersigned is in full force and effect and continues to be its legal, valid and binding obligation enforceable in accordance with its terms; and (c) agrees that the indebtedness, liabilities and obligations of the Borrower arising as a result of the increase in the aggregate Commitments contemplated by this Agreement are "Guaranteed Obligations" as defined in such Subsidiary Guaranty and Contribution Agreement.

                                        GUARANTORS:

                                        [LIST ALL GUARANTORS]

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

Exhibit E to Credit Agreement - Page 10

                                    EXHIBIT F

                               NOTICE OF BORROWING

                      As of _______________________, _____

Wells Fargo Bank, National Association,
as Administrative Agent under the Credit Agreement herein described 1445 Ross Avenue, 3rd Floor
Dallas, Texas 75201

Attention:        Mr. Preston L. Massey

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of September 26, 2003 (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the "Credit Agreement"), among Arkansas Best Corporation, ABF Aviation, LLC, ABF Cartage, Inc., ABF Farms, Inc., ABF Freight System, Inc., Agricultural Express of America, Inc., Clipper Exxpress Company, Arkansas Best Airplane Leasing, Inc., Tread-Ark Investment Corporation, Data-Tronics Corp., Fleetnet America, LLC, Transport Realty, Inc., and Tread-Ark Corporation (collectively, the "Borrowers"), the lenders parties thereto, Fleet National Bank and SunTrust Bank, as Co-Syndication Agents, Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, Ltd., as Co-Documentation Agents, and Wells Fargo Bank, National Association, as Administrative Agent. Unless otherwise defined in this Notice of Borrowing, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement.

         The Borrower signing below hereby gives you this Notice of Borrowing irrevocably, pursuant to Section 2.2(a) of the Credit Agreement. The Borrower signing below hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2(a) of the Credit Agreement:

                  (a) The Business Day of the Proposed Borrowing is __________, 200__.

                  (b) The Proposed Borrowing will be a [Revolving Borrowing] [Swingline Advance]. If such Proposed Borrowing is a Revolving Borrowing, such Borrowing will be composed of [Base Rate Advances] [Eurodollar Rate Advances].

                  (c) The aggregate amount of the Proposed Borrowing is $________________.

                  (d) The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [28 days] [_____ month[s]].

                  (e) The Proposed Borrowing will be made available to the Borrower signing below in the following bank account:

Exhibit F to Credit Agreement - Page 1

                               Bank Name:        _______________________________
                               ABA or Routing #: _______________________________
                               Account Name:     _______________________________
                               Account Number:   _______________________________

         The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (i) in the representations and warranties contained in the Credit Agreement, in Section 7 of the Guaranty, in the Foreign Stock Pledge Agreement, if any have been previously executed, and in the other Credit Documents are correct in all material respects, before and after giving effect to the Proposed Borrowing and the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing;

                  (ii) no Default has occurred and is continuing or would result from such Proposed Borrowing or from the application of the proceeds therefrom; and

                  (iii)    no Material Adverse Change has occurred.

                                      Very truly yours,

                                      [BORROWER]

                                      By:    ___________________________________
                                      Name:  ___________________________________
                                      Title: Chief Financial Officer

Exhibit F to Credit Agreement - Page 2

                                    EXHIBIT G

                      NOTICE OF CONVERSION OR CONTINUATION

                          As of _______________, 200___

Wells Fargo Bank, National Association,
as Administrative Agent under the Credit Agreement herein described 1445 Ross Avenue, 3rd Floor
Dallas, Texas 75201

Attention:        Mr. Preston L. Massey

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of September 26, 2003 (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the "Credit Agreement"), among the Arkansas Best Corporation, ABF Aviation, LLC, ABF Cartage, Inc., ABF Farms, Inc., ABF Freight System, Inc., Agricultural Express of America, Inc., Clipper Exxpress Company, Arkansas Best Airplane Leasing, Inc., Tread-Ark Investment Corporation, Data-Tronics Corp., Fleetnet America, LLC, Transport Realty, Inc., and Tread-Ark Corporation (collectively, the "Borrowers"), the lenders parties thereto, Fleet National Bank and SunTrust Bank, as Co-Syndication Agents, Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, Ltd., as Co-Documentation Agents, and Wells Fargo Bank, National Association, as Administrative Agent. Unless otherwise defined in this notice, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement.

         The Borrower signing below hereby gives you this Notice of Conversion or Continuation (the "Notice") irrevocably, pursuant to Section 2.2(b) of the Credit Agreement. The Borrower signing below hereby requests a Conversion or continuation of an outstanding Borrowing, and in connection with that request sets forth below the information relating to such Conversion or continuation (the "Proposed Action") as required by Section 2.2(b) of the Credit Agreement:

                  (a) The Business Day of the Proposed Action is _________________, _____.

                  (b) After giving effect to the Proposed Action, the outstanding Borrowing will be a composed of [Base Rate Advances] [Eurodollar Rate Advances].

                  (c) The aggregate amount of the outstanding Borrowing to be Converted or continued is $_____________ and presently consists of [Base Rate Advances] [Eurodollar Rate Advances].

                  (d) The Proposed Action consists of [a Conversion to [Base Rate Advances] [Eurodollar Rate Advances]] [a continuation of [Base Rate Advances] [Eurodollar Rate Advances]].

                  (e) The Interest Period for each Eurodollar Rate Advance made as part of the

Exhibit G to Credit Agreement - Page 1

         Proposed Action is [28 days] [_____ month[s]].

                                      Very truly yours,

                                      [BORROWER]

                                      By:    ___________________________________
                                      Name:  ___________________________________
                                      Title: Chief Financial Officer

Exhibit G to Credit Agreement - Page 2

                                    EXHIBIT H

                                 REVOLVING NOTE

$_______________________                                      September 26, 2003

         For value received, the undersigned Arkansas Best Corporation, a Delaware corporation, ABF Aviation, LLC, an Arkansas limited liability company, ABF Cartage, Inc., a Delaware corporation, ABF Farms, Inc., an Arkansas corporation, ABF Freight System, Inc., a Delaware corporation, Agricultural Express of America, Inc., a Delaware corporation, Clipper Exxpress Company, a Delaware corporation, Arkansas Best Airplane Leasing, Inc., an Arkansas corporation, Tread-Ark Investment Corporation, a Nevada corporation, Data-Tronics Corp., an Arkansas corporation, Fleetnet America, LLC, a Delaware limited liability company, Transport Realty, Inc., an Arkansas corporation, and Tread-Ark Corporation, a Delaware corporation (collectively, the "Borrowers"), hereby promises to pay to the order of _______________________ (the "Bank") the principal amount of ______________ and ______/100 Dollars ($___________) or, if
less, the aggregate outstanding principal amount of each Revolving Advance (as defined in the Credit Agreement referred to below) made or deemed to be made by the Bank to the Borrower, together with interest on the unpaid principal amount of each such Revolving Advance from the date of such Revolving Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Amended and Restated Credit Agreement dated as of September 26, 2003 (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the lenders parties thereto, Fleet National Bank and SunTrust Bank, as Co-Syndication Agents, Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, Ltd.., as Co-Documentation Agents, and Wells Fargo Bank, National Association, as Administrative Agent. Unless otherwise defined in this Note, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement. The holder of this Note shall be entitled to, without limitation, the benefits provided in the Credit Agreement as set forth herein. The Credit Agreement, among other things, (a) provides for the making of Revolving Advances by the Bank to the Borrowers from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrowers resulting from each such Revolving Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Agent at 1445 Ross Avenue, 3rd Floor, Dallas, Texas 75201 (or at such other location or address as may be specified by the Agent to the Borrowers) in same day funds. The Agent and/or the Bank shall record all Revolving Advances and payments of principal made under this Note, but no failure of the Agent and/or the Bank to make such recordings shall affect the Borrowers' repayment obligations under this Note.

Exhibit H to Credit Agreement - Page 1

         Except as specifically provided in the Credit Agreement, the Borrowers and each surety, guarantor, endorser and other party liable for payment of any sums of money payable on this Note hereby jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of intent to accelerate, notice of acceleration, notice of intent to demand, any other notice of any kind, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder of this Note. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

         THIS NOTE, TOGETHER WITH THE OTHER CREDIT DOCUMENTS, REPRESENT THE FINAL AGREEMENT OF THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Exhibit H to Credit Agreement - Page 2

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the state of Texas (except that Tex. Finance Code, Chapter 346, which regulates certain revolving credit loan accounts shall not apply to this Note).

                                            ARKANSAS BEST CORPORATION

                                            By: ________________________________
                                                 Judy R. McReynolds
                                                 Vice President - Controller

                                            ABF FARMS, INC.
                                            ABF CARTAGE, INC.
                                            TRANSPORT REALTY, INC.
                                            CLIPPER EXXPRESS COMPANY
                                            FLEETNET AMERICA, LLC
                                            AGRICULTURAL EXPRESS OF AMERICA,
                                            INC.
                                            DATA-TRONICS CORP.
                                            TREAD-ARK CORPORATION
                                            TREAD-ARK INVESTMENT CORPORATION
                                            ABF FREIGHT SYSTEM, INC.
                                            ARKANSAS BEST AIRPLANE LEASING, INC.
                                            ABF AVIATION, LLC

                                            By: ________________________________
                                                 Judy R. McReynolds
                                                 Assistant Treasurer

Exhibit H to Credit Agreement - Page 3

                                    EXHIBIT I

                                 SWINGLINE NOTE

$15,000,000                                                   September 26, 2003

         For value received, the undersigned Arkansas Best Corporation, a Delaware corporation, ABF Aviation, LLC, an Arkansas limited liability company, ABF Cartage, Inc., a Delaware corporation, ABF Farms, Inc., an Arkansas corporation, ABF Freight System, Inc., a Delaware corporation, Agricultural Express of America, Inc., a Delaware corporation, Clipper Exxpress Company, a Delaware corporation, Arkansas Best Airplane Leasing, Inc., an Arkansas corporation, Tread-Ark Investment Corporation, a Nevada corporation, Data-Tronics Corp., an Arkansas corporation, Fleetnet America, LLC, a Delaware limited liability company, Transport Realty, Inc., an Arkansas corporation, and Tread-Ark Corporation, a Delaware corporation (collectively, the "Borrowers"), hereby promises to pay to the order of Wells Fargo Bank, National Association (the "Bank") the principal amount of Fifteen Million and No/100 Dollars ($15,000,000) or, if less, the aggregate outstanding principal amount of each Swingline Advance (as defined in the Credit Agreement referred to below) made by the Bank to the Borrowers, together with interest on the unpaid principal amount of each such Swingline Advance from the date of such Swingline Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

         This Note is the Swingline Note referred to in, and is entitled to the benefits of, and is subject to the terms of, the Amended and Restated Credit Agreement dated as of September 26, 2003 (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the lenders parties thereto, Fleet National Bank and SunTrust Bank, as Co-Syndication Agents, Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, Ltd., as Co-Documentation Agents, and Wells Fargo Bank, National Association, as Administrative Agent. Unless otherwise defined in this Note, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement. The holder of this Note shall be entitled to, without limitation, the benefits provided in the Credit Agreement as set forth herein. The Credit Agreement, among other things,
(a) provides for the making of Swingline Advances by the Bank to the Borrowers from time to time at the discretion of the Bank in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrowers resulting from each such Swingline Advance being evidenced by this Note, and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to the Bank at 1445 Ross Avenue, 3rd Floor, Dallas, Texas 75201 (or at such other location or address as may be specified by the Agent to the Borrower) in same day funds. The Bank shall record all Swingline Advances and payments of principal made under this Note, but no failure of the Bank to make such recordings shall affect the Borrowers' repayment obligations under this Note.

Exhibit I to Credit Agreement - Page 1

         Except as specifically provided in the Credit Agreement, the Borrowers and each surety, guarantor, endorser and other party liable for payment of any sums of money payable on this Note hereby jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of intent to accelerate, notice of acceleration, notice of intent to demand, any other notice of any kind, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder of this Note. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

         THIS NOTE, TOGETHER WITH THE OTHER CREDIT DOCUMENTS, REPRESENT THE FINAL AGREEMENT OF THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Exhibit I to Credit Agreement - Page 2

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the state of Texas (except that Tex. Finance Code, Chapter 346, which regulates certain revolving credit loan accounts shall not apply to this Note).

                                            ARKANSAS BEST CORPORATION

                                            By: ________________________________
                                                 Judy R. McReynolds
                                                 Vice President - Controller

                                            ABF FARMS, INC.
                                            ABF CARTAGE, INC.
                                            TRANSPORT REALTY, INC.
                                            CLIPPER EXXPRESS COMPANY
                                            FLEETNET AMERICA, LLC
                                            AGRICULTURAL EXPRESS OF AMERICA,
                                            INC.
                                            DATA-TRONICS CORP.
                                            TREAD-ARK CORPORATION
                                            TREAD-ARK INVESTMENT CORPORATION
                                            ABF FREIGHT SYSTEM, INC.
                                            ARKANSAS BEST AIRPLANE LEASING, INC.
                                            ABF AVIATION, LLC

                                            By: ________________________________
                                                 Judy R. McReynolds
                                                 Assistant Treasurer

Exhibit I to Credit Agreement - Page 3

                                    EXHIBIT J

                           WITHHOLDING TAX CERTIFICATE

         Reference is made to that certain Amended and Restated Credit Agreement dated as of September 26, 2003, among Arkansas Best Corporation, ABF Aviation, LLC, ABF Cartage, Inc., ABF Farms, Inc., ABF Freight System, Inc., Agricultural Express of America, Inc., Clipper Exxpress Company, Arkansas Best Airplane Leasing, Inc., Tread-Ark Investment Corporation, Data-Tronics Corp., Fleetnet America, LLC, Transport Realty, Inc., and Tread-Ark Corporation (collectively, the "Borrowers"), the lenders parties thereto (the "Banks"), Fleet National Bank and SunTrust Bank, as Co-Syndication Agents, Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, Ltd., as Co-Documentation Agents, and Wells Fargo Bank, National Association, as administrative agent for the Banks (the "Agent") (as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings herein as defined in the Credit Agreement. __________________ (the "Non-U.S. Bank") is providing this certificate pursuant to Section 2.11(e) of the Credit Agreement. The Non-U.S. Bank hereby represents and warrants that:

         1. The Non-U.S. Bank is the sole record and beneficial owner of the Commitment and Advances in respect of which it is providing this certificate.

         2. The Non-U.S. Bank is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Bank further represents and warrants that:

                           (a)      the Non-U.S. Bank is not subject to
                  regulatory or other legal requirements as a bank in any jurisdiction; and

                           (b) the Non-U.S. Bank has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

         3. The Non-U.S. Bank is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

         4. The Non-U.S. Bank is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

Exhibit J to Credit Agreement

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                            [NAME OF NON-U.S. BANK]

                                            By:    _____________________________
                                            Name:  _____________________________
                                            Title: _____________________________

                                            Date:  _____________________________

Exhibit J to Credit Agreement

                                    EXHIBIT K

                 FORM OF BORROWERS'/GUARANTORS' COUNSEL OPINION

September 26, 2003

To Each of the Banks Party to the Credit
Agreement and Wells Fargo Bank,
National Association, as administrative
agent for the Banks

Ladies and Gentlemen:

         I have acted as counsel to Arkansas Best Corporation, a Delaware corporation, ABF Aviation, LLC, an Arkansas limited liability company, ABF Cartage, Inc., a Delaware corporation, ABF Farms, Inc., an Arkansas corporation, ABF Freight System, Inc., a Delaware corporation, Agricultural Express of America, Inc., a Delaware corporation, Clipper Exxpress Company, a Delaware corporation, Arkansas Best Airplane Leasing, Inc., an Arkansas corporation, Tread-Ark Investment Corporation, a Nevada corporation, Data-Tronics Corp., an Arkansas corporation, Fleetnet America, LLC, a Delaware limited liability company, Transport Realty, Inc., an Arkansas corporation, and Tread-Ark Corporation, a Delaware corporation (collectively, the "Borrowers"), and the Guarantors in connection with the Amended and Restated Credit Agreement dated as of September 26, 2003 (the "Credit Agreement"), among the Borrowers, the lending institutions party thereto (the "Banks"), Fleet National Bank and SunTrust Bank, as Co-Syndication Agents, Wachovia Bank, National Association and The Bank of Tokyo-Mitsubishi, Ltd., as Co-Documentation Agents, and Wells Fargo Bank, National Association, as administrative agent for the Banks (the "Agent"). I have been requested to render this opinion pursuant to Section 3.1(a)(iv) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement. For purposes of this opinion, the Borrowers and the Guarantors are collectively referred to as the "Loan Parties".

         In connection with this opinion, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such corporate documents and records of the Loan Parties and have received such information from officers and representatives of the Loan Parties as I have deemed necessary or appropriate to enable me to express the opinions expressed below. I have also relied on certificates of officers of the Loan Parties and certificates of public officials as to certain factual matters. For purposes of this opinion, I have also examined each of the Credit Documents.

         In rendering my opinion, I have assumed (a) the genuineness of all signatures, (b) the authenticity of all documents submitted to me as originals,
(c) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies, and (d) the due authorization, execution and delivery of all documents referred to herein by the parties thereto other than the Loan Parties.

Exhibit L to Credit Agreement - Page 1

         Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth below, and as may be disclosed in the Credit Documents, I am of the opinion that:

         1. Each of the Loan Parties is a corporation duly incorporated or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdictions of its incorporation or organization (as applicable).

         2. Each of the Loan Parties has the requisite power to own or hold under lease its assets and to carry on its businesses as now being conducted and as proposed to be conducted.

         3. Each of the Loan Parties is duly qualified as a foreign entity and is authorized to do business in each jurisdiction where the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on the business, operations or financial condition of any of the Loan Parties.

         4. To my knowledge after due inquiry, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against or affecting any of the Loan Parties or the rights of any of the Loan Parties which could reasonably be expected to have a material adverse effect on the financial condition, operations or business of any of the Loan Parties or the ability of any of the Loan Parties to perform its respective obligations under the Credit Documents.

         5. None of (a) the execution and delivery of the Credit Documents, (b) the consummation of the transactions therein contemplated, or (c) compliance with the terms and provisions thereof will (i) violate or result in a breach of, or require any consent under, the certificate or articles, as the case may be, of incorporation or organization or bylaws or other constitutional document of any of the Loan Parties, or any law or regulation applicable to any of the Loan Parties, or any of their respective properties, or any order, writ, injunction or decree of any court or Governmental Authority or agency known to us after due inquiry, (ii) violate or result in a breach of or a default under any material agreement, document or instrument to which any of the Loan Parties is a party or by which any of the Loan Parties or their respective properties are bound, known to us after due inquiry (a "Material Contract"), or (iii) except for the Liens permitted by the Agreement, result in the creation or imposition of any Lien upon any of the revenues or assets of any of the Loan Parties pursuant to the terms of any such Material Contract.

         6. Each of the Loan Parties has all necessary power and authority to execute, deliver and perform its respective obligations under the Credit Documents to which it is a party, and the execution, delivery and performance by each of the Loan Parties of the Credit Documents to which it is a party and the obligations thereunder have been duly authorized by all necessary action.

         7. Each of the Credit Documents to which any Loan Party is a party have been duly and validly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligations of such Loan Party enforceable against it in accordance with their respective

Exhibit L to Credit Agreement - Page 2
terms, except that the enforceability thereof may be limited (a) by bankruptcy, insolvency, reorganization, fraudulent conveyance or moratorium or other similar laws relating to the enforcement of creditors' rights generally and (b) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         8. No authorizations, approvals or consents of, or filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by any of the Loan Parties of the Credit Documents to which it is a party, except for authorizations, consents and approvals that have already been obtained and filings which have already been made.

         9. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System).

         10. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         11. Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary of a holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         The opinions expressed herein are as of the date hereof only, and I assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may hereafter come to my attention or any change in law that may occur or become effective.

         The foregoing opinion is, with your concurrence, predicated upon and qualified in its entirety by the following:

         I am a member of the Bar of the State of Arkansas, and I express no opinion as to the laws of any jurisdiction, other than the Federal Laws of the United States of America, the Laws of the State of Arkansas, the Delaware General Corporation Law, and Delaware limited liability company law. Insofar as the foregoing opinion involves agreements that purport to be governed by Texas or other states' laws, I have assumed that such law is the same as the Law of the State of Arkansas.

         This opinion is solely for your benefit and may not be relied upon by any person other than you and your counsel and any of your assignees and participants.

Very truly yours,

Richard F. Cooper

Exhibit L to Credit Agreement - Page 3

                                    EXHIBIT L

                                BORROWER JOINDER

         ________________ [NAME OF SUBSIDIARY], a ___________________
[corporation] [limited liability company] (the "Subsidiary"), hereby agrees with Wells Fargo Bank, National Association, as Administrative Agent (the "Agent") under the Credit Agreement dated as of September 26, 2003 among Arkansas Best Corporation, a Delaware corporation which is the direct or indirect shareholder of the Subsidiary, the other borrowers thereto, the lenders party thereto (as the same may be amended, restated or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined in this Borrower Joinder, capitalized terms used herein shall have the same meanings herein as defined in the Credit Agreement), as follows:

         The Subsidiary hereby agrees and confirms that, as of the date hereof, it (a) intends to be a party to the Credit Agreement as a Borrower and undertakes to pay and perform all the indebtedness, liabilities and obligations expressed therein of a Borrower, (b) agrees to be bound by all of the provisions of the Credit Agreement and the other Credit Documents to which Borrowers are a party as if it had been an original party to the Credit Agreement and such other Credit Documents, and (c) confirms that the representations and warranties set forth in the Credit Agreement and the other Credit Documents with respect to the Subsidiary are true and correct in all material respects as of the date of this Borrower Joinder.

         For purposes of notices under the Credit Agreement, the address for the Subsidiary is as follows:

         Attention: _____________________
         Telephone: _____________________
         Telecopy:  _____________________

         This Borrower Joinder shall be governed by and construed in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF this Borrower Joinder was executed and delivered as of the ____ day of _______________, _____.

                                            [NAME OF SUBSIDIARY]
                                            By:    _____________________________
                                            Name:  _____________________________
                                            Title: _____________________________

Exhibit L to Credit Agreement - Page 1

Copies of schedules to the Amended and Restated Credit Agreement are available upon request to:

Arkansas Best Corporation
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
Attn: Richard F. Cooper, Vice-President-Administration, General Counsel and Secretary
479-785-6130